                                                                    EXHIBIT 10.9

                                                          CONTRACT NO.  X134094D
OCTOBER 16, 1996                                                    PAGE 1 OF 77

       SWITCHED DIGITAL VIDEO TECHNOLOGY AGREEMENT: TERMS AND CONDITIONS

                                TABLE OF CONTENTS

1.       REQUIREMENTS

2.       DEFINITIONS

2.1      ACCEPTANCE DATE

2.2.     AFFILIATE

2.3.     DOCUMENTATION

2.4.     MATERIAL

2.5.     PRODUCT

2.6.     SERVICES

2.7.     SOFTWARE

2.7.A.   "RELATED DOCUMENTATION"

2.7.B.   "LICENSED MATERIALS"

2.8.     "SOURCE CODE"

2.9.     "OPERATIONS SUPPORT SYSTEM"

2.10.    SYSTEM

2.11.    WORK

3.       AGREEMENT TO PURCHASE

3.1.     SCOPE OF AGREEMENT

3.2.     TERM OF AGREEMENT

3.3.     INTERRELATIONSHIP WITH ORDERS

3.4.     GOVERNMENT CONTRACT PROVISIONS

3.5.     NON-EXCLUSIVE MARKET RIGHTS

4.       ASSIGNMENT

4.1.     ASSIGNMENT BY NYNEX

4.2.     ASSIGNMENT BY SUPPLIER

5.       SOFTWARE

5.1.     RIGHTS IN SOFTWARE

5.2.     CUSTOM DEVELOPMENT OR MODIFICATION

5.2.1.   INVENTIONS

5.2.2.   WORK PRODUCT AND DEVELOPED INFORMATION

5.2.3.   AUTHORSHIP AND COPYRIGHT

5.2.4.   ACCESS TO WORK IN PROGRESS

5.3.     EXPORT LICENSE

6.       DOCUMENTATION AND SPECIFICATIONS

6.1.     DOCUMENTATION

6.2.     SPECIFICATIONS AND DRAWINGS

7.       TERMINATION

7.1.     TERMINATION FOR CAUSE

7.2.     TERMINATION FOR CONVENIENCE

7.3 TERMINATION FOR INSOLVENCY, BANKRUPTCY, ASSIGNMENT, EXPROPRIATION, AND/OR LIQUIDATION

7.4.     TRANSFER OF CONTROL

7.5.     TERMINATION BY SUPPLIER

7.6.

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D
OCTOBER 16, 1996                                                    PAGE 2 OF 77

8.       PRICES AND TERMS OF PAYMENT

8.1.     PRICES

8.2.     [ * ]

8.3.     TERMS OF PAYMENT

8.4.     BILLING VERIFICATION AND AUTHORIZATION FOR PAYMENT PROCESS

9.       TITLE AND RISK OF LOSS

9.1.     TITLE AND RISK OF LOSS

9.2.     QUIET ENJOYMENT

10.      DELIVERY AND SHIPPING

10.1.    FOB POINT

10.2.    COSTS AND ROUTING

10.3.    SCHEDULES

10.4.    SHIPPING AND BILLING

10.5.    SHIPPING SCHEDULE

10.6.    INEXCUSABLE DELAY

10.7.    PERFORMANCE COMPENSATION PAYMENTS

10.8.    PERFORMANCE COMPENSATION CURE PERIOD

10.9.    NOTICE OF DELAY

11.      ORDERS

11.1.    ORDERS

11.2.    VARIATION IN QUANTITY

11.3.    TERMINATION OF ORDER

11.4.    CHANGE ORDER

11.5.    STOP WORK ORDER

11.6.    NYNEX ADVICE

12.      QUALITY ASSURANCE

12.1.    QUALITY SYSTEM

12.2.    QUALITY PERFORMANCE REPORTING

12.3.    SOURCE INSPECTION

12.4.    PACKING

12.5.    MARKING

12.6.    TECHNICAL SUPPORT

12.7.    ENGINEERING COMPLAINTS

12.8.    CHANGE TO MATERIAL OR SOFTWARE/PRODUCT CHANGE NOTICES

12.9.    REPAIRS AND REPLACEMENT

12.9.A.  FOA REPAIR AND REPLACEMENT PROCEDURES

12.9.B.  IN WARRANTY

12.9.C.  OUT OF WARRANTY

12.9.D.  EMERGENCY "OUT OF SERVICE" CONDITIONS

12.10.   DETAIL ENGINEERING, OFFICE RECORDS

12.11.   INSTALLATION BY SUPPLIER

12.12.   INSTALLATION BY NYNEX

12.13.   ACCEPTANCE

12.13.1. FIRST OFFICE APPLICATION ("FOA") ACCEPTANCE

12.13.2. FOA PHASE II ACCEPTANCE

12.13.3. FOA CORRECTIVE ACTION PLAN

12.13.4. GENERALLY AVAILABLE PRODUCT ACCEPTANCE


12.13.5. GA CORRECTIVE ACTION PLAN

12.14.   INFORMATION KEPT CURRENT

12.15.   CONTINUOUS IMPROVEMENT PLAN ("SQIP")

13.      WARRANTIES

13.1.    WARRANTY OF TITLE

13.2.    BASIC WARRANTY

13.3.    SYSTEM COMPATIBILITY WARRANTY

13.4.    CONFIGURATION WARRANTY

13.5.    ADDITIONAL COMMITMENTS AND WARRANTIES

13.6.    GOODWILL WARRANTY


   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                           CONTRACT NO. X134094D
OCTOBER 16, 1996                                                    PAGE 3 OF 77

13.7.    WARRANTY PERIOD

13.8.    SOFTWARE

13.9.    ESCROW

13.10.   ILLICIT CODE

13.11.   SERVICES

13.12    EMPLOYEES AND SUBCONTRACTORS BOUND

13.13    DISCLOSURE

14.      COMPLIANCE WITH FEDERAL RULES

14.1.    RADIO FREQUENCY ENERGY STANDARDS

14.2.    REGISTRATION

15.      CONTINUING AVAILABILITY

16.      EXTRAORDINARY SUPPORT

17.      WORKAROUND

18.      SUPPLIER COMPREHENSIVE RESPONSIBILITY FOR OVERALL PERFORMANCE

19.      REPORT RATE

20.      PERFORMANCE STANDARDS

21.      DEFAULT

22.      WORK PERFORMED ON NYNEX PREMISES

22.1.    CLEAN-UP

22.2.    HARMONY

22.3.    PLANT AND WORK RULES

22.4.    RIGHT OF ACCESS

22.5.    TOOLS AND EQUIPMENT

22.6.    WORK HEREUNDER

23.      LIABILITY AND INSURANCE

23.1.    LIABILITY

23.2.    INSURANCE

24.      IMPLEADER AND LIMITED LIABILITY OF NYNEX

25.      DOCUMENTATION AND RECORD KEEPING

25.1.    PERIODIC REPORTS

25.2.    RECORDS AND AUDITS

26.      INTELLECTUAL PROPERTY - GENERAL OBLIGATIONS

26.1.    INFRINGEMENT OF PATENTS, COPYRIGHTS, AND TRADEMARKS

26.2.    PERFORMANCE BOND OR LETTER OF CREDIT

26.3.    INTELLECTUAL PROPERTY RIGHTS

26.4.    RIGHTS TO INNOVATIONS

26.5.    LICENSES

26.6.    IDENTIFICATION

26.7.    INSIGNIA

26.8.    PUBLICITY

26.9.    USE OF INFORMATION

26.10.   SUPPLIER'S INFORMATION

26.11.   WAIVER OF CONFIDENTIALITY

27.      ENVIRONMENTAL AND SAFETY

27.1.    ENVIRONMENTAL COMPLIANCE

27.2.    HAZARDOUS CHEMICAL INFORMATION



    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NMEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D
OCTOBER 16, 1996                                                    PAGE 4 OF 77

27.3.    OCCUPATIONAL SAFETY AND HEALTH ACT (O.S.H.A.)

28.      TRAINING

29.      CONSULTING

30.      GENERAL PROVISIONS

30.1.    SEVERABILITY

30.2.    CHOICE OF LAW

30.3.    COMPLIANCE WITH LAWS

30.4     MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES

30.5.    EXPORT CONTROL

30.6.    TAXES

30.7.    REGULATORY ASSISTANCE

30.8.    SURVIVAL

30.9.    NON-WAIVER

30.10.   NOTICES

30.11.   FORCE MAJEURE

30.12.   DISASTER RECOVERY

30.13.   RELEASES VOID

30.14.   SECTION HEADINGS

31.      ALTERNATE DISPUTE RESOLUTION

31.1.    REFERRAL

31.2.    MEDIATION

31.3.    INDEPENDENT OBLIGATION OF SUPPLIER TO CONTINUE PERFORMANCE

32.      ENTIRE AGREEMENT

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D
OCTOBER 16,1996                                                     PAGE 5 OF 77

THIS AGREEMENT ("Agreement") is entered into this 16th day of October 1996 by and between Telesector Resources Group, Inc., a Delaware corporation with offices at 240 E. 38th Street, New York, N.Y. 10016, on behalf of itself and for the benefit of its AFFILIATES, (hereinafter referred to as "NYNEX") and General Instrument Corporation of Delaware and its subsidiary corporation Next Level Communications, a California corporation with offices respectfully at 8770 West Bryn Mawr Avenue, Chicago, IL. 60631 and 6153 State Farm Drive, Rohnert Park, Ca. 94928(hereinafter referred to as "SUPPLIER"). Under the Agreement, NYNEX agrees to purchase and SUPPLIER agrees to sell SYSTEMS, Material, Services and Documentation and to license SOFTWARE and related Documentation when Ordered by NYNEX in accordance with the terms and conditions stated in this Agreement.

Whereas, NYNEX has issued to Supplier a Request For Proposal dated October 19, 1995 and a Request for Revised Proposal dated April 2, 1996 (hereinafter collectively the "RFP"), setting forth certain requirements and other information incident to the purchase and deployment of a Switch Digital Video System as referenced in Article 1.

Whereas, Supplier has reviewed and analyzed the RFP and has developed and submitted to NYNEX its Proposal dated December 4, 1995 and its Response to the Request For Revised Proposal dated April 30, 1996 (hereinafter collectively the "Proposal") as referenced in Article 1.

Whereas, said Proposal sets forth Supplier's offer and representations including, without limitation, conclusions, recommendations, and benefits incident to the appropriate facilities, hardware, system, software, and services, required to provide NYNEX with the functional and operational performance capabilities and capacities specified in the RFP; and

Whereas, based on the representations contained in Supplier's Proposal, presentations, other printed material, correspondence, discussions, and in reliance upon the expertise of Supplier in developing, designing and delivering systems, NYNEX desires to buy products and services from Supplier and Supplier desires to supply products and services to NYNEX under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                                  REQUIREMENTS

         Specific sections of the Request for Proposal and Request for Revised Proposal No. 95-7058SRH (together the "RFP") and specific sections of the Supplier's Responses to the RFP are incorporated into this Article as if fully set forth herein. Specific sections of the Appendices A through H supplement, amend or modify the specific sections of the RFP and the Responses to which they relate. Supplier and NYNEX understand and acknowledge that Appendices A through H, together with the incorporated sections of the RFP and the Responses together with the text of this Agreement constitute the specific requirements and detailed specifications, and that they are agreed to by the parties, except to the extent specifically supplemented, clarified, amended or modified by

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           Contract No. X134094D
October 16, 1996                                                    Page 6 of 77

Appendix X hereof, entitled Modifications to Appendices; provided, however, that, as and for an inducement to NYNEX to enter into this Agreement prior to the full consolidation of all the requirement documents, in the event of any conflict, dispute or disagreement between Supplier and NYNEX as to the meaning, interpretation, effect or implication of any item or issue contained in Appendix X hereof, entitled Modifications to Appendices, Supplier agrees that the interpretation, meaning, effect or implication advocated by NYNEX, for all purposes, shall govern, control and be determinative of the item or issue, unless contradictory documentation is provided to NYNEX and/or its AFFILIATES which substantiates SUPPLIER's position.

         APPENDICES The following appendices are attached hereto and are hereby made a part of this AGREEMENT:

Section             Title
-------             -----
   A              Scope of Work - The scope of work includes NYNEX

                  requirements for the Residential Broadband Loop Access Transport Infrastructure Hardware, Software, Power, Interfaces, Development Schedule, and Elements for future functionality. The appendix documents below formulate the statement of work.

                  1. Nynex Request for Proposal No. 95-7058SRH: Broadband Loop Access Transport Infrastructure, dated October 19, 1995, Section 2.0 - Scope of Work and Section 4.0 Technical Questions

                  2. Nynex Request for Proposal No. 95-7058-SRH: Broadband Loop Access Transport Infrastructure Addendum, dated October 25, 1995, Replacement Section 2.0 - Scope Of Work and Section 4.0 Technical Questions Additions and Revisions.

                  3. Nynex Request for Proposal No. 95-7058-SRH: Broadband Loop Access Transport Infrastructure Addendum 2, dated November 8, 1995, Section 4.0 Vendor one-on-one Sessions, Technical Questions Responses

                  4. Technical Mailing: Including 1) Video Dialtone Service Requirements, dated September 1995, 2) Video Services Platform System Requirement Specifications, dated October 13, 1995.

                  5. Next Level Communications / General Instruments Corporation, NYNEX RFP No. 95-7058SRH, December 4, 1995, Section 2.0 Scope of Work and Section 4.0 Technical Questions.

                  6. Broadband Loop Access Transport Infrastructure - RRP 95-7058SRH (Request for Revised Proposals, dated April 2, 1996, Exhibit 3 - Technical Requirements,
                           Exhibit 12 - Operations Requirements, Exhibit 13 - Testing and Acceptance Support Requirements, Exhibit 14 - Software Requirements, Exhibit 16 - Supplier Quality Specifications.

                  7. Next Level Communications/General Instruments Corporation, NYNEX RFP No. 95-7058SRH, Revised Response, dated April 30, 1996, , Exhibit 3 -Technical Requirements, Exhibit 12 - Operations Requirements, Exhibit 13 - Testing and Acceptance Support Requirements, Exhibit 14 - Software Requirements, Exhibit 16 - Supplier Quality Specifications.

NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
October 16,1996                                                     Page 7 of 77

                  8. Negotiation document # 5, Executive response regarding GI issues, dated 8/7/96

                  9. Negotiation document # 9, Engineering and Operations Package, dated 8/7/96

                  10. Negotiation document # 13, Broadband OSS/VSP Review, dated 8/8/96

                  11. Negotiation document # 14, NYNEX Exhibit 6 RRP Requirement and GI Proposal / OSS and VSP Schedule, dated 8/8/96

                  12. Negotiation document # 16, NYNEX/GI Document trail, dated 8/8/96 including Residential Broadband Operations Support Systems Requirements Specifications for Switched Digital Video (TM96-0029), dated 7/9/96

                  13. Negotiation document # 17, GI / SDV Software Issues, dated 8/8/96

                  14. Negotiation document # 19, OSS Functional Requirements on the Access Sub-system EMS, dated 8/8/96

                  15. Negotiation document # 20, Modified Work Process Flow description with Process Flow Diagram, dated 8/8/96

                  16. Negotiation document # 23, Response to Negotiation document # 19, "OSS Functional Requirements of the Access Sub-System EMS", dated 8/8/96

                  17. Negotiation document # 27, EMS Stand - Alone Capability, dated 8/9/96

                  18. Negotiation document # 42, Description of 8/20/96 Documentation Meeting, dated 8/14/96

                  19. Negotiation Document # 50, Reference List of Technical Documents for the SDV Project, dated 8/16/96

                  20. Negotiation Document # 61, Technical, Engineering and Field Support, dated 8/22/96

                  21. Negotiation Document # 62, Updated List of NIM Issues, dated 8/22/96

                  22. Negotiation Document # 63, Licensing VSP GW, Terms to GI Subcontractors, Broadnet Decision date impact, and Payment Terms for EMS, dated 8/22/96

                  23. Negotiation Document # 69, EMS Interface Issues, EMS Interface to VIP GW, IP Addressing, dated 8/23/96

                  24.      Negotiation Document # 71, ASC Development, dated
                           8/23/96

                  25. Negotiation Document # 97, Acceptance Criteria, dated 10/11/96

B. Project Implementation - Includes NYNEX requirements for schedule deployment, Risk Management, GI/NLC Key Individuals, Testing and Acceptance, and Report Rate. The appendix documents below represent the requirements for Project Implementation

         1. NYNEX Request for Proposal No. 95-7058SRH: Broadband Loop Access Transport Infrastructure, dated October 19, 1995,
                  Section 3.0 Forecasted Requirements and Section 6.0 Milestone Schedules

         2. NYNEX Request for Proposal No. 95-7058-SRH: Broadband Loop Access Transport Infrastructure Addendum, dated October 25, 1995, Section 3.0 Forecasted Requirements and Section 6.0 Milestone Schedules

         3. NYNEX Request for Proposal No. 95-7058-SRH: Broadband Loop Access Transport Infrastructure Addendum 2, dated November 8, 1995, Section 3.0 Forecasted Requirements

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           Contract No. X134094D
October 16, 1996                                                    Page 8 of 77

         4. Next Level Communications/General Instruments Corporation, NYNEX RFP No. 95-7058SRH December 4, 1995, Section 3.0 Forecasted Requirements and Section 6.0 Milestone Schedules

         5.       Broadband Loop Access Transport Infrastructure -
                  RRP 95-7058SRH (Request for Revised Proposals, dated April 2, 1996, Exhibit 4 - Deployment Schedule, Exhibit 5-Supplier Hardware and Software Schedule, Exhibit 6-NYNEX Broadband OSS and VSP Schedule, Exhibit 13-Testing and Acceptance Support Requirements.

         6. Next Level Communications / General Instruments Corporation, NYNEX RFP No. 95-7058SRH, Revised Response, dated April 30, 1996, Exhibit 4 - Deployment Schedule, Exhibit 5 - Supplier Hardware and Software Schedule, Exhibit 6 - NYNEX Broadband OSS and VSP Schedule, Exhibit 13 - Testing and Acceptance Support Requirements.

         7. Negotiation document # 4, Initial GI/SDV Equipment Requirements for NYNEX's Lab, dated August 7, 1996

         8. Negotiation document # 7, NYNEX Lab Trial Availability Dates, dated 8/7/96

         9. Negotiation document # 10, Broadband Deployment Risk Management Strategy, dated 8/7/96

         10 Negotiation document # 11, 18 Month Production Cycle Broadband Implementation, dated 8/7/96

         11. Negotiation document # 21, GI/NLC Negotiations Section VI, Project Management Team, GI/NLC Organization Charts, Dated August 8, 1996

         12. Negotiation document # 22, GI Organization Personnel chart, (Key Personnel), dated 8/8/96

         13. Negotiation document # 26, GI/NLC Negotiations, Section III, Report Rate Performance Criteria, dated 8/9/96

         14. Negotiation document # 30, GI Response to: Deployment Flexibility, Goodwill, VSP integration Lab in BA, dated 8/9/96

         15.      Negotiation document # 34, SDV Reports, dated 8/14/96

         16. Negotiation Document # 67, NYNEX Broadband Build Schedule, dated 8/23/96

         17.      Definition of Report Rate Criteria, dated 10/11/96

C Pricing - Includes NYNEX Loop Electronics Pricing Model, Detailed Component Price List and GI's hourly, daily and monthly rate schedule

         1. NYNEX Request for Proposal No. 95-7058SRH: Broadband Loop Access Transport Infrastructure, dated October 19, 1995,
                  Section 5.2 Total Cost

         2. NYNEX Request for Proposal No. 95-7058-SRH: Broadband Loop Access Transport Infrastructure Addendum, dated October 25, 1995, Section 5.2. Total Cost

         3. NYNEX Request for Proposal No. 95-7058-SRH: Broadband Loop Access Transport Infrastructure Addendum 2, dated November 8, 1995, Section 5.0

         4. Next Level Communications / General Instruments Corporation, NYNEX RFP No. 95-7058SRH, December 4, 1995, Section 5.0 Business Issues and Requirements, Section 5.2 Total Cost

         5.       Broadband Loop Access Transport Infrastructure - RRP 95 -

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           Contract No. X134094D
October 16, 1996                                                    Page 9 of 77

                  7058SRH  (Request for Revised Proposals, dated April 2, 1996,
                  Exhibit 1 Pricing

         6. Next Level Communications / General Instruments Corporation, NYNEX RFP No. 95-7058SRH, Revised Response, dated April 30, 1996, Exhibit 1 Pricing, Worksheet 2, Loop Electronics Pricing Model

         7.       NYNEX RFP 95-7058SRH - Detailed Component Price List

         8.       Residential Broadband System Component Price List, dated
                  10/11/96

D Changes in Scope - Includes the documents relating to a structure to define and cost out changes in scope for hardware, software and outsourcing requirements. The appendix documents will define their contents as they relate to Structures for Change Orders.

         1. Negotiation document # 37, Changes to NYNEX Exhibit 14 - Software Requirements, dated 8/14/96

         2. Negotiation Document # 44 & #58, Changes In Scope of Work, dated 8/14/96

         3.       Negotiation Document # 47, Addition to "Changes Exhibit" dated
                  8/15/96

         4.       Compensation for Services for Changes in Scope, dated 10/11/96

E. Terms and Conditions - Intentionally left blank; See Switched Digital Technology Agreement: Terms and Conditions.

F. Business Issues - Includes NYNEX requirements as they relate to specific business aspects of this contract including Hardware and Software Warranty, Training, Asset inventory Management, Most Favored Nation, Volume Incentive, Transportation, Spares and M/WBE Subcontracting Efforts

         1. NYNEX Request for Proposal No. 95-7058SRH: Broadband Loop Access Transport Infrastructure, dated October 19, 1995,
                  Section 5.0 Business Issues and Requirements

         2. NYNEX Request for Proposal No. 95-7058-SRH: Broadband Loop Access Transport Infrastructure Addendum, dated October 25, 1995, Section 5.0 Business Issues and Requirements

         3. NYNEX Request for Proposal No. 95-7058-SRH: Broadband Loop Access Transport Infrastructure Addendum 2, dated November 8, 1995, Section 5.0

         4. Next Level Communications / General Instruments Corporation, NYNEX RFP No. 95-7058SRH, December 4, 1995, Section 5.0 Business Issues and Requirements

         5. Broadband Loop Access Transport Infrastructure - RRP 95 - 7058SRH (Request for Revised Proposals, dated April 2, 1996,
                  Exhibit 17 - Warranty, Exhibit 18 Training, Exhibit 19 - Asset Inventory Management, Exhibit 20 - Transportation, M/WBE Subcontracting Initiatives


         6. Next Level Communications / General Instruments Corporation, NYNEX RFP No. 95-7058SRH, Revised Response, dated April 30, 1996, Exhibit 17 - Warranty, Exhibit 18

NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           Contract No. X134094D
October 16, 1996                                                   Page 10 of 77

                  Training, Exhibit 19 - Asset Inventory Management, Exhibit 20
                  - Transportation, M/WBE Subcontracting Initiatives

         7. Negotiation document # 35, Elements for Strategic Relationship, dated 8/14/96

         8. Negotiation document # 36, Recommended Contract Language Regarding Utilization of Diversified Supplier (Minority Businesses Enterprises) , dated 8/14/96

         9.       Negotiation document # 38, Training, dated 8/14/96

         10. Negotiation Document # 68, Software Escrow, Framework on Acceptance, EMS Cost Clarification, dated 8/23/96

         11. Negotiation Document # 72, Financial Stewardship & Termination for Insolvency, dated 8/23/96

         12. Negotiation Document # 76, Updated Training Information, dated 8/23/96

         13.      Elements for a Strategic Partnership, dated 9/27/96

         14.      Financial Accountability Requirements, dated 10/14/96

G. Negotiation Session Issues - Includes Negotiation Minutes and Action Items, Summary of Negotiation Action Items, Negotiation Document Exchange, and Negotiation Open Items. The appendix documents will define their contents as they relate to the Negotiation Session.

         1. Negotiation Minutes and Action Items, Version 8.0 dated 9/3/96

         2. Negotiation Document Exchange dated 10/14/96

         3. Summary of Negotiation Actions Items, dated 8/28/96

H.       Additional Correspondence:

         1. General Instruments letter, dated May 3, 1996, Subject: DA Maps, To J. Greer from M. McClintic

         2. General Instruments letter, dated May 7, 1996, Subject: NYNEX RRP Clarification Questions, To: John Greer/Charlie Seibold from M. McClintic

         3. General Instruments letter, dated May 9, 1996, Subject $238 for additional business, To: Alan Polonsky from D. Genin.

         4. General Instruments letter dated May 9, 1996, Subject EMS Release and Maintenance Information, To: Eric Angione from S. Klein

         5. General Instruments letter, dated May 10, 1996, Subject GI/NLC training response, To: D. McCloud from: S. Klein

         6. General Instruments letter dated May 20, 1996, Subject GI/NLC Executive Summary/Bios, To: J. Gross from Sandra Fulton

         7.       General Instruments presentation to NYNEX Officers dated May
                  29, 1996

         8. General Instruments letter dated June 4, 1996, Subject: DSC litigation, to J. Gross from K. Zar

         9. NYNEX and General Instrument SDV Letter of Intent dated September 6, 1996

         10.      General Instruments letter dated October 7, 1996, Subject:
                  NYNEX Functional and Interface Requirements for

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D
OCTOBER 16,1996                                                    PAGE 11 OF 77

                  the Video Services Platform (VSP) , to C. Carey from M. Nguyen

            11. General Instruments letter dated October 1, 1996, Subject Narrowband/Broadband Engineering Guideline Coordination, to C. Carey from B. Weeks

            12. NYNEX letter to General Instrument letter dated August 2, 1996, Subject: Preliminary EDI Requirements, To: D. Genin from
                  J. Greer

      X Modifications to Appendices: - This document supplements previously exchanged documentation; in the event of conflict between the Terms of this document and previously exchanged documentation, this document shall control and take precedence.

            1.    Modifications to Appendices, Version 1.0 dated October 14,
                  1996

                                    ARTICLE 2

                                   DEFINITIONS

      2.1 ACCEPTANCE DATE For any hardware or SOFTWARE provided hereunder, ACCEPTANCE DATE is the first day after the applicable PRODUCT successfully completes all Acceptance requirements provided for in this Agreement and any applicable Order.

      2.2 AFFILIATE means, at any time, and with respect to any corporation, person or other entity (a) any other corporation that at such time, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first corporation, person or other entity;
or (b) any other corporation, person or other entity beneficially owning or holding, directly or indirectly, 25% or more of any class of voting or equity interests of the first corporation or any subsidiary or any corporation of which the first corporation and its subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 25% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity whether through the ownership of voting securities, or by contract or otherwise.

      2.3 DOCUMENTATION shall mean any and all necessary written materials, drawings, and specifications, that include but are not limited to, full descriptions of planning, installation, engineering, use, test, maintenance, analysis, repair, operation, and acceptance testing of the SYSTEM, together with any and all modifications, revisions, additions, improvements or enhancements.

      2.4 MATERIAL shall mean-the SUPPLIER's hardware, firmware, additions, extensions, components, supplies, test equipment, apparatus and parts, as specified in this AGREEMENT or in an Order, or which are integral to, or associated with the acceptable functioning and performance of SUPPLIER's SYSTEM, including, without limitation, those


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                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 12 of 77

set forth or otherwise identified in Appendix A hereto, entitled SCOPE OF WORK and all other Appendices to this Agreement.

      2.5 PRODUCT shall mean any or all SYSTEM(s), MATERIAL, or SOFTWARE or Licensed Materials provided or furnished by SUPPLIER, including, without limitation, those set forth or otherwise identified in Appendix A hereto, entitled SCOPE OF WORK and all other Appendices to this Agreement.

      2.6 SERVICES shall mean the SUPPLIER's SYSTEM engineering, installation, installation support, technical support, emergency technical assistance, training, and other related SERVICES which may be ordered hereunder, including, without limitation, those set forth or otherwise identified in Appendix A hereto, entitled SCOPE OF WORK and all other Appendices to this Agreement.

      2.7 SOFTWARE shall mean a program, or programs, consisting of machine readable logical instructions and tables of information, including, without limitation, those set forth or otherwise identified in Appendix A hereto, entitled SCOPE OF WORK and all other Appendices to this Agreement, which guide the functioning of a processor and which are required to provide NYNEX with the functional and operational performance capabilities and capacities specified in the RFP or as may be identified in any order, associated Appendices or other document or attachments associated with the Order. Such programs include, but are not limited to, control programs, application programs, operating SYSTEM programs, base-feature programs, optional-feature programs, and other programs related to the operation, administration and/or support of MATERIAL.

            2.7.A RELATED DOCUMENTATION shall mean DOCUMENTATION, useful in connection with the SOFTWARE, such as but not limited to, flow charts, logic diagrams, program listing, program descriptions and specifications; program listings and program descriptions shall incorporate high-level language, SOURCE CODE and programmer's comments.

            2.7.B LICENSED MATERIALS shall mean the SOFTWARE and RELATED DOCUMENTATION defined in Section 2.7 and 2.7.A and the firmware or internal code fixed in, or otherwise incident to, the MATERIAL and for which licenses are granted by SUPPLIER under this AGREEMENT.

      2.8 SOURCE CODE shall mean a computer program in the form of high-level language that generally is not directly executable by a processor.

      2.9 OPERATIONS SUPPORT SYSTEM ("OSS") shall mean an Operations Support System (SOFTWARE, interface hardware and processor) that interfaces with SOFTWARE and/or MATERIAL in the SYSTEM and which is required for the 'operation, administration and/or support (including but not limited to testing, surveillance, billing, provisioning and inventory) of the SYSTEM.

      2.10 SYSTEM shall mean the PRODUCT(S), MATERIAL and SOFTWARE of, and associated with, SUPPLIER's System, functioning together, performing and interoperating as a fully integrated and efficient whole with itself and with all other switching, transport and transmission elements and other facilities and equipment in the NYNEX network in accordance with the requirements and specifications incident to this Agreement or any Order(s) issued pursuant to this Agreement, including, without limitation, those set forth or otherwise identified in Appendix A

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
                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 13 OF 77


hereto, entitled SCOPE OF WORK and all other Appendices to this Agreement.

      2.11 WORK shall mean the provision of Systems, Product, Material, Software, and Documentation and the performance of Services incident to this Agreement or any Order(s) issued pursuant to this Agreement, including, without limitation, those set forth or otherwise identified in Appendix A hereto, entitled SCOPE OF WORK and all other Appendices to this Agreement.

                                    ARTICLE 3

                              AGREEMENT TO PURCHASE

      3.1 SCOPE OF AGREEMENT NYNEX agrees to purchase and SUPPLIER agrees to sell, SYSTEM(S), PRODUCT(S), MATERIAL, SERVICES and DOCUMENTATION and to license SOFTWARE and RELATED DOCUMENTATION, when ordered by NYNEX in accordance with Appendix A hereto, entitled SCOPE OF WORK and the terms and conditions stated in this AGREEMENT at the prices identified in Appendix C hereto, entitled Pricing.

      3.2 TERM OF AGREEMENT This Agreement shall commence on the date first above written and, unless otherwise terminated pursuant to the provisions of this Agreement, shall continue for an initial term of fifteen (15) years. Thereafter, this Agreement shall continue in effect for successive terms of up to one year, unless terminated by either party giving written notice to the other party at least one hundred eighty (180) days prior to the anniversary date, which shall be the effective date of termination, or unless otherwise terminated as provided herein. This AGREEMENT shall be effective for SYSTEMS, PRODUCTS, MATERIAL, SOFTWARE, SERVICES, DOCUMENTATION and Licensed Materials ordered by NYNEX during the term and any extension thereof.

      3.3 INTERRELATIONSHIP WITH ORDERS Whenever the provisions of an Order conflict with the provisions of this Agreement, the typewritten provisions of the Order which have been mutually agreed upon by the parties in writing and which are not pre-printed as part of a form shall control and take precedence over the conflicting provisions of this Agreement, but only for purposes of such Order and, except for the conflicting provisions of such Order, the terms and conditions of this Agreement shall not be deemed to be amended, modified, canceled, or waived. Conflicting pre-printed provisions on the reverse or front of the forms belonging to either party shall be deemed deleted.

      3.4 GOVERNMENT CONTRACT PROVISIONS Orders placed pursuant to this AGREEMENT containing a notation that the MATERIAL is intended for use under government contracts shall, upon acceptance by SUPPLIER, be subject to the then current government provisions referenced thereon or in attachments thereto.

      3.5 NON-EXCLUSIVE MARKET RIGHTS It is expressly understood and agreed that this AGREEMENT neither grants to SUPPLIER an exclusive privilege to sell or provide to NYNEX or its AFFILIATES any or all PRODUCTS or services of the type described in this AGREEMENT which NYNEX or its AFFILIATES may require, nor does it require the purchase of any SYSTEM, PRODUCTS, MATERIAL, SOFTWARE, DOCUMENTATION, licensed materials, or SERVICES from SUPPLIER by NYNEX or its AFFILIATES. Supplier understands and agrees that NYNEX and its AFFILIATES are free to and may contract with other manufacturers and Suppliers for the procurement of


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
                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 14 OF 77


comparable SYSTEMS, MATERIAL, SOFTWARE, DOCUMENTATION, licensed materials or SERVICES.

                                    ARTICLE 4

                                   ASSIGNMENT

      4.1 ASSIGNMENT BY NYNEX NYNEX shall have the right to assign this AGREEMENT or to assign its rights and delegate its duties, obligations or commitments under this AGREEMENT, either in whole or in part, to any of its AFFILIATES, parent, and/or subsidiaries upon notice to SUPPLIER.

      Any assignment pursuant to this clause shall neither affect nor diminish any rights or duties that NYNEX may then have as to MATERIAL ordered by, or SOFTWARE licensed to, NYNEX or delivered by SUPPLIER prior to the effective date of the assignment or as to MATERIAL or SOFTWARE which is beyond the scope of the assignment. Upon the acceptance of the assignment and the assumption of the duties under this AGREEMENT by the assignee, the assignor shall be released and discharged, to the extent of the assignment, from all further duties under this AGREEMENT.

      4.2 ASSIGNMENT BY SUPPLIER SUPPLIER shall not assign any right or interest under this AGREEMENT, or Orders issued pursuant to this AGREEMENT (excepting monies due or to become due), nor delegate any work or other obligation to be performed or owed by SUPPLIER under this AGREEMENT, or Orders issued pursuant to this AGREEMENT, without the prior written consent of NYNEX. Any attempted assignment or delegation in contravention of the above provision shall be void and ineffective. Any assignment of monies shall be void and ineffective to the extent that (1) SUPPLIER shall not have given NYNEX at least sixty (60) days prior written notice of such assignment and (2) such assignment attempts to impose upon NYNEX obligations to the assignee additional to the payment of such monies, or which are in excess of or differ from its obligations hereunder, or to preclude NYNEX from dealing solely and directly with SUPPLIER in all matters pertaining to this AGREEMENT including the negotiation of amendments or settlements of charges due.

                                    ARTICLE 5

                                    SOFTWARE

      5.1 RIGHTS IN SOFTWARE Unless otherwise specified in an Order, Supplier hereby grants to NYNEX and its Affiliates, as to any Licensed Materials, in any form known or unknown, a perpetual, irrevocable, royalty-free, world-wide, non-exclusive, unrestricted, except as provided herein, right and license, under any intellectual property or license rights now or hereafter acquired by Supplier or its affiliates:

      (i) to use, execute and operate the Licensed Materials, in whole or in part, on any computer system or processor on which the Licensed Materials will function, and an any number of computer systems or processors, provided the use, execution or operation is in the normal course of business; notwithstanding anything to the contrary in the Agreement, use by or for NYNEX's direct or lower tier customers, as incident to, arising out of, or as reasonably necessary to comply with, the Telecommunications Act of 1996 or any FCC orders implementing same, or any similar unbundling or


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
                                                          CONTRACT NO. X134094D
OCTOBER 16,1996                                                   PAGE 15 OF 77


            interconnection requirements imposed by any state or local public service authority shall be deemed to be use, execution or operation in the normal course of business and shall be included, without additional charge, within the scope of the license granted under this Agreement.

      (ii) to perform, display, transmit, reproduce, modify, enhance, integrate, and create derivative works from, the Licensed Materials, subject to the limitations in Section 5.1;

      (iii) to sublicense, distribute, and market the Licensed Materials upon execution of a separate re-seller or other marketing agreement subject to terms for royalty fees and conditions for sublicense as agreed upon by Supplier

      (iv) to authorize any third party to exercise any of the foregoing rights and licenses, subject to prior written approval from Supplier, which shall not be unreasonably withheld.

      NYNEX acknowledges SUPPLIER's representation that Licensed Materials are the property of Supplier or its suppliers and that NYNEX shall not have any ownership interest in Licensed Materials

      Any modifications, enhancements, interfaces, or compilations created by or on behalf of NYNEX by a third party or solely for NYNEX by Supplier, ("Changes"), as well as all intellectual property rights, including copyright, to and in such Changes, shall be owned by NYNEX. All applications so developed through use of the Licensed Products ("Applications") as well as all intellectual property rights to and in such Applications shall be owned by NYNEX. NYNEX or its AFFILIATES may add to, delete from, enhance or modify the LICENSED MATERIALS, but no such changes, however extensive, shall alter SUPPLIER's title to the original LICENSED MATERIALS. At no additional charge, Supplier shall execute such documents as may be reasonably required to effect the purposes of this provision.

      NYNEX and/or its AFFILIATES shall hold LICENSED MATERIALS as they treat their own confidential information. NYNEX' or its AFFILIATES' obligations hereunder shall not extend to any information or data relating to LICENSED MATERIALS which are now available to the public or become available by reason of acts or omissions not attributable to NYNEX or its AFFILIATES.

      NYNEX and/or its AFFILIATES shall have the right, at no additional charge, to have the Software at any site used at any other location by means of remote electronic access.

      The license term for Software shall commence on the date of Phase I acceptance of such Software and shall continue perpetually, unless terminated by NYNEX and/or its AFFILIATES by giving SUPPLIER sixty (60) days prior written notice. Termination of such license term shall also automatically terminate any maintenance services for such Software.

      Except to an Affiliate, or as set forth in Subsection 5.1.(i) hereof, NYNEX or its AFFILIATES may not transfer the right to use SUPPLIER's Licensed Material without prior written approval of Supplier, and subject to prior agreement on terms for payment of any applicable royalties or license fees by and to the party being transferred to. The Warranty terms in Article 13 of this Agreement shall not be transferred by Supplier. Transfer of the right to use Supplier's Licensed Material and related Documentation or technical information to any of Supplier's

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
                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 16 of 77


competitors is prohibited, and at no time shall such transfer be made to any foreign Company, governmental body, or agency which is not subject to the U.S. laws and enforcement pertaining to patents and copyrights protection.

      With each license of Software ordered hereunder, SUPPLIER shall provide NYNEX and/or its AFFILIATES with and documentation identified in Article 6 hereof, entitled DOCUMENTATION AND SPECIFICATIONS together with documentation which either is provided by SUPPLIER to any of its other customers for the Software or is reasonably necessary to enable NYNEX and/or its AFFILIATES to adequately use such Software. Documentation shall comply with commonly accepted industry standards with respect to content, size, legibility and reproducibility.

      SOURCE CODE shall be provided to NYNEX and/or its AFFILIATES' Electronics SYSTEMS Assistance Centers (ESAC) organizations and ESAC field locations for use in case of any emergency or out of service condition in accordance with the escrow provisions of Section 13.9 of this AGREEMENT and then only for the purpose of placing the SYSTEM back into operation. SOURCE CODE shall be provided at the time of SOFTWARE delivery, and thereafter upon the performance of any upgrades, changes, updates or other improvements thereto, all at no charge to NYNEX or its AFFILIATES.

      5.2 CUSTOM DEVELOPMENT OR MODIFICATION From time to time, NYNEX may issue an Order to SUPPLIER to develop custom MATERIAL or SOFTWARE not generally offered by SUPPLIER, or create modifications or enhancements to existing SOFTWARE exclusively for NYNEX or for which NYNEX is charged substantially all of the development cost. Subject to acceptance of an Order and agreement on the scope of effort for which NYNEX retains title and rights to license of the developed product, title to such custom developed MATERIAL or SOFTWARE shall vest in NYNEX upon creation, unless such developments and/or modifications are covered by a separate Feature Development Agreement between the parties, which otherwise allocates, title or ownership rights to the developments and/or modifications, defines the scope of work, schedules, license fees, and payments as shall be appropriate to the project. SUPPLIER agrees that the cost to NYNEX of such custom development services shall be determined in accordance with the terms of Appendix D hereof, entitled CHANGES IN SCOPE. SUPPLIER shall warrant any such custom developed product pursuant to the terms in Article 13, Subsection 13.2.

            5.2.1 INVENTIONS Supplier agrees that if any inventions, discoveries or improvements are conceived or first reduced to practice in the course of performance under this Section 5.2 and related in any way to the Work as defined in Section 2.11 hereof, entitled Work, but not to inventions, discoveries or improvements which are unrelated to the Work or the provision of telecommunications services, Supplier will assign to NYNEX, SUPPLIER's entire rights, title and interest in and to such inventions, discoveries and improvements, and any patents that may be granted thereon in any country of the world. Supplier further agrees that, without charge to NYNEX, SUPPLIER will sign all papers and do all acts which may be necessary, desirable or convenient to enable NYNEX, at NYNEX's expense, to file and prosecute applications for patents on such inventions, discoveries and improvements, and to maintain patents granted thereon.

            5.2.2 WORK PRODUCT AND DEVELOPED INFORMATION For the purposes of this Agreement, the term "Work Product" shall mean all material and information, in any form now or hereafter known, including without limitation, concepts, compilations, programs, specifications,


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
                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 17 OF 77


records, documentation, and data, developed, created or prepared by or on behalf of SUPPLIER, its employees, its agents, or its subcontractors, alone or jointly with NYNEX employees or other persons, in connection with the SUPPLIER's performance under Section 5.2. SUPPLIER agrees that SUPPLIER will disclose and furnish promptly to NYNEX all such Work Product. SUPPLIER further agrees that all such Work Product shall be NYNEX property, shall be treated as NYNEX Information and kept in confidence by SUPPLIER, and may not be used for other purposes except upon such terms as agreed to by NYNEX in writing.

            5.2.3 AUTHORSHIP AND COPYRIGHT The entire right, title and interest, including without limitation, copyright and moral rights, in all original works of authorship fixed in any tangible medium of expression created or prepared by SUPPLIER, or on SUPPLIER's behalf, alone or jointly with others, in the course of performance under Section, 5.2 shall be vested in NYNEX. The parties expressly agree to consider all such works as "works made for hire," to be owned by NYNEX, to the extent permitted under applicable copyright laws. For all such works, whether or not deemed a "work made for hire," SUPPLIER agrees, at no additional charge, to assign, transfer and convey title to NYNEX of all such right, title and interest, and to provide documentation satisfactory to NYNEX of compliance with the foregoing.

            5.2.4 ACCESS TO WORK IN PROGRESS All work in progress, including but not limited to, design, test data and documentation generated through SUPPLIER's effort or efforts of its permitted subcontractors, is subject to continuous examination and evaluation by NYNEX on the SUPPLIER's or its subcontractor's premises at any reasonable hour during and up to the completion of the Work or termination of this Agreement. In addition, SUPPLIER agrees to render, on reasonable request, status reports of the Work in progress, as quickly as possible, containing the information required by NYNEX.

      5.3 EXPORT LICENSE NYNEX shall not export or re-export the Software License Materials, Documentation or other technical data without the appropriate U.S. government approvals necessary for such export or re-export. NYNEX shall, at its own expense, obtain all necessary customs, import, or other governmental authorizations and Approvals.

                                    ARTICLE 6

                        DOCUMENTATION AND SPECIFICATIONS

      6.1 DOCUMENTATION SUPPLIER agrees to furnish DOCUMENTATION, as set forth or otherwise identified in Appendix A hereof, entitled SCOPE OF WORK and the terms and conditions stated within this AGREEMENT, for the SYSTEM hereunder, and any succeeding changes thereto, at no additional charge. The cost of DOCUMENTATION shall be included at no additional cost to NYNEX and/or its AFFILIATES.

      For each Order placed under this AGREEMENT, SUPPLIER shall furnish to NYNEX or its AFFILIATES appropriate DOCUMENTATION including, but not limited to, items of installation, engineering, planning, acceptance testing, operation and maintenance of MATERIAL and SOFTWARE.

      SUPPLIER shall be responsible for updating the DOCUMENTATION for any subsequent updates and changes to DOCUMENTATION. SUPPLIER shall maintain a list of persons and organizations of NYNEX and its AFFILIATES, to whom the updates shall be provided. The updates and any

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
                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 18 OF 77


subsequent changes shall contain a SUPPLIER identification reference number and date of issue to facilitate administration. Such subsequent changes and updates shall be provided within a reasonable time, at no charge to NYNEX and its AFFILIATES.

      SUPPLIER grants NYNEX and its AFFILIATES the right to make copies of any documents furnished under this AGREEMENT for the exclusive internal use of NYNEX and its AFFILIATES. If any document that is to be copied bears a copyright or proprietary notice, NYNEX and its AFFILIATE shall reproduce the copyright or proprietary notice on all copies. Notwithstanding the preceding reference to proprietary markings, SUPPLIER shall not provide NYNEX or its AFFILIATES with any proprietary information unless previously agreed to in writing.

      6.2 SPECIFICATIONS AND DRAWINGS SUPPLIER's standard commercial and/or technical specifications (including drawings) or other applicable documentation ("SPECIFICATIONS"), approved by NYNEX and its AFFILIATES relating to the SYSTEM, MATERIAL, SERVICES, DOCUMENTATION and LICENSED MATERIALS provided hereunder and listed in Appendix A hereof, entitled SCOPE OF WORK, shall be considered a part of this AGREEMENT. SUPPLIER agrees to provide NYNEX, at no charge, a total of 20 copies of all such SPECIFICATIONS and approved amendments thereto, as issued.

                                    ARTICLE 7

                                   TERMINATION

      7.1 TERMINATION FOR CAUSE In the event Supplier is in Default as defined in Article 21 hereof, entitled Default, and has failed to remedy the default within the Cure Period specified therein, NYNEX may, in addition to any other remedy that may be available under this Agreement, at law or in equity, terminate this Agreement upon giving at least [ * ] written Notice in accordance with Section 30.10 hereof entitled NOTICES. However, the first time that Notice is given to Supplier under this paragraph it may, by curing the
breach within  [ * ]   of receipt of the Notice, prevent the termination
for cause. In the case of SUPPLIER's Default resulting from a violation of law, or an action which could or does endanger the health or safety of a person or the environment, NYNEX may terminate this Agreement immediately, by giving SUPPLIER Notice, without giving SUPPLIER any opportunity to cure.

      7.2 TERMINATION FOR CONVENIENCE Notwithstanding any other provisions of this Article 7, NYNEX may terminate this Agreement or cancel any Order(s) issued hereunder for convenience upon [ * ] Notice to Supplier in accordance with Section 30.10 hereof, entitled. NOTICES. Upon termination or cancellation pursuant to this Section 7.2, NYNEX shall make payments to Supplier as set forth in Appendix X hereto, entitled MODIFICATIONS TO APPENDICES unless more specifically set forth in an applicable Order(s).

            7.2.1 The effect of the termination of this Agreement shall be to cancel any and all Order(s) under this Agreement; however the cancellation of any individual Order(s) shall not affect the obligations of either party to the other under any other existing Order(s). This Agreement shall continue in full force and effect with respect to each Order(s) then in effect and not canceled, until the expiration of each such Order(s) pursuant to the terms of that Order(s).


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   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 19 of 77


            7.2.2 Unless otherwise specified herein, NYNEX's liability to Supplier with respect to such termination or cancellation shall be limited to those set forth in Appendix X hereto, entitled MODIFICATIONS TO APPENDICES. Such payment will constitute a full and complete discharge of NYNEX's obligations under this Agreement, in the event of termination of the Agreement, or under the specific Order(s), in the event of cancellation of an Order(s).

      7.3 TERMINATION FOR INSOLVENCY, BANKRUPTCY, ASSIGNMENT, EXPROPRIATION, AND/OR LIQUIDATION NYNEX may terminate this Agreement immediately by giving written Notice in accordance with Section 30.10 hereof, without liability to the Supplier, except for such MATERIAL, SOFTWARE, LICENSED MATERIALS and SERVICES already delivered, installed and accepted together with such other MATERIALS purchased for and identified to this Agreement which Supplier, even through the application of its best efforts, cannot utilize with any of its other customers, in the event the Supplier:

1. fails to meet and maintain the financial performance criteria defined in the Financial Accountability Requirement Appendix F hereof, entitled Business Issues;

2. is declared insolvent or bankrupt, or makes an assignment or other arrangement for the benefit of its creditors;

3. has all or any substantial portion of its capital stock or assets expropriated by government authority; or

4. is dissolved or liquidated (except as a consequence of a merger, consolidation, or other corporate reorganization not involving the insolvency or expropriation of that party).

      If Supplier is involved in any of the events described in subsections (1.), (2.), (3.) or (4.) it shall promptly notify NYNEX in accordance with
Section 30.10 hereof.

      7.4 TRANSFER OF CONTROL In the event of the direct or indirect sale or transfer of control of Supplier or substantially all of its assets to any third party (other than a third party approved by NYNEX, which approval shall not be unreasonably withheld), NYNEX shall have the [ * ] this Agreement at [ * ] thereafter upon giving [ * ] thereof to Supplier or its successor in interest and upon the giving of [ * ] in accordance with Section [ * ] hereof, this Agreement [ * ] and NYNEX shall have [ * ] to Supplier
[ * ]  for Material and licensed Materials  [ * ]   .

      7.5 TERMINATION BY SUPPLIER Supplier may not terminate this Agreement, or cancel an Order(s) or intellectual property rights granted or created hereunder, except for non-payment of the purchase price or other charges and fees and then only if after sixty (60) days of receipt of written Notice of Non-payment in accordance with Section 30.10 hereof, NYNEX fails to pay such purchase price or other charges and fees and thereupon Supplier issues its written Notice of Default and NYNEX fails to pay such purchase price or other charges and fees within ten (10) business days of receipt of such Notice of Default.

      7.6 In the event of any termination or non-renewal of this Agreement, Supplier shall assist and cooperate in all reasonable ways with NYNEX and any replacement provider in the transition to a replacement provider. Such assistance shall include, but not be limited


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                          CONTRACT No. X134094D
OCTOBER 16, 1996                                                  PAGE 20 OF 77


to, the delivery to NYNEX [ * ] subject to the limitations of this Agreement. [ * ] and [ * ] and shall be provided in accordance with the
provisions of Section  [ * ]  hereof entitled  [ * ]   , including provisions
for the payment of additional fees for any additional Work.

                                    ARTICLE 8

                          PRICES AND TERMS OF PAYMENT

      8.1 PRICES

      A. SYSTEMS, PRODUCTS, MATERIAL, SOFTWARE, SERVICES, DOCUMENTATION and LICENSED MATERIALS will be furnished by SUPPLIER in accordance with the prices stated in APPENDIX C hereof, entitled PRICING. All costs and prices identified are inclusive of Appendices A through H and X as well as all terms and conditions of this AGREEMENT. Such prices shall be applicable to Orders issued to SUPPLIER by NYNEX or its Affiliate(s) at the location and by the method agreed to by the parties (hereinafter "placed") for up to
      and including         [ * ]        households passed. SUPPLIER"s price
      list for or SOFTWARE in APPENDIX C hereto, entitled PRICING must differentiate between operating system SOFTWARE and applications SOFTWARE according to the FCC mandated Uniform System of Accounts, Part 32 of the FCC Rules and Regulations. SUPPLIER shall strive during the Term to reduce prices for all Material, SOFTWARE and Services. in accordance with the goal of Continuous Improvement.

      B. SUPPLIER shall not, during the effective term of this Agreement,
             [ * ]       for any Product        [ * ]       for such PRODUCT
      specified in Appendix C hereto, entitled PRICING.

      C. Price reductions may be initiated by SUPPLIER at any time.

      D. Continuous Improvement. SUPPLIER and NYNEX shall identify areas for SUPPLIER's continuous improvement in cost, quality, and service over the term of this Agreement. SUPPLIER shall afford NYNEX the ability to realize such improvement including price reductions. SUPPLIER and NYNEX will meet at least once every three months to assess SUPPLIER's progress towards implementation of continuous improvement.

      E. New Technology Replacement. NYNEX and SUPPLIER recognize that SUPPLIER may develop and market new PRODUCTS ("New Technology") that are designed to enhance or replace the PRODUCTS provided for in this Agreement. SUPPLIER agrees to include THE NEW Technology as part of its PRODUCT offerings within the terms provided for in this Agreement, and at a price for comparable, successor, or substitute features and functionality,
      [ * ]        for PRODUCT or Purchase volumes stated within this Agreement subject to the following:

            1. SUPPLIER shall strive during the Term to reduce prices for all Material, SOFTWARE, and Services in accordance with the goal of Continuous Improvement.

            2. New Technology shall only be furnished to NYNEX pursuant to a written amendment hereto and in accordance with the Changes to Material and SOFTWARE provisions of this Agreement including the notice requirements therein.


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                                                          CONTRACT NO. X134094D
OCTOBER 16,1996                                                   PAGE 21 OF 77


            3. [ * ] shall be priced at the [ * ] for comparable, or successor, substitute features and functionality, as the replaced Material or SOFTWARE in accordance with the mutual goal of Continuous Improvement.

            4. SUPPLIER shall ensure continued availability of the current PRODUCTS during the Term at the [ * ] as stated in Appendix C hereto, entitled PRICING unless otherwise agreed to pursuant to a written amendment to this Agreement.

            5. All such proposed changes to Appendix C hereto, entitled PRICING shall be subject to NYNEX's written agreement evidenced by a written amendment to this Agreement.

      F. New Technology Additions - SUPPLIER may propose the addition of New Technology to Appendix A hereto, entitled SCOPE OF WORK which is not intended to replace or upgrade current Material ("New Technology Addition"). SUPPLIER shall provide a detailed written explanation of how such New Technology Addition will meet the joint goal of Continuous Improvement. All proposed New Technology Additions shall only be furnished to NYNEX pursuant to a written Amendment to this Agreement or pursuant to a separate written agreement between the parties.

      8.2 [ * ] SUPPLIER represents that all of the prices, warranties, benefits, terms and conditions granted to NYNEX or its Affiliate(s) by SUPPLIER hereunder will be [ * ] than the equivalent prices, warranties, benefits, terms and conditions [ * ] to SUPPLIER's [ * ] under [ * ] or [ * ] circumstances.

     If at any time during the term of this AGREEMENT, SUPPLIER shall [ * ] prices, warranties, benefits, terms or conditions for substantially the same or similar MATERIAL or SERVICES or DOCUMENTATION or LICENSED MATERIALS as those provided hereunder, then:

     A. SUPPLIER shall, within [ * ] calendar days after the effective date of such offering, [ * ] NYNEX to its Affiliate(s) of such fact in accordance with Section 30.10 hereof, and [ * ] NYNEX or its Affiliate(s) [ * ] offering and [ * ] any additional differentiating factors; and

     B. this AGREEMENT and all applicable Orders shall be deemed to be automatically amended, effective retroactively to the effective date of the [ * ] , and SUPPLIER shall provide [ * ] prices, warranties, benefits, terms and conditions [ * ]; and

     C. NYNEX shall have the right to decline to accept [ * ] , in which event such automatic amendment shall be deemed to be void.


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been
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
                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 22 OF 77

      8.3 TERMS OF PAYMENT

      A. FIRST OFFICE APPLICATION ("FOA") PHASE I [ * ] shall be issued by Supplier and [ * ] shall be made by NYNEX until [ * ] which means that a sufficient number of tracking units to constitute approximately [ * ]. Upon FOA Phase I Acceptance, SUPPLIER shall issue its invoice for SYSTEM, PRODUCT, MATERIAL, SOFTWARE and associated SERVICE which shall be paid [ * ] from Phase I Acceptance of the FOA in accordance with the terms of this AGREEMENT.

      B. FOA PHASE II Subsequent to FOA Phase I Acceptance, Supplier shall furnish, deliver and install the System(s), Product, Material, Software and Service required to complete the installation of the remainder of the FOA which shall include a sufficient number of tracking units in order to determine whether or not SUPPLIER'S SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICES is fully operational, loaded with sufficient traffic and functioning and operating in a fully compatible mode as a SYSTEM in accordance with the requirements and SPECIFICATIONS of this AGREEMENT or any Order(s) issued pursuant to this AGREEMENT ("FOA Phase II"). SUPPLIER's invoice for the FOA Phase II SYSTEM(S), PRODUCT, MATERIAL, SOFTWARE and associated SERVICES shall be paid [ * ] from receipt of invoice, but in no event shall invoice be dated or issued prior to shipment. Payment by NYNEX of such invoices does not mean or imply that the Product has been accepted and does not impair or limit in any way NYNEX's full rights and remedies of acceptance which shall be and remain as set in Article 12 hereof, entitled QUALITY ASSURANCE.

      C. GENERAL AVAILABILITY Subsequent to FOA Phase I and Phase II Acceptance, SUPPLIER's invoice for all other and additional SYSTEM, PRODUCT, MATERIAL, SOFTWARE and associated SERVICES shall be paid
            [ * ] from receipt of invoice, but in no event shall invoice be dated or issued prior to shipment. Payment by NYNEX of such invoices does not mean or imply that the Product has been accepted and does not impair or limit in any way NYNEX's full rights and remedies of acceptance which shall be and remain as set forth in
            Article 12 hereof, entitled QUALITY ASSURANCE.

      8.4 BILLING VERIFICATION AND AUTHORIZATION FOR PAYMENT PROCESS ("BVAPP") whenever NYNEX issues an Order, the identification number of which is prefaced by the letter "B," the provisions of this clause "BVAPP" shall apply. Whenever the provisions of this clause conflict with any other clause in this AGREEMENT, the provisions of this clause shall prevail.

      SUPPLIER shall code central office equipment and render billing as directed by NYNEX.


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                          Contract No. X134094D
October 16,1996                                                   PAGE 23 of 77


                                   ARTICLE 9

                             TITLE AND RISK OF LOSS

      9.1 TITLE AND RISK OF LOSS In the event SUPPLIER does not have an Order to install MATERIAL and the installation is to be performed by NYNEX, Title and Risk of Loss or damage to MATERIAL purchased by NYNEX or its AFFILIATE under this AGREEMENT, or an Order issued pursuant to this AGREEMENT, shall vest in NYNEX or its AFFILIATE when the delivery of the MATERIAL has been completed to the location specified in the Order.

      When the Order(s) is placed by an Affiliate(s), title to direct ship MATERIAL shall pass from SUPPLIER directly to the applicable AFFILIATE(s) and the receiving company shall be entitled to all of the rights otherwise afforded to NYNEX under this AGREEMENT.

      If an Order requires additional services, such as unloading, hoisting and rigging, installation or acceptance testing to be performed by SUPPLIER, SUPPLIER shall be responsible for loss or damage to the MATERIAL while the MATERIAL is in the custody, control or possession of SUPPLIER until such services have been performed. Responsibility for such loss or damage shall be governed by the clause hereof entitled "LIABILITY AND INSURANCE."

      SUPPLIER shall retain risk of loss or damage for all MATERIAL until NYNEX and/or its AFFILIATES shall have inspected the shipping container(s) and verified that the MATERIAL received complies with the order with respect to quantity and condition of the shipping container in which the MATERIAL is received. In the event that the shipment does not comply NYNEX shall note any shortage and/or visible transportation damages on the shipping document and notify SUPPLIER of same within (7) days of receipt of MATERIAL; and cooperate with SUPPLIER in the prosecution of loss or damage and resulting claim.

      9.2 QUIET ENJOYMENT With respect to any PRODUCT or Service furnished hereunder, SUPPLIER agrees that NYNEX, or its Affiliate(s), shall be entitled to possess and use such PRODUCT or Service during the Initial term, including any extensions or renewals thereof, without interruption by SUPPLIER or any person claiming by or through SUPPLIER, provided only that NYNEX shall duly perform its obligations pursuant to this Agreement and the applicable Order.

                                   ARTICLE 10

                              DELIVERY AND SHIPPING

      10.1 FOB POINT MATERIAL and SOFTWARE shall be delivered FOB Rohnert Park, Ca., or a point geographically closer and within the continental United States, Destination collect in accordance with instructions provided on the Order. The NYNEX, or its Affiliate(s), designated location to which the MATERIAL and SOFTWARE are to be delivered shall be indicated on the order.

      10.2 COSTS AND ROUTING. For all OC shipments, SUPPLIER shall ship all MATERIAL and SOFTWARE Freight Collect (OC) according to NYNEX's instructions, which will be given to SUPPLIER by Freight Traffic Services at the 800 number below, and have bills sent to the following address (which address NYNEX may change upon providing SUPPLIER with written Notice in accordance with Section
30.10 hereof).


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                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 24 OF 77


                                    Telesector Resources Group
                                    c/o Freight Traffic Services (FTS)
                                    P.O. Box 1259
                                    Somerville, New Jersey 08876
                                    1-800-891-6218


      If SUPPLIER fails to follow NYNEX's shipping instructions, or if SUPPLIER fails to request instructions when directed to in an Order, then SUPPLIER shall be solely responsible for the associated freight bill and freight costs in excess of NYNEX's contract rates that are incurred due to SUPPLIER's nonconformance. If the freight bill is paid by NYNEX, SUPPLIER shall be required to reimburse NYNEX accordingly within 30 days.

      10.3 SCHEDULES In order to facilitate acquisition planning for SYSTEM(S), MATERIAL, SOFTWARE and SERVICES, SUPPLIER shall establish standard delivery schedules based upon mutually agreed upon forecasts provided by NYNEX or its Affiliates and/or annual commitment levels for the SYSTEM(S), MATERIAL, SOFTWARE and SERVICES to be furnished under this AGREEMENT.

      A. These schedules will be from receipt of NYNEX's or its Affiliates' Order until delivery to NYNEX's or its Affiliates' specified location. Such schedules, as shall be provided to NYNEX by SUPPLIER, shall be mutually agreed upon and shall apply to all routine orders placed under this AGREEMENT.

      B. In the event that an accelerated delivery schedule is required by NYNEX, SUPPLIER shall utilize its best efforts to comply with such requirements.

      C. SUPPLIER shall give written or electronically transmitted notice as Order Acknowledgment at least fifteen (15) days prior to the scheduled delivery date.

      D. If the possibility exists that the scheduled date of delivery will not be met, or if Supplier notifies NYNEX that an error or discrepancy exists on an Order, SUPPLIER shall immediately notify NYNEX as stated herein in the clause entitled "NOTICES."

      10.4 SHIPPING AND BILLING Unless instructed otherwise by NYNEX, SUPPLIER shall, for Orders placed hereunder: (1) deliver entire quantity of items ordered; (2) ship to the destination designated in the Order in accordance with specific shipping instructions; (3) ensure that all subordinate documents bear NYNEX's Order number; (4) enclose a packing memorandum with each shipment and when more than one package is shipped, identify the one containing the memorandum; (5) mark NYNEX's Order number on all packages and shipping papers;
(6) render itemized invoices in duplicate, or as otherwise specified, showing Order number; (7) render separate invoices for each shipment or Order; (8) invoice NYNEX by mailing or otherwise transmitting invoices, bills and notices to the billing address on the Order after shipment of MATERIAL. Shipping and routing instructions may be altered in writing, as mutually agreed by SUPPLIER and NYNEX.

      SUPPLIER's invoicing for SOFTWARE must reflect a differentiation between operating system SOFTWARE and applications SOFTWARE, according


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                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 25 OF 77


to the FCC mandated Uniform System of Accounts; Part 32 of the FCC Rules and Regulations.

      In addition, SUPPLIER agrees to provide invoices that include priced units of MATERIAL for use in the Continuing Property Record, the requirements of which shall be specified by NYNEX.

     10.5 SHIPPING SCHEDULE The shipping schedule applicable to each Order will be that set forth in the Order or any Change Order, if applicable. SUPPLIER agrees not to ship MATERIAL or SOFTWARE prior to the agreed-upon shipping schedule. Any variation from the foregoing must be agreed upon by the parties in writing.

     10.6 INEXCUSABLE DELAY In the event SUPPLIER fails to meet the agreed-upon delivery date of MATERIAL or SOFTWARE or the agreed-upon completion date for SERVICES and fails [ * ] within [ * ] set forth in Section [ * ] hereof for reasons other than Force Majeure or delays caused by NYNEX's or its AFFILIATES' material failure to meet its obligations to SUPPLIER, then SUPPLIER shall be considered in breach of contract and shall be [ * ] to compensate [ * ] for [ * ] in accordance with Section [ * ] hereof entitled [ * ].

     10.7 PERFORMANCE COMPENSATION PAYMENTS Supplier shall pay NYNEX, at NYNEX's election, either i) an amount equal to [ * ] Supplier fails to make delivery or otherwise perform or comply with the terms and conditions of this Agreement; or
ii) an amount equal to [ * ]. The payment of compensatory damages by Supplier shall be deemed made under and subject to Article 20 hereof, entitled PERFORMANCE STANDARDS.

     10.8 PERFORMANCE COMPENSATION CURE PERIOD In the event of any Supplier breach, default or other failure to perform under (i) Section 10.6 hereof, entitled INEXCUSABLE DELAY, or (ii) Section 12.7 hereof, entitled ENGINEERING COMPLAINTS, or (iii) Section 12.13.3 hereof, entitled FOA CORRECTIVE ACTION PLAN, or (iv) 12.12.5 hereof, entitled GA CORRECTIVE ACTION PLAN, or v) Article 17 hereof, entitled WORKAROUND, and NYNEX elects to proceed under Article 20 hereof, entitled PERFORMANCE STANDARDS in order to receive compensation for such Breach pursuant to Section 10.7 hereof, entitled PERFORMANCE COMPENSATION PAYMENTS, NYNEX shall provide Supplier with written Notice thereof in accordance with Section 30.10 hereof, and Supplier shall have [ * ] from the mailing, or other issuance, of said notice to cure the Performance Failure ("Performance Failure Cure Period"). If at the end of the Performance Failure Cure Period, the Performance Failure(s) has not been remedied to the reasonable satisfaction of NYNEX, then NYNEX shall assess Performance Compensation Payments and Supplier shall make such Performance Compensation Payments to NYNEX in accordance with
Section 10.7 hereof, entitled PERFORMANCE COMPENSATION PAYMENTS.

      10.9 NOTICE OF DELAY SUPPLIER, having agreed to the delivery date and/or completion date, whichever is applicable, for any combination of MATERIAL, SOFTWARE or SERVICES incorporated into NYNEX' Order, further agrees to notify NYNEX in accordance with Section 30.10 hereof, as soon as any foreseeable delay in that date becomes known to SUPPLIER.


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.
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                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 26 OF 77

                                   ARTICLE 11

                                     ORDERS

      11.1 ORDERS Any written order or statement of work ("Order") issued by NYNEX or its Affiliate(s) for a SYSTEM, PRODUCT, MATERIAL, SOFTWARE, and SERVICES, DOCUMENTATION, and LICENSED MATERIALS specified herein, or which reference this Agreement, shall be deemed to be placed under and incorporate the terms and conditions of this AGREEMENT.

      An Order for the purchase of a SYSTEM, PRODUCT, MATERIAL, SOFTWARE, and SERVICES shall be written on a NYNEX or its Affiliate's purchase order form and shall contain the following:

      A.    The incorporation by reference of this AGREEMENT;

      B. A complete list of the SYSTEM, PRODUCT, MATERIAL, SOFTWARE, and SERVICES to be purchased specifying quantity, type, model, feature, description and purchase price;

      C. The locations at which the SYSTEM, PRODUCT, MATERIAL, SOFTWARE, and SERVICES will be delivered or installed and to which invoices shall be forwarded;

      D.    The dates by which the SYSTEM, MATERIAL, SOFTWARE and SERVICES are
            (a) to be shipped or performed and (b) installed or completed and ready for use;

      E.    Any other special terms and conditions agreed upon by the parties.

      Orders placed for SYSTEM(S), MATERIAL, PRODUCT, SERVICES, DOCUMENTATION, SOFTWARE and RELATED DOCUMENTATION which are consistent with the terms and conditions of this AGREEMENT, shall be deemed accepted by SUPPLIER unless written notice to the contrary is received by NYNEX or its Affiliate(s) within ten (10) business days of SUPPLIER's receipt of Order.

      NYNEX and its AFFILIATES shall have the right to change the locations at which the SYSTEM, PRODUCT, MATERIAL, SOFTWARE, and SERVICES will be delivered or installed and/or to which invoices shall be forwarded at least 3 days prior to shipment at no additional cost to NYNEX and/or its AFFILIATES. SUPPLIER shall accept such changes and forward a written acknowledgment of such changes to NYNEX or its AFFILIATE.

      11.2 VARIATION IN QUANTITY NYNEX assumes no liability for any MATERIAL or SOFTWARE produced or processed in excess of the amount specified in an Order issued pursuant to this AGREEMENT.

      11.3 TERMINATION OF ORDER NYNEX may, upon written notice to SUPPLIER, at any time prior to shipment, terminate any or all Orders, or portions thereof, placed by NYNEX hereunder, except with respect to SYSTEM(S), PRODUCT, MATERIAL and/or SOFTWARE which has already been delivered or SERVICES which have already been completed. Unless otherwise specified herein, NYNEX' liability to SUPPLIER with respect to such terminated Order(s) shall be limited to SUPPLIER's purchase price of all components which are not usable in SUPPLIER's other operations or marketable to SUPPLIER's other customers.


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                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 27 OF 77


      11.4 CHANGE ORDER

            11.4.1 NYNEX may at any time upon fifteen (15) days written notice to Supplier, by written order, make any change within the scope of this Agreement or any Order(s), including, without limitation, the addition or deletion of System(s), Product, Material, Software covered, the Service(s) to be performed, the time and/or place of performance, delivery or installation thereof. Any such order shall be specifically identified as a Change Order pursuant to this Article. In the event NYNEX desires to make a change, NYNEX shall request Supplier to provide a written proposal stating the additional requirements or reduction of existing requirements and the cost and schedule implications incident thereto. SUPPLIER agrees that the cost to NYNEX of the change shall be determined in accordance with the terms of Appendix D hereof, entitled CHANGES IN SCOPE. If NYNEX is in agreement with the terms, conditions and charges specified in the proposal, NYNEX will issue a Change Order pursuant to this Agreement. In the event that the Change Order is issued at least fifteen
(15) days prior to the scheduled delivery date, the change(s) shall be accomplished without affecting the original delivery date; unless otherwise specified in the terms of an agreed upon Change Order if the Change Order is issued less than fifteenth (15) days from the scheduled delivery date, the delivery date may be subject to change and Supplier will identify, upon receipt of the Change Order, whether, and to what extent, any change in delivery date will occur. All Services and Materials covered hereunder shall be performed in accordance with this Agreement and such changes thereto as are subsequently authorized by a written Change Order issued by NYNEX. Nothing in this clause shall excuse the Supplier from proceeding with the Agreement as changed.

            11.4.2 Before the issuance of a Change Order under this Agreement, NYNEX may request SUPPLIER's written agreement as to the maximum (in case of an increase) or minimum (in case of a decrease) adjustments to be made in the price and/or in the time of performance, by reason of the change. NYNEX may also request an agreement limiting the adjustments to any other provisions of the Agreement which may be subject to equitable adjustment by reason of the change. Any such written agreement shall then be cited in the Change Order, and upon its issuance shall be deemed to become part of this Agreement. In making equitable adjustments pursuant to this clause, in no event shall the definitive adjustment exceed the maximum or be less than the minimum price and/or time of performance adjustments so established, nor otherwise be inconsistent with other adjustment limitations so established. Except with respect to such limitations, nothing contained in this paragraph (2) shall affect the SUPPLIER's rights to equitable adjustment by reason of the change pursuant to this clause.

            11.4.3 Unless expressly stipulated elsewhere in this Agreement as being excepted from this provision, wherever this Agreement provides for submittal of designs, data including Software, elements, procedures, or other items for approval of NYNEX, such approvals shall not be construed as a complete check as to the adequacy of said design, procedure, practice or item, nor as a agreement that the design, procedure, practice or items will meet the requirements of the Order or Change Order. Such approvals are for the purpose of ensuring NYNEX's knowledge of the SUPPLIER's plans and progress and will indicate only that the SUPPLIER's general approach toward meeting contractual requirements is satisfactory. Such approvals shall in no way relieve the Supplier of the responsibility for any error or deficiency which may exist in the submitted design, procedure, or other items, as the


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                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 28 OF 77


Supplier shall be responsible for meeting all the requirements for the Agreement.

            11.4.4 NYNEX's engineering, technical, and administrative personnel may from time to time render assistance or give technical advice to, or effect an exchange of information with, SUPPLIER's personnel in a liaison effort concerning the System, Products, Material, Software or Services to be furnished hereunder. However, such exchange of information or advise shall not vest Supplier with the authority to change the Material, Software or Service(s) hereunder or the provisions of the Agreement, and no change in the Material or Service(s) or the provisions of the Agreement shall be binding upon NYNEX unless incorporated as a change in accordance with Section 11.4 hereof. Only NYNEX, is authorized to make a change to the Agreement.

            11.4.5 Requests for information related to Change Orders shall be directed to both Jim Henderson, Sourcing Process Leader, NYNEX, Corporate Sourcing, 240 East 38th Street, 14th Floor, New York, N.Y. 10016; (212) 338-1088 and to Charlie Andrianopoulos, Director/Design Build Broadband, NYNEX, 251 Locke Drive, Marlboro, Ma. 01750, (508) 624-1100 or to their successor(s) as designated by NYNEX.

      11.5 STOP WORK ORDER

            11.5.1 NYNEX may, at any time, by written order to the Supplier, delivered in accordance with the notice provisions of Section 30.10 hereof, require the Supplier to stop all or any part of the Work called for by this Agreement or applicable Order(s) for a period of up to [ * ] after the Stop Work Order is delivered to the Supplier, and for any further period to which the parties may agree not to exceed [ * ]. Any such order shall be specifically identified as a Stop Work Order issued pursuant to this clause and shall automatically extend the time of performance or the delivery date of such Work for a period equal to the period of the Stop Work Order.

            11.5.2 Upon receipt of such an order, the Supplier shall forthwith comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the Work covered by the order during the period of work stoppage. Within a period of [ * ] after a Stop Work Order is delivered to the Supplier, or within any extension of that period to which the parties shall have agreed, NYNEX shall either: (i) cancel the Stop Work Order, or (ii) terminate the Work covered by such order as provided in Article 7 hereof, entitled TERMINATION.

            11.5.3 If a Stop Work Order issued under this clause is canceled or the period of the order or any extension thereof expires, the Supplier shall resume Work. An equitable adjustment shall be made in delivery schedule or the period of performance and in any other provisions of the Agreement that may be affected, and the Agreement shall be modified in writing accordingly, if,

            (i) the Stop Work Order results in an increase in the time required for, or in the SUPPLIER's cost properly allocable to the performance of any part of this Agreement, and

            (ii) the Supplier asserts a claim for such adjustment within [ * ], provided that, if NYNEX decides the facts justify such action, it may


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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 29 OF 77


receive and act upon any such claim asserted at any time prior to final payment under this Agreement.

            11.5.4 If a Stop Work Order is not canceled, the Work covered by such order shall be deemed terminated pursuant to the TERMINATION clause of this contract.

      11.6 NYNEX ADVICE

      In the course of performing the Work and providing the Services, Supplier may receive advice from NYNEX concerning results to be achieved and requirements to be met in the performance of the Work. Supplier shall make every reasonable effort to comply to any advise consistent with the terms of this Agreement but it shall be the responsibility of SUPPLIER's representatives and supervisors to give such instructions and directions as may be necessary or appropriate to ensure that the work assignments of SUPPLIER's employees are properly carried out in conformity with such advice.

                                   ARTICLE 12

                                QUALITY ASSURANCE

      12.1 QUALITY SYSTEM The SUPPLIER shall maintain a quality system which assures that the SYSTEM(s), MATERIAL, SOFTWARE or PRODUCTS/SERVICES provided to NYNEX meet all performance standards and requirements, and perform as intended, including without limitation those identified in Appendix A hereof, entitled SCOPE OF WORK, together with the following: the SUPPLIER'S quality system shall satisfy the requirements in TR-NWT-001252, Bell Communications Research Technical Reference, "Quality System Generic Requirements", Issue 1, December 1992 for hardware design and manufacturing; and TR-TSY-000179, Bell Communications Research Technical Reference, "Quality System Generic Requirements for SOFTWARE", Issue 2, June 1993 for SOFTWARE design and development. SUPPLIER shall remain updated on all such performance standards and requirements and shall, at the discretion of NYNEX and/or its AFFILIATES, meet those updated standards and requirements.

      In addition to the standards, specifications and requirements set forth or otherwise identified in Appendix A hereof, entitled SCOPE OF WORK, the SUPPLIER shall also adhere to the following standards and requirements throughout the life of this agreement:

1. TR-TSY-000078, Bell Communications Research Technical Reference, "Physical Design and Test Requirements for Telecommunications PRODUCTS and Equipment", Issue 3, December 1991.

2. FR-NWT-000796, Bell Communications Research Framework, "Reliability and Quality Generic Requirements (RQGR)", Issue 3, June 1993.

3. TR-NWT-000870, Bell Communications Research Technical Reference, "Electrostatic Discharge Control in the Manufacture of Telecommunication Equipment", Issue 1, February 1991.

4. TR-NWT-001037, Bell Communications Research Technical Reference, "Statistical Process Control Program Generic Requirements", Issue 1l, November 1990.

      For SOFTWARE design, development and delivery the SUPPLIER shall adhere to the following requirements:


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                                                          CONTRACT NO. X134094D
OCTOBER 16, 1996                                                  PAGE 30 OF 77


1. GR-282-CORE, Bell Communications Research Generic Requirements, "SOFTWARE Reliability and Quality Acceptance Criteria (SRQAC)", Issue 1, December 1994.

2. GR-1315-CORE, Bell Communications Research Generic Requirements, "In Process Quality Metrics (IPQM)", Issue 1, September 1995.

3. QPS 88.010, Bell Communications Research Quality Program Specification, "Quality Assurance Surveillance Program for SOFTWARE General", Issue 6, November 1991.

      12.2 QUALITY PERFORMANCE REPORTING The SUPPLIER agrees to provide, at no cost to NYNEX, regular data reports which demonstrate the performance of the SUPPLIER'S PRODUCT while in development, manufacture and service, and the adherence of the SUPPLIER'S PRODUCT to stated requirements. The following requirements for collecting, calculating and reporting data shall be followed:

1. TR-TSY-000389, Bell Communications Research Technical Reference, "SUPPLIER Data Program Analysis", Issue 1, August 1987.

2. GR-929-CORE, Bell Communications Research Generic Requirements, "Reliability and Quality Measurements for Telecommunications SYSTEMS(RQMS", Issue 1 - Revision 1, December 1995. Note: the Conditional Requirements of Sections 3.4.5, 3.4.9.1, 3.4.9.2, 3.4.9.3, shall be required.

3. TR-NWT-001323, Bell Communications Research Technical Reference, "SUPPLIER Data - Comprehensive Generic Requirements", Issue 1 November 1993.

4. TR-NWT-001359, Bell Communications Research Technical Reference, "SUPPLIER Data - Basic Generic Requirements", Issue 1 , June 1993.

      All required reports and data shall be delivered to NYNEX's SUPPLIER Quality Organization at:

      SUPPLIER Quality Leader
      240 E 38 ST., 14th floor
      New York, NY 10016

      SUPPLIER agrees to render other periodic reports for service affecting conditions or other conditions that affect the operations and administrative procedures of NYNEX of its AFFILIATES, or as otherwise requested by NYNEX of its AFFILIATES. ALL PROVIDED INFORMATION SHALL BE CLASSIFIED AS PROPRIETY TO NYNEX AND SUPPLIER.

      12.3 SOURCE INSPECTION Source Inspection means that NYNEX shall have the right to conduct due diligence inspection and testing at the Supplier's, and any of its subcontractors, facilities at any point(s) or on a continuing basis as NYNEX may deem appropriate. Source Inspection applies to all MATERIAL and/or SOFTWARE. Source Inspection will be performed upon Material and/or SOFTWARE by a NYNEX representative. When requested, SUPPLIER will furnish NYNEX full access to its facilities and those of its subcontractors and with the appropriate documentation proving that the PRODUCT does conform to all contractual specifications, and the SUPPLIER'S projected failure rate, along with the test data that substantiates the conformance of MATERIAL and/or SOFTWARE prior to shipment. NYNEX does reserve the right to perform confirmation of data at the SUPPLIER's facility. SUPPLIER shall provide, without charge, any production testing facilities and personnel required to inspect and test the MATERIAL and/or SOFTWARE as described in QPS 70.001-N, NYNEX Quality Program Specification, "Quality Assurance Procedures Applicable to Material as Specified on the Order", Issue 2, June 1993, to determine


--------------------------------------------------------------------------------
   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                          Contract No. X134094D
OCTOBER 16, 1996                                                  Page 31 OF 77


that the MATERIAL and/or SOFTWARE meets the requirements of the specification and/or Order.

      Where NYNEX SUPPLIER Quality Management finds received PRODUCTS do not meet contractual requirements, the cost of inspection and testing, replacement and shipping shall be incurred by the SUPPLIER.

      NYNEX reserves the right to have the SUPPLIER inspect 100% of their PRODUCT at their cost in cases where PRODUCT does not meet contractual specifications.

      12.4 PACKING Adequate protective packing and any special packing required by law or governmental regulation for domestic shipment shall be furnished by SUPPLIER at no additional charge for MATERIAL purchased, repaired, replaced or refurbished hereunder.

      The SUPPLIER shall adhere to the following requirements for packaging of MATERIALS and or SOFTWARE:

1. ME-000047NX, NYNEX Specification, "Packing, Packaging and Palletization", Issue 7, November 1991.

2. GR-1421-CORE, Bell Communications Research Generic Requirements, "ESD-Protective Circuit Pack Containers", Issue 2, June 1995. *Note that Conditional/Objective Requirements CR4-33, 04-34, 04-41, 04-42, 04-54, CR4-56, and 04-57 shall be required.

      12.5 MARKING All MATERIAL and/or related packaging furnished hereunder shall be marked for identification purposes with part number, or Comcode number, and/or SUPPLIER's Model/Serial number as applicable.

In addition SUPPLIER agrees to adhere to the following:

1. NX-00008TRG, NYNEX Specification, "Marking Specification", Issue 7, September 1993.

2. NX-00138TRG, NYNEX Specification, "PRODUCT Marking Specification", Issue 1, September 1993.

3. ST-STS-000124, Bell Communications Research Technical Reference, "Common Language Codes for Frame Identification", Issue 1, February 1989.

4. TR-STS-000383, Bell Communications Research Technical Reference, "Generic Requirements for Common Language Bar Code Labels", Issue 5, January 1991.

5. GR-485-CORE, Bell Communications Research Generic Requirements, "Common Language Equipment Coding Processes and Guidelines", Issue 2, October 1995.

6. QPS 94.890, Bell Communications Research Quality Program Specification, "Common Language Equipment Identification (CLEI)/Bar Code Labels", Issue 4, February 1990.

      12.6 TECHNICAL SUPPORT Technical Support shall be provided in accordance with Appendix A hereof, entitled SCOPE OF WORK; and except to the extent more specifically set forth in Appendix A hereof, entitled SCOPE OF WORK, shall include at least the following: field service and assistance, replacement and repair parts and/or repair SERVICES or MATERIAL, SERVICES and SOFTWARE, PROVIDED HOWEVER, THAT THE AVAILABILITY or performance of this technical support SERVICE shall not be construed as reducing SUPPLIER's obligations as set forth in the clause entitled "WARRANTIES" or elsewhere provided for in this AGREEMENT.


--------------------------------------------------------------------------------
   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                                      Exhibit 22

                                                           Contract No. X134094D
                                                                   Page 32 of 77
October 16, 1996


         SUPPLIER's technical support SERVICES for MATERIAL, SERVICES and SOFTWARE shall include telephone and emergency (service affecting) onsite twenty-four (24) hours, seven (7) days assistance.

         During the warranty period, SUPPLIER shall provide technical support to NYNEX and/or its AFFILIATE without charge to correct warranty defects.

         During any SYSTEM installations identified by NYNEX or its AFFILIATES, SUPPLIER shall provide, on an as requested basis and as mutually agreed upon and at no additional charge to NYNEX or its AFFILIATES, on-site technical advisors at each of the wire center sites to assist NYNEX or its AFFILIATE during the installation and Acceptance periods to ensure SYSTEM performance in accordance with SPECIFICATIONS. Non-Emergency requests for acceptance assistance, as required, must be made at least 5 days prior to the scheduled date.

A.       Full Customer Support During Engineering, Installation and Conversion
         Periods

         Prior to installation and during installation, testing and acceptance periods, NYNEX, its AFFILIATE and/or AFFILIATE's agent shall be provided installation and technical support SERVICES, DOCUMENTATION and RELATED DOCUMENTATION as specified below:

         1. Twenty-four (24) hours per day, seven (7) days per week, SUPPLIER shall provide telephonic technical support SERVICES from its Technical Assistance Center (TAC) utilizing SUPPLIER's technical information for installation, testing, operation, maintenance, use, and analysis, all at no charge to NYNEX or its AFFILIATE(S). SUPPLIER shall provide, upon request, on-site technical personnel during cutover/in-service weekend (46 hours post cutover/in-service), and for three (3) weeks thereafter to ensure SYSTEM performance at no charge to NYNEX or its AFFILIATES.

         2. SUPPLIER agrees that in the event MATERIAL and/or SOFTWARE does not perform in accordance with the SPECIFICATIONS or is otherwise defective, then SUPPLIER will provide on-site technical support, at no charge to NYNEX or its AFFILIATE.

B. Customer Support Post Acceptance

         After Acceptance by NYNEX or its AFFILIATE, SUPPLIER shall provide on-going, in-service technical support SERVICES and DOCUMENTATION as specified below:

         1. In Warranty


         a. SUPPLIER shall make available telephonic Technical Assistance Center (TAC) SERVICE, twenty-four (24) hours per day, seven
                  (7) days per week, utilizing SUPPLIER's technical information for installation, testing, operation, maintenance, use, and analysis, all at the no charge to NYNEX or its AFFILIATE.

         b. In the event of an emergency or service-affecting condition involving the SYSTEM, SUPPLIER shall provide immediate technical support and shall work continuously until such emergency and/or service-affecting condition is remedied. On-site technical support within twelve (12) hours shall be provided by SUPPLIER upon request of


    NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
                                                                   Page 33 of 77
October 16,1996


                  NYNEX or its AFFILIATE. It is mutually agreed that if on-site assistance is required to correct a problem or defect under warranty, such on-site assistance shall be at no charge to NYNEX or its AFFILIATES.

         2. Out of Warranty

                  a. SUPPLIER shall make available telephonic Technical Assistance Center (TAC) SERVICE, twenty-four (24) hours per day, seven (7) days per week, utilizing SUPPLIER's technical information for installation, testing, operation, maintenance, use, and analysis, at the rates and charges mutually agreed to as set forth in Appendix D hereto, entitled CHANGES IN SCOPE.

                  b. Non-warranty technical support SERVICE charges shall be as shown in Appendix D hereto, entitled CHANGES IN SCOPE. On site technical assistance within twelve (12) hours shall be provided by SUPPLIER upon request by NYNEX or its AFFILIATES as shown in Appendix A hereto, entitled SCOPE OF WORK.

                  c. In the event of an emergency or service-affecting condition involving the SYSTEM, SUPPLIER shall provide immediate technical support and shall work continuously until such emergency and/or servicing-affecting condition is remedied. If the emergency is determined to be a result of a failure or occurrence not related to the performance of SUPPLIER's Materials or Software, or not directly related to the work or actions of the Supplier, then Supplier may, at its option, charge NYNEX for the on site technical support as set forth in Appendix D hereto, entitled CHANGES IN SCOPE, including all pre-approved travel and reasonable and necessary expenses.

         NYNEX or its AFFILIATE may call the following telephone number(s) for emergency technical assistance or TAC Support, or to escalate any problem at any time interval: 1-888-653-8353. In furtherance of this procedure, SUPPLIER shall provide NYNEX with an escalation procedure and list within thirty (30) days of execution of this AGREEMENT by NYNEX and SUPPLIER, that is agreed upon and satisfactory, as well as keep NYNEX updated as to all changes to such procedure and list. For additional technical information, NYNEX or its AFFILIATE may contact SUPPLIER's technical assistance Services on 1-888-653-8353.

         In addition to SUPPLIER's obligations under Article 13 hereof, entitled "WARRANTIES," NYNEX and its AFFILIATES shall be entitled to technical maintenance and support for a period of twenty (20) years after expiration or termination of this AGREEMENT.

         12.7 ENGINEERING COMPLAINTS The SUPPLIER shall handle all Engineering Complaints (ECs) submitted by NYNEX in accordance with Bell Communications Research Generic Requirements, GR-230-CORE, "Generic Requirements for Engineering Complaints", Issue 1, September 1994 together with such further and additional requirements set forth in Appendix A hereof, entitled SCOPE OF WORK. In addition the following requirements shall be adhered to:

         Upon receipt of an Engineering Complaint ("EC") identified as a fire or safety hazard, SUPPLIER agrees to acknowledge receipt of such EC and to respond within twenty-four (24) hours. This response shall

   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
                                                                   Page 34 of 77
October 16,1996

include the implementation and execution of the accepted remedy or corrective action to resolve the stated problem, or the date when the accepted solution will be completed.

         In the event that a NYNEX EC is marked "SERVICE EMERGENCY," then SUPPLIER agrees to exert effort which goes beyond that which is customarily provided to resolve the EC. Such effort will be consistent with the level of effort SUPPLIER will furnish to support NYNEX and its AFFILIATES under the clauses hereof entitled "REPAIRS AND REPLACEMENT" and "EXTRAORDINARY SUPPORT."

         In the event the SUPPLIER anticipates that the solution to the EC will exceed thirty (30) days, then SUPPLIER shall issue bi-weekly EC Interim Reports to NYNEX, reporting actions taken and progress made during the reporting period. In addition, such reports will indicate the date by which SUPPLIER anticipates that the ongoing EC study will be successfully concluded. This requirement modifies GR-230-CORE, Section 2.3.2.2.

         SUPPLIER shall create and maintain a tracking system that records and summarizes all events surrounding all ECs submitted by NYNEX. SUPPLIER shall also provide NYNEX with on-going reports at monthly intervals as to what manifested the EC, what remedial actions were made by SUPPLIER as a result of the EC and what was the result of those remedial actions. The overall progress and performance results shall be reviewed by NYNEX and SUPPLIER to evaluate the overall quality of the process.

         Upon acceptance of SUPPLIER's resolution by NYNEX, SUPPLIER shall implement necessary changes within thirty (30) days.

         SUPPLIER shall be responsible for reimbursement or credit to NYNEX and/or its AFFILIATE for any mutually agreed to substantiated claim resulting from an EC, and such agreement shall not be unreasonably withheld or delayed by either party. Any such claim shall be resolved within thirty (30) days after resolution of the EC upon which it is based in accordance with Section 10.7 hereof, entitled PERFORMANCE COMPENSATION PAYMENTS.

         If NYNEX or its AFFILIATE disagree with SUPPLIER on the implementation schedule and/or resolution of an EC, NYNEX or its AFFILIATE shall have the right to escalate the matter for review on the implementation schedule, validity of the complaint, and/or resolution to higher management in accordance with Article 31 hereof, entitled ALTERNATE DISPUTE RESOLUTION.


         NYNEX's point of contact for all EC information and correspondence shall be:

          SUPPLIER Quality Leader
          NYNEX
          240 East 38th Street, 14th Floor
          New York, New York 10016


         12.8 CHANGES TO MATERIAL OR SOFTWARE/PRODUCT CHANGE NOTICES ("PCNs") SUPPLIER shall notify NYNEX in writing of any changes to MATERIAL and/or SOFTWARE in accordance with Bell Communications Research, GR-209-CORE, "Generic Requirements for PRODUCT Change Notices", Issue 2, January 1996. In addition the following provisions shall apply:

    NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           CONTRACT NO. X134094D
                                                                   PAGE 35 OF 77
OCTOBER 16, 1996


         SUPPLIER shall propose a schedule for the application of these changes at all MATERIAL or SOFTWARE locations, which schedule shall be mutually agreed upon with NYNEX and its AFFILIATE prior to implementation.

         If SUPPLIER develops a Method Of Procedure (MOP) for the change, the MOP shall be provided to NYNEX with the PCN.

         Any related Engineering Complaint Number shall be included on the PCN form.

         If NYNEX or its AFFILIATE disagrees with the nature of, or with the classification which SUPPLIER assigns to, a change in MATERIAL or SOFTWARE, NYNEX or its AFFILIATES shall have the right to escalate the matter for review, reclassification, and resolution to higher levels of management in accordance with the Alternate Dispute Resolution clause of this AGREEMENT.

         SUPPLIER shall provide all changed MATERIAL, SOFTWARE, and DOCUMENTATION for Class A and AC changes for a period of twenty (20) years from the date of last shipment of the affected MATERIAL or SOFTWARE, at no charge to NYNEX or its AFFILIATES. Where SUPPLIER installed the MATERIAL or SOFTWARE subject to the Class A and AC change, SUPPLIER will supply such change MATERIAL, SOFTWARE, and installation labor without charge. Where NYNEX, its AFFILIATE and/or AFFILIATE's agent has installed MATERIAL or SOFTWARE, SUPPLIER will supply such change to MATERIAL and/or SOFTWARE without charge and will reimburse or credit NYNEX or its AFFILIATE for its labor to implement or execute corrective action for a change during a period of twenty (20) years from the date of last shipment of the MATERIAL or SOFTWARE. SUPPLIER shall supply relevant DOCUMENTATION to NYNEX for all Class A and AC changes.

         DOCUMENTATION changes, required to satisfy SUPPLIER's obligations to provide Class A and AC changes to MATERIAL or SOFTWARE as specified herein, shall be provided by SUPPLIER at no charge to NYNEX or its AFFILIATES.

         For those changes classified as "B" or "D", SUPPLIER shall notify NYNEX in writing one hundred and twenty (120) days prior to the effective date of such change to be made in the MATERIAL or SOFTWARE furnished under an order.

         For Class B changes, SUPPLIER shall first notify NYNEX of the exact nature of the change. Details of the proposed implementation procedure for MATERIAL or SOFTWARE which is being or will be manufactured shall be discussed with NYNEX or its AFFILIATES within the notification time periods stated in the first section above. NYNEX or its AFFILIATE shall, at its option, determine if MATERIAL or SOFTWARE previously shipped shall be replaced or modified. Should such replacement or modifications be deemed necessary, SUPPLIER shall make arrangements for the necessary MATERIAL, SOFTWARE, DOCUMENTATION or RELATED DOCUMENTATION replacement or modification at prices and schedules to be mutually agreed upon with NYNEX or its AFFILIATES prior to implementation.

         In the event that NYNEX does not desire any such change, NYNEX shall notify SUPPLIER in writing within sixty (60) days from the date of receipt of notification and SUPPLIER shall not furnish any such changed MATERIAL or SOFTWARE to NYNEX pursuant to any Orders. NYNEX may extend the sixty (60) day period if NYNEX is unable to respond within such period.

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D
                                                                   PAGE 36 OF 77

OCTOBER 16, 1996


         SUPPLIER shall notify NYNEX and its AFFILIATES in writing when implementation of each field change has been completed at all affected locations.

         SUPPLIER shall reimburse NYNEX for all costs incurred by NYNEX due to insufficient or incorrect instructions and/or DOCUMENTATION provided in connection with Changes to MATERIAL and/or SOFTWARE hereunder.

         All correspondence relating to changes to MATERIAL or SOFTWARE shall be sent to the following individual or his successor(s) as appointed by NYNEX or its AFFILIATES:

               Jim Henderson, Sourcing Process Leader
               NYNEX
               240 East 38th St., 14th. Floor
               New York, N.Y. 10016

         12.9 REPAIRS AND REPLACEMENT Replacement and repaired MATERIAL and SOFTWARE shall be warranted as set forth in the clause entitled "WARRANTIES."

         SUPPLIER acknowledges that this AGREEMENT does not grant SUPPLIER an exclusive privilege to repair any or all of the MATERIAL or SOFTWARE purchased and/or licensed hereunder for which NYNEX or its AFFILIATES may require repair.

                  12.9.A FOA REPAIR AND REPLACEMENT PROCEDURES During the installation of MATERIAL and SOFTWARE during the FOA Acceptance Periods, defective MATERIAL or SOFTWARE will be replaced with new MATERIAL or SOFTWARE, at no charge to NYNEX or its AFFILIATES. SUPPLIER shall ship such new MATERIAL or SOFTWARE to a location specified by NYNEX or its AFFILIATES within twenty-four (24) hours of notice to SUPPLIER. For purposes of this AGREEMENT, "new MATERIAL or SOFTWARE" shall mean MATERIAL or SOFTWARE directly from the manufacturing assembly line or from SUPPLIER's finished goods inventory, provided that said MATERIAL has not been previously repaired or reconditioned.

         All transportation charges for, and risk of in-transit loss or damage to, MATERIAL or SOFTWARE returned to SUPPLIER for repair/replacement under this clause shall be borne by SUPPLIER.

         SUPPLIER shall adhere to QPS 82.061, Bell Communications Research Quality Program Specification, "Repair and Return Operations of
Telecommunications PRODUCTS - General", Issue 2, March 1985, or the most current issue of Bell Communications Research Quality Program Specification relating thereto, when repairing MATERIAL and/or SOFTWARE.

         NYNEX or its AFFILIATES shall furnish the following information with MATERIAL returned to SUPPLIER for repair:

         (1)      NYNEX' or its AFFILIATE's name and complete address;

         (2) name(s) and telephone number(s) of NYNEX' or its AFFILIATE's employee(s) to contact in case of questions about the MATERIAL or SOFTWARE to be repaired;

         (3)      reference to NYNEX' order number, if applicable;

         (4) ship to address for return of repaired or replacement MATERIAL or SOFTWARE if different from (1);

   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D
                                                                   PAGE 37 OF 77
OCTOBER 16, 1996

         (5)      a complete list of MATERIAL or SOFTWARE returned;

         (6)      the nature of the defect or failure, if known.

         MATERIAL or SOFTWARE repaired by SUPPLIER shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the MATERIAL or SOFTWARE to the extent practicable; otherwise it shall be indicated in documentation accompanying the MATERIAL and/or SOFTWARE. The repaired MATERIAL and/or SOFTWARE shall be returned with a tag or other documentation describing the repairs or affirming that the required repairs have been made.

         SUPPLIER shall maintain a record of all No Trouble Founds ("NTFs") which permits tracking of NTFs to assure that any MATERIAL or SOFTWARE that has been categorized as an NTF for the third time is not returned to NYNEX of its AFFILIATES for future deployment. SUPPLIER shall also publish these results in a monthly summary report and forward such report to Jim Henderson, Sourcing Process Leader, NYNEX, 240 East 38th. Street, New York, N.Y. 10016 or his successor(s) as appointed by NYNEX.

         SUPPLIER shall provide NYNEX SUPPLIER Quality Management a monthly report of MATERIAL or SOFTWARE repaired and returned by PRODUCT line and CLEI code with projected Failure in Time ("FIT") rate of MATERIAL or SOFTWARE.

         When requested in the Order, SUPPLIER shall hold replaced parts for inspection or return to NYNEX at prices and terms to be agreed upon.

                  12.9.B IN WARRANTY The following provisions define the obligations of the parties in the event, under normal and proper use, a defect or non-conformity appears in MATERIAL or SOFTWARE during the applicable warranty period, as set forth in Article 13 hereof, entitled WARRANTIES.

         (1) NYNEX or its AFFILIATE must notify SUPPLIER in writing of the claimed defect or non-conformity not later than thirty (30) days after the expiration of the applicable warranty period.

         (2) SUPPLIER shall provide written instructions covering return of MATERIAL or SOFTWARE.

         (3)      SUPPLIER shall:

                  a. at NYNEX' or its AFFILIATE's option either repair, replace or correct the MATERIAL or SOFTWARE without charge at its manufacturing or repair facility within five (5) working days. Where defective or nonconforming MATERIAL or SOFTWARE is readily returnable, it shall be removed and sent to SUPPLIER by NYNEX or its AFFILIATE in accordance with instructions for return of MATERIAL or SOFTWARE provided by SUPPLIER in (B) (2) above, at SUPPLIER's expense and SUPPLIER's risk of loss or damage. Thereafter the provisions set forth in this Section shall apply and, if repaired or replaced, SUPPLIER shall return the MATERIAL or SOFTWARE to NYNEX or its AFFILIATE at a destination designated by NYNEX or its AFFILIATE at SUPPLIER's expense; or

                  b. if the MATERIAL or SOFTWARE is not repairable or replaceable, or is not corrected, at the option of NYNEX

   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           Contract No. X134094D
                                                                   Page 38 of 77
October 16, 1996

                           or NYNEX' AFFILIATE provide a refund or credit of the original purchase price of the MATERIAL, or the license fee and any non-recurring charges for SOFTWARE, engineering SERVICES charges, and, if installed by SUPPLIER, also a refund or credit of the original price for associated installation SERVICES provided, or if installed by NYNEX the installation cost and expense of, the defective or non-conforming MATERIAL or SOFTWARE, and the incremental costs required to implement and execute corrective action, including reprocurement. SUPPLIER shall remove the MATERIAL and SOFTWARE, and shall at its own expense, restore the premises as nearly to their original condition as is reasonably possible, unless otherwise instructed by NYNEX or its AFFILIATES in writing, at SUPPLIER's expense.

                  c. Notwithstanding the provisions of (b) above, if the MATERIAL and SOFTWARE subject to defect or non-conformity is determined to be repairable but not readily returnable for repair, SUPPLIER shall, at NYNEX' option, either repair the MATERIAL or SOFTWARE at NYNEX' or its AFFILIATE's site without charge, or remove the MATERIAL or SOFTWARE from NYNEX' or its AFFILIATE's site and replace and install the replacement MATERIAL or SOFTWARE at no charge to NYNEX or its AFFILIATE.

                  d. If requested, SUPPLIER shall ship to NYNEX or its AFFILIATE replacement MATERIAL or SOFTWARE within five (5) days of such request to NYNEX or its AFFILIATE's designated location. NYNEX or its AFFILIATE shall return defective MATERIAL or SOFTWARE within thirty (30) days after receipt of replacement MATERIAL or SOFTWARE.

                  12.9.C OUT OF WARRANTY SUPPLIER agrees to provide repair or replacement SERVICES and replacement parts for all MATERIAL and SOFTWARE ordered hereunder at the prices in Appendix C hereto, entitled PRICING, for the effective period of the AGREEMENT and thereafter at SUPPLIER's current list prices, as long as SUPPLIER is still furnishing such MATERIAL and SOFTWARE; or repair parts therefor, but in no event for less than the minimum support periods set forth in the clause hereof entitled "CONTINUING AVAILABILITY OF MAINTENANCE REPLACEMENT AND REPAIR PARTS."

         MATERIAL or to be repaired under this clause will be shipped by NYNEX or its AFFILIATE to a location designated by SUPPLIER, and unless otherwise agreed, SUPPLIER shall return ship the repaired or replacement MATERIAL within five (5) days of receipt of the defective MATERIAL or pursuant to a mutually agreed upon schedule. If requested by either party, repairs may be made on-site pursuant to mutually agreed upon schedules. Repaired MATERIAL or SOFTWARE shall meet established performance specifications.

         Notwithstanding the provisions above, if the MATERIAL and SOFTWARE subject to defect or non-conformity is determined to be repairable but not readily returnable for repair, SUPPLIER shall either repair the MATERIAL or SOFTWARE at NYNEX' or its AFFILIATE's site as specified by NYNEX for the on-site repair SERVICE, or remove the MATERIAL or SOFTWARE from NYNEX's or its AFFILIATE's site and replace and install the replacement MATERIAL or SOFTWARE at no charge to NYNEX or its AFFILIATE.

    NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                          Contract No. X134094D
                                                                   Page 39 of 77
October 16,1996

         Where defective or non-conforming MATERIAL or SOFTWARE is readily returnable, it shall be removed and sent to SUPPLIER by NYNEX or its AFFILIATES in accordance with instructions for return of MATERIAL or SOFTWARE provided by SUPPLIER, at NYNEX's or its AFFILIATE's expense and NYNEX's or its AFFILIATE's risk of loss or damage. Thereafter the provisions set forth in section C of this clause shall apply and, if repaired or replaced, SUPPLIER shall return the MATERIAL or SOFTWARE to NYNEX or its AFFILIATE at a destination within the contiguous fortyeight United States at SUPPLIER's expense.

         If MATERIAL or SOFTWARE is returned to SUPPLIER for repair as provided for in this clause, and is determined to be beyond repair, or repair costs are expected to exceed fifty percent (50%) of the cost of replacement, SUPPLIER shall so notify NYNEX and/or its AFFILIATES prior to making the repair.

         Invoices originated by SUPPLIER for repair SERVICES for MATERIAL or SOFTWARE out of warranty must be clearly identified as such, and must contain:

         (1)      a reference to NYNEX' Order for these repair SERVICES;

         (2)      a description of services rendered by SUPPLIER; and

         (3) an itemized listing of parts and labor charges, when repairs are done on a time and material basis.

         If requested by NYNEX, SUPPLIER shall dispose of unrepairable MATERIAL or SOFTWARE, consistent with sound commercial practices, and remit to NYNEX the net salvage value, if any.

                  12.9.D EMERGENCY "OUT OF SERVICE" CONDITIONS So long as SUPPLIER is providing regular repair service as set forth in (B) and (C) above, SUPPLIER shall provide emergency replacement service and on-site repairs, in the event of an emergency out of service condition caused by defective MATERIAL or SOFTWARE. SUPPLIER will start repairs or ship a new, or functionally equivalent replacement, within twelve (12) hours or as soon as is reasonably possible after receipt of verbal notification. If NYNEX or its AFFILIATE is not satisfied with the emergency replacement service and/or on site repairs, NYNEX or its AFFILIATE shall have the right to escalate the matter for review and expeditious resolution to higher levels of management pursuant to the Alternate Dispute Resolution clause of this AGREEMENT.

         12.10 DETAIL ENGINEERING, OFFICE RECORDS (Detail engineering by SUPPLIER) The SUPPLIER shall provide full detail engineering services, upon request of NYNEX and/or its AFFILIATES, consisting of writing a detailed specification, creating and/or updating central office drawings and records, including the Equipment Inventory Update (("EIU")) form and the ordering of all materials and equipment needed to complete the job in compliance to NYNEX requirements, methods, procedures and standards. When detail engineering is performed by the SUPPLIER, the SUPPLIER shall be responsible for all detail engineering and agrees to use a NYNEX certified or approved detail engineering sub-contractor to provide full detail engineering services.

         12.11 INSTALLATION BY SUPPLIER SUPPLIER shall provide such installation services as are identified in Appendix A hereto, entitled SCOPE OF WORK, or as would be carried out under Article 11.4 of this AGREEMENT, entitled CHANGE ORDER, and which are consistent with NYNEX's

   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

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labor agreements either utilizing its own personnel or a third party supplier, approved by NYNEX, as a sub-contractor.

                  12.11.1 During installation, NYNEX and/or its AFFILIATES shall be given the opportunity to observe, witness and review the tests performed by SUPPLIER's installation forces, and review all test results and trouble reports to ensure conformity to SPECIFICATIONS. NYNEX and/or its AFFILIATES shall have early access to the SYSTEM to perform joint testing with SUPPLIER, as well as NYNEX' and/or its AFFILIATES' own independent testing of work completed by SUPPLIER.

         During the installation and Acceptance periods, NYNEX and/or its AFFILIATES shall be provided installation support SERVICES and technical support SERVICES at no additional charge by SUPPLIER. Installation and technical support SERVICES provided by SUPPLIER shall be as follows:

         1. SUPPLIER shall provide at no charge to NYNEX and/or its AFFILIATES telephonic Technical Assistance Center (TAC) SERVICE, which shall be available twenty-four (24) hours per day, seven (7) days per week; and

         2. SUPPLIER shall provide at no charge, as requested by NYNEX and/or its AFFILIATES, a project manager to represent SUPPLIER on all matters; and

         3. SUPPLIER shall provide, as requested by NYNEX and/or its AFFILIATES technical personnel during cutover/in-service weekend (48 hours post cutover/in-service) to ensure SYSTEM performance, at no charge to NYNEX and its AFFILIATES.

                  12.11.2 Prior to cutover and field installation, SUPPLIER shall perform heat and load testing approved by NYNEX and/or its AFFILIATES. Load testing shall demonstrate to NYNEX and/or its AFFILIATE that the SYSTEM meets the traffic capacity for which the SYSTEM was specified and to particular service application engineering specific to the SYSTEM. This traffic carrying capacity is specified by the Planning Engineer by Originating and Terminating (O+T), CCS per main station, call attempts, number of main stations, and service arrangements including non-switch requirements. SUPPLIER shall meet with NYNEX and/or its AFFILIATE (Early Job Conferences, contact meetings, test and analysis meetings) to collect all essential information needed and to jointly prepare a Method of Procedure (MOP). SUPPLIER and NYNEX and/or its AFFILIATE shall plan all aspects of the job and a sequence of performance to complete the job on schedule, which is understood and mutually agreeable to both parties. All job requirements shall be discussed, resolved and approved by NYNEX and/or its AFFILIATE at these preliminary meetings, including schedules (Ordering, installation start, in-progress job status, completion, etc.), quality, technical and performance issues, workmanship, load testing, and acceptance testing. Heat testing on the job or the waiver of such heat testing due to heat testing performed during manufacture, or the waiver of such heat testing due to statistical analysis shall be determined in the Method of Procedure (MOP). Additionally, prior to service cutover, load testing shall demonstrate to NYNEX and/or its AFFILIATE that the SYSTEM meets the parameters for which the SYSTEM was specified, including but not limited to traffic capacity, failure rates, SYSTEM functionality and performance objectives.

         When SUPPLIER completes installation SERVICES hereunder, SUPPLIER shall provide to NYNEX and/or its AFFILIATES a Notice of Installation

   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
                                                                   Page 41 of 77
October 16, 1996

Completion, in writing, which may include electronic transmission or similar communications.

         On a continuing basis SUPPLIER shall provide, at no charge to NYNEX and/or its AFFILIATES, Installation Alerts and Broadcast Warnings, PRODUCTS Change Notices, Engineering Change Notices, and documentation for changes to MATERIAL, SOFTWARE, non-conformance to SPECIFICATION, service affecting items, acceptance failures, and installation issues. SUPPLIER shall establish and maintain a list of NYNEX and its AFFILIATES and/or AFFILIATES' agent's personnel and organizations responsible for each SYSTEM installation and shall promptly provide Installation Alerts and Broadcast Warnings necessary to support MATERIAL and SOFTWARE supplied by SUPPLIER during acceptance and thereafter for a period of twenty (20) years at no charge to NYNEX or its AFFILIATES.

         12.12 INSTALLATION BY NYNEX Except for those installation services which are to be performed by Supplier as identified in Appendix A hereto, entitled SCOPE OF WORK or as would be performed under Article 11.4 of this AGREEMENT, entitled CHANGE ORDER, all Installation will be performed by NYNEX or a certified SUPPLIER contracted by NYNEX.

                  12.12.1 Prior to installation and during the installation and Acceptance periods, NYNEX and/or its AFFILIATE shall be provided installation support SERVICES and technical support SERVICES at no additional charge by SUPPLIER. Installation and technical support SERVICES and DOCUMENTATION provided by SUPPLIER shall be as follows:

         1. SUPPLIER shall provide, at no charge to NYNEX and/or its AFFILIATES, telephonic Technical Assistance Center (TAC) SERVICE, which shall be available twenty-four (24) hours per day, seven (7) days per week; and

         2. SUPPLIER shall provide at no charge, as required by NYNEX and/or its AFFILIATES, a project manager to represent SUPPLIER on all matters; and

         3. SUPPLIER shall provide, upon request, technical personnel during cutover/in service including weekends, (48 hours post cutover/in-service) to ensure SYSTEM performance, at no charge to NYNEX and/or its AFFILIATES.

         4. SUPPLIER shall provide on-site technical support during the installation and Acceptance periods, to be dispatched within 24 hours of request by NYNEX and/or its AFFILIATES, at no charge.

         5. SUPPLIER shall replace defective MATERIAL and/or SOFTWARE with new MATERIAL and/or SOFTWARE, as set forth in the clause hereof entitled "REPAIRS AND REPLACEMENT," which shall be shipped to the location specified by NYNEX and/or its AFFILIATE within twenty-four (24) hours of notice to SUPPLIER.

         6. SUPPLIER agrees that in the event MATERIAL and/or SOFTWARE does not perform in accordance with the SPECIFICATION, or is defective, then SUPPLIER shall provide on-site technical assistance, at no charge to NYNEX and/or its AFFILIATE.

         7. SUPPLIER shall furnish at no charge to NYNEX and/or its AFFILIATES current, updated relevant and complete DOCUMENTATION to support NYNEX, its AFFILIATE's and/or agent's

   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
                                                                   Page 42 of 77

October 16, 1996

installation, heat testing, load testing, acceptance, turnover, cutover/in-service, and maintenance.

                  12.12.2 SUPPLIER shall meet with NYNEX and/or its AFFILIATE (Early Job Conferences, contact meetings, test and analysis meetings) to collect all essential information needed and to jointly prepare a Method of Procedure
(MOP). SUPPLIER, NYNEX and/or its AFFILIATE and/or AFFILIATE's agent shall plan all aspects of the job and a sequence of performance to complete the job on schedule, which is understood and mutually agreeable to both parties. All job requirements should be discussed, resolved and approved by NYNEX and/or its AFFILIATE at these preliminary meetings, including schedules (ordering, installation start, in-progress job status, completion, etc.), quality, technical and performance issues, workmanship, load testing, and acceptance testing. Heat testing on the job or the waiver of such heat testing due to heat testing performed during manufacture, or the waiver of such heat testing due to statistical analysis, shall be determined in the MOP. Load testing shall demonstrate to NYNEX and/or its AFFILIATE that the SYSTEM meets the parameters for which the SYSTEM was specified, including but not limited to traffic capacity, failure rates, SYSTEM functionality and performance objectives.

         12.13 ACCEPTANCE The SYSTEM(s), PRODUCT, MATERIAL, SOFTWARE and SERVICES to be furnished or delivered pursuant to Order(s) issued under this Agreement shall be subject to acceptance as follows:

                  12.13.1 FIRST OFFICE APPLICATION ("FOA") ACCEPTANCE First Office Application ("FOA") Acceptance shall occur in two phases, denoted as Phase I and Phase II. Upon completion of installation of such tracking units, as constitutes a minimum of two thousand (2000) households passed, NYNEX and/or its AFFILIATES shall have a sixty (60) day period (FOA Phase I Acceptance Period) to determine whether or not the System, Product, Material, Software or Service initially meets the parameters for which the System, Product, Material, Software or Service was specified including but not limited to traffic carrying capacity, failure and report rate, functionality, including System functionality, operational definitions and performance objectives in conformance with SPECIFICATIONS utilizing SUPPLIER's standard acceptance test procedures and NYNEX' and/or its AFFILIATE's own independent requirements, standards and testing procedures. Upon successful completion of such testing, NYNEX and/or its AFFILIATE will issue a Notice of Initial Acceptance to SUPPLIER; or if the Product fails Acceptance, a Notice of Defect.

                  12.13.2 FOA PHASE II ACCEPTANCE Phase II Acceptance shall commence upon the completion of installation of a sufficient number of tracking units such that in NYNEX's sole but reasonable judgment the SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICE is fully operational and loaded with sufficient traffic in order to determine whether or not the SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICE operates and functions in a fully compatible mode as a System, functioning together, performing and interoperating as a fully integrated and efficient whole with itself and with all other switching, transport and transmission elements and other facilities and equipment in the NYNEX network on an uninterrupted and trouble free basis for a continuous sixty
(60) day period (Phase II Acceptance Period), in accordance with the requirements and specifications incident to this Agreement or any Order(s) issued pursuant to this Agreement. Upon successful completion of FOA Phase II Acceptance, NYNEX and/or its Affiliate(s) will issue a Notice of FOA Acceptance signifying that full and final acceptance of the FOA portion


   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
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October 16, 1996

of the SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICE has occurred; or in the event the FOA fails acceptance, a Notice of Rejection.

                  12.13.3 FOA CORRECTIVE ACTION PLAN In the event that the SUPPLIER's SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICE does not meet the specifications or requirements established by NYNEX, for Phase I or Phase 11 of the First Office Application ("FDA"), the SUPPLIER shall respond with a documented FOA Corrective Action plan. The plan shall address the unacceptable condition with a root cause analysis of the problem, the proposed solution, the process modification to prevent reoccurrence, the time frame for the changes, and the person(s) responsible for SUPPLIER's implementation of the plan.

         The FOA Corrective Action plan shall be presented to the NYNEX Representative for concurrence prior to implementation. Upon completion of the Corrective Action Plan by Supplier, NYNEX shall reinitiate its Acceptance procedures and the applicable Acceptance Period shall start anew. In the event that the SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICE in the First Office Application ("FOA") fails Phase I or Phase II Acceptance NYNEX may reject, in whole or in part, the SYSTEM(s), PRODUCT, MATERIAL, SOFTWARE or SERVICE and without reference, recourse, resort or referral to Alternate Dispute Resolution, cancel the Agreement without liability or obligation of any type or character to Supplier and Supplier shall promptly refund any payment which NYNEX may have made for the rejected System(s), Product(s), Material Software, or Service(s), and NYNEX may procure through third parties or other sources substitute functionally similar or comparable System(s), Product(s), Materials, Software or Service(s) as may be deemed necessary to replace that which has been rejected in such a manner and under such terms as NYNEX may deem appropriate. Supplier shall be liable for any excess costs for such reprocurement incurred by NYNEX, as well as any direct costs associated with the installation and de-installation and removal of rejected equipment and installation of that being substituted. Supplier shall also be liable for any other costs associated with the FDA which NYNEX may substantiate; provided that any such claims for compensatory or consequential damages shall be subject to those terms as specified in Articles 21 and 26 of this Agreement as they apply.

                  12.13.4 GENERALLY AVAILABLE PRODUCT ACCEPTANCE Upon successful completion of FOA Phase I and Phase II Acceptance, SUPPLIER shall furnish, deliver and, if required, install SYSTEM(s), PRODUCT, MATERIAL, SOFTWARE and SERVICE ordered by NYNEX on a generally available basis and NYNEX or its Affiliate(s) shall have the following rights in acceptance.

         Upon completion of the installation for each component initially built for each tracking unit, NYNEX and/or its AFFILIATES shall test and determine readiness for turnover i.e., accept for service. This routine procedure will be normally conducted as part of the acceptance procedure to determine whether or not the SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICE meets the parameters for which the SYSTEMS, PRODUCT, MATERIAL, SOFTWARE or SERVICE was specified, including but not limited to the traffic carrying capacity, functionality, including System functionality, and performance objectives in conformance with SPECIFICATIONS utilizing SUPPLIER's standard acceptance test, standards and procedures and NYNEX and/or its AFFILIATES' own independent requirements, standards and testing procedures. Upon successful completion of such tests, NYNEX and/or its AFFILIATES shall issue a Notice of GA Acceptance; or if the Product fails acceptance, a Notice of Defect. In the event a Notice of Defect has been issued by NYNEX and/or its AFFILIATES, SUPPLIER shall start to correct defects within twenty-

    NOTICE: Not for use/disclosure outside NYNEX except by written agreement

                                                           Contract No. X134094D
                                                                   Page 44 of 77
October 16, 1996

four (24) hours of such Notice, and as set forth in Section 12.9 hereof, entitled "REPAIRS AND REPLACEMENT." Upon completion of such corrective actions by SUPPLIER, NYNEX and/or its AFFILIATES shall retest the MATERIAL and/or SOFTWARE ("Retest Period") for turnover i.e., accept for service. SUPPLIER shall be responsible to make payments under Section 10.7 hereof, entitled PERFORMANCE COMPENSATION PAYMENTS from the date of initial Acceptance failure until the failure is cured to NYNEX's satisfaction.

                  12.13.5 GA CORRECTIVE ACTION PLAN If during the Retest Period, the SUPPLIER's SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICE does not meet the specifications or expectations established by NYNEX, or otherwise fails acceptance, the SUPPLIER shall respond with a documented GA Corrective Action plan established by NYNEX and Supplier jointly. The plan which shall be mutually agreed upon shall address the unacceptable condition with a root cause analysis of the problem, the proposed solution, the process modification to prevent reoccurrence, the time frame for the changes, and the person(s) responsible for SUPPLIER's implementation of the plan.

         The Corrective Action plan shall be presented to the NYNEX Representative for concurrence prior to implementation. Upon completion of the Corrective Action Plan by Supplier, NYNEX shall re-initiate its Acceptance procedures and the applicable Acceptance Period shall start anew. In the event that the SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICE again fails Acceptance, NYNEX shall have the right to declare a breach and proceed in accordance with
Article 21 hereof, entitled DEFAULT.

         12.14 INFORMATION KEPT CURRENT On a continuing basis SUPPLIER shall provide, at no charge to NYNEX and/or its AFFILIATES, Installation Alerts and Broadcast Warnings, PRODUCT Change Notices, Engineering Change Notices, and documentation for changes to MATERIAL, SOFTWARE, non-conformance to SPECIFICATION, service affecting items, acceptance failures, and installation issues. SUPPLIER shall establish and maintain a list of NYNEX' and/or its AFFILIATES and/or AFFILIATE's agent's personnel and organizations responsible for each SYSTEM installation and shall promptly provide Installation Alerts and Broadcast Warnings necessary to support MATERIAL and SOFTWARE supplied by SUPPLIER during the Acceptance Period and thereafter for a period of twenty (20) years at no charge to NYNEX and/or its AFFILIATES.

         For each Order placed, SUPPLIER shall be accountable to NYNEX and/or its AFFILIATES to advise them of the shipping and delivery status of each Order placed, to maintain shipping intervals, and to provide repairs and replacement for MATERIAL and/or SOFTWARE, as set forth in this AGREEMENT. If NYNEX and/or its AFFILIATE is not satisfied with such shipping and delivery status and/or on-site repairs, NYNEX and/or its AFFILIATE shall have the right to escalate the matter for review and expeditious resolution to higher levels of management in accordance with the Alternate Dispute Resolution provision of this AGREEMENT.

         12.15 CONTINUOUS IMPROVEMENT PLAN [SOFTWARE Quality Improvement Plan ("SQIP")] SUPPLIER shall have a documented plan for continuously assessing and improving the price, quality and reliability of MATERIAL and SOFTWARE used in network applications. SUPPLIER's SOFTWARE Quality Improvement Plan (SQIP) shall incorporate a well defined set of metrics, acceptable to NYNEX, that will assess internal development data and field performance data in order to improve SUPPLIER's on-line performance for PRODUCTS deployed in NYNEX.

   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
                                                                   Page 45 of 77

October 16, 1996

         SUPPLIER's Quality Improvement Plan (SQIP) should include the use of a documented set of metrics. Metric collection, analysis and reporting should be conducted on a continual basis. Both field performance and in-process data shall be utilized.

         All information in SUPPLIER's SQIP shall be made available for semi-annual review by NYNEX. This includes, but is not limited to, plans, procedures and results.

                                   ARTICLE 13

                                   WARRANTIES

         WARRANTIES SUPPLIER represents, warrants and agrees that it has the full and entire responsibility, duty and obligation to provide the SYSTEM, PRODUCTS, MATERIAL, SERVICES AND SOFTWARE and perform, deliver and manage the Services, ancillary services, facilities, equipment and personnel optimally useful to perform the Work set forth in this Agreement or any Order(s) issued by NYNEX and accepted by SUPPLIER pursuant to this Agreement, including, without limitation, the responsibility, duty and obligation to ensure the full, adequate, complete and timely performance of SUPPLIER's other subcontractors, agents and independent contractors of whatever tier, type or character.

         13.1 WARRANTY OF TITLE SUPPLIER warrants that it shall have, as of the date of each Order, and as of the ACCEPTANCE DATE of each PRODUCT thereunder, and throughout any applicable license term thereunder, including any renewals or extensions thereof, free and clear title to, and the right to possess, use, sell, transfer, assign, license, or sub license, any and all SYSTEM(S), MATERIAL and SOFTWARE PRODUCTS that are sold, licensed or otherwise provided to NYNEX by SUPPLIER pursuant to such Order. SUPPLIER shall not create or permit the creation of any lien, encumbrance, or security interest in any PRODUCT licensed to NYNEX, or sold to NYNEX and for which title has not yet passed to NYNEX, without the prior written consent of NYNEX. Title to any PRODUCT licensed by NYNEX hereunder shall remain with SUPPLIER through the applicable license term, unless otherwise specified in this Agreement or related Order(s). For all PRODUCTS after the FOA Acceptance Periods, title to and risk of loss for any PRODUCT purchased by NYNEX hereunder shall pass to NYNEX, in accordance with
Article 9 of this AGREEMENT, entitled TITLE AND RISK OF LOSS. Passing title to any PRODUCT shall not constitute acceptance on the part of NYNEX.

         13.2 BASIC WARRANTY SUPPLIER represents and warrants that all SYSTEMS, PRODUCTS, MATERIAL, SOFTWARE and components will be free from defects in material or workmanship and will conform to, comply, function and perform in accordance with the requirements and specifications stated in the RFP, RRP or addenda thereto and as stated in Article 13.7 of this AGREEMENT as modified by Appendix A hereto, entitled SCOPE OF WORK, the applicable Proposal, this Agreement and all Order(s), associated appendices or other attachments incident to the Order(s), and that SUPPLIER will make all necessary adjustments, repairs and replacements to maintain all SYSTEMS, PRODUCTS, MATERIAL, SOFTWARE and Components in such condition during the term of the applicable warranty, in accordance with the terms and conditions hereof. SUPPLIER further warrants that each of the SYSTEMS, PRODUCTS, MATERIAL, SOFTWARE and Components furnished under this Agreement will perform such general and specific operations and have such general and specific characteristics as described and claimed for them in any of SUPPLIER's published literature, descriptions and specifications whether or not such

   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
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October 16, 1996


literature, descriptions and specifications are included in or referenced by an Order or this Agreement.

         13.3 SYSTEM COMPATIBILITY WARRANTY Unless the applicable Order specifically indicates otherwise, SUPPLIER warrants that all PRODUCTS acquired pursuant to such Order and to any related Order shall operate and function in a fully compatible mode as a System, functioning together, performing and interoperating as a fully integrated and efficient whole with itself and with all other switching, transport and transmission elements and other facilities and equipment in the NYNEX network in accordance with the requirements and specifications incident to this Agreement or any Order(s) issued pursuant to this Agreement which meet the interface standards and requirements specifically referenced by NYNEX and provided to Supplier as a requirement and/or those standards which are contained in industry publications by recognized standards bodies. SUPPLIER will review each NYNEX Order for completeness and accuracy with respect to components, materials and part numbers and, prior to submitting the Order to a sub-contractor, will notify NYNEX as to any inaccuracies or know deficiencies or incompatibility with any related Order.

         13.4 CONFIGURATION WARRANTY Unless the applicable Order specifically indicates otherwise, SUPPLIER warrants that the PRODUCT list for such Order for a SYSTEM hereunder, or for such Order for a component that includes one (1) or more separately listed PRODUCTS, shall be deemed to include, at no additional cost to NYNEX, any and all parts, items, and other PRODUCTS necessary for the respective SYSTEM or Component to operate according to the standards and SPECIFICATIONS set forth and referenced in this Agreement and the applicable Order, regardless of whether such parts, items, or other PRODUCTS are specified or listed in the applicable Order.

         13.5 ADDITIONAL COMMITMENTS AND WARRANTIES Any written commitment by SUPPLIER under the terms of any Order or of this Agreement shall be binding upon SUPPLIER whether or not incorporated into said Order or this Agreement. For purposes of this Agreement, a commitment by SUPPLIER shall include: (i) prices and options committed by SUPPLIER or its agent to remain in force during the term of this Agreement; (ii) any warranty or representation made by SUPPLIER or its agent in a written proposal to NYNEX as to PRODUCT performance, total System's performance, or any other physical, design, or functional characteristics of any Equipment, SOFTWARE, SYSTEM, or other PRODUCT; (iii) any warranty or representation made by SUPPLIER or its agent concerning the characteristics or items described in above, made in any literature, descriptions, drawings or specifications accompanying or referred to in a proposal or presentation to NYNEX; and (iv) any modification of or affirmation or representation as to any of the above which is made by SUPPLIER or its agent in the course of negotiations or during the term of this Agreement whether or not incorporated into a formal amendment to the proposal; and (v) any representation by SUPPLIER or its agent in a written proposal, in supporting documents or in negotiations subsequent thereto as to training to be provided, services to be performed, prices and options committed to remain in force over a fixed period of time, or any other similar matter regardless of the fact that the duration of such commitment may exceed the duration of this Agreement. All warranties shall survive inspection, acceptance and payment.

         13.6 GOODWILL WARRANTY For the term of the contract, Supplier will provide NYNEX a limited warranty beyond the standard [ * ] covering the environmental integrity of the BNU

    NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                           Contract No. X134094D
                                                                   Page 47 of 77

October 16,1996

enclosures pertaining to specific damage, wear, or degradation resulting from natural causes and under normal use, defined as NYNEX's performance and conformance to the routing maintenance and operations practices and procedures contained in SUPPLIER Documentation timely provided to and accepted by NYNEX. During the extended warranty period, SUPPLIER shall either replace, provide replacement parts, or make repairs to affected materials at their option and at their expense. Extended warranty is limited to:

         1. Corrosion on or in the BNU assembly.

         2. Rust or corrosion on hinges, latches, cable feeds, and mounting brackets connected to the BNU assembly.

         3. Excessive wear or breakage of door hinges, mounting brackets connected to the BNU assembly.

         4. Cracks, fractures, or metal fatigue causing loss of integrity to the BNU casting and doors.

         During the project period, SUPPLIER will track and monitor failures and defects of BNU's reported by NYNEX through customer support. In the event that records indicate a significant increase in failures or notification of repeated defect or failures of a specific nature exceeding the norm, SUPPLIER will cooperate with NYNEX to determine the cause of the problem and implement mutually agreed upon fixes including repairs, modifications, or replacements which are mutually agreed upon.

         13.7 WARRANTY PERIOD

         a) The warranty period for System(s), Product, Material(s), Software or Services furnished for, or during, the First Office Application ("FOA") shall begin on the day following the issuance by NYNEX of the Notice of Final Acceptance of the FOA and shall continue for a minimum period of [ * ].


         b) Once the FOA has passed Phase I and Phase II Acceptance and in order to facilitate the tracking and administration of the warranty for record keeping purposes, the warranty period on all subsequently furnished System(s), Product, material, Software or Service shall begin upon shipment of the System(s), Product, Material, Software or Service and shall continue thereafter for a minimum period of [ * ] provided, however, the parties agree that the initiation of and coverage by the warranty is entirely independent of acceptance, including NYNEX's rights and remedies in acceptance, and is not intended to nor shall it be construed as in any way precluding, limiting or otherwise affecting NYNEX's acceptance rights which shall be and remain as set forth in Section 12.13 hereof, entitled ACCEPTANCE.

         c) In all instances where the repair or replacement of System(s), Product, Material, Software is not completed within [ * ] of Supplier's receipt of notification of the defect, the warranty period shall be extended for a period equivalent to the time required by Supplier to complete the repair or replacement.

   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                           Contract No. X134094D
October 16, 1996                                                   Page 48 of 77

      13.8. SOFTWARE

      (A) In addition to the foregoing Sections 13.1 through 13.5 and 13.7, SUPPLIER warrants to NYNEX and its AFFILIATES that it has the right to grant the licenses for SOFTWARE ordered hereunder, and that SOFTWARE ordered under this AGREEMENT shall properly function in the SYSTEM environment, and shall conform, function and perform in accordance with all of SUPPLIER's published software specifications and with the SPECIFICATIONS set forth in Appendix A hereof, entitled SCOPE OF WORK including all subsequent changes and modifications thereto, in all respects, including, but not limited to, operating performance, memory requirements, response and run times and timing characteristics, documentation, compatibility, and modularity.

      (B) The warranty shall apply to all software releases, upgrades, enhancements, fixes, modifications and the like as well as third party software and SUPPLIER's firmware.

      (C) In the event the SOFTWARE fails to perform as described in Subsection (A) of this Section 13.8, SUPPLIER shall promptly correct or replace the SOFTWARE.

      (D) The transportation expense associated with returning SOFTWARE to and from SUPPLIER shall be borne by SUPPLIER.

      (E) SUPPLIER shall notify NYNEX and its AFFILIATES of defects in SUPPLIER's SOFTWARE of which SUPPLIER becomes aware and SUPPLIER shall immediately initiate corrective actions and make its best commercial efforts to correct all defects. Where the defect is service affecting the warranty period shall be temporarily suspended during the period needed to correct the defect and upon correction shall restart for the remaining warranty period or [ * ] whichever is greater.

      (F) SOFTWARE Release Warranty. SUPPLIER hereby represents and warrants to NYNEX that, for a period of [ * ] following the ACCEPTANCE DATE for such any SYSTEM: (i) No release by SUPPLIER of any operating SOFTWARE for any SYSTEM purchased by or provided to NYNEX pursuant to this Agreement shall eliminate, reduce, or degrade the performance capabilities of the SYSTEM from the corresponding level of performance at the ACCEPTANCE DATE for the SYSTEM; and (ii) Applications SOFTWARE will function on such SYSTEM purchased by or otherwise provided to NYNEX pursuant to this Agreement, unless specifically noted in the appropriate Order; (iii) SUPPLIER shall maintain the previous two (2) release levels of any SOFTWARE, or all levels released over the previous [ * ], whichever is longer.

      (G) SUPPLIER also shall perform a Post Mortem analysis after each major SOFTWARE release. Such analysis should determine which development stage activities were accomplished smoothly and which activities contributed to problems that effected quality or scheduling. Results of the analysis should yield documented process improvement plans which will be implemented before development of the next release begins.

   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

I

                                                           Contract No. X134094D
October 16, 1996                                                   Page 49 of 77

      (H) Year 2000 - Representation and Warranty (SOFTWARE) SUPPLIER represents and warrants that all SOFTWARE Deliverables delivered hereunder shall record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such SOFTWARE record, store, process and present calendar dates falling on or before December 31, 1999. SUPPLIER further represents and warrants that in all other respects such SOFTWARE shall not in any way lose functionality or degrade in performance as a consequence of such SOFTWARE operating at a date later than December 31, 1999. Without limitation of the foregoing, SUPPLIER's representative will consult with NYNEX' or AFFILIATE's designated representative for century date change requirements, to ensure that such SOFTWARE Deliverables will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and to use its best efforts to ensure that such SOFTWARE Deliverable will be interoperable with other SOFTWARE used by NYNEX or AFFILIATE which may deliver records to such SOFTWARE Deliverable, receive records from such SOFTWARE Deliverable, or interact with such SOFTWARE Deliverable in the course of processing data.

            (SYSTEMS) SUPPLIER represents and warrants that all SYSTEMS delivered hereunder will record, store, process, and present calendar dates falling on or after January 1, 2000, and with the same functionality, as such SYSTEMS record, store, process and present calendar dates falling on or before December 31, 1999. SUPPLIER further represents and warrants that in all other respects such SYSTEMS shall not in any way lose functionality or degrade in performance as a consequence of such SYSTEMS operating at a date later than December 31, 1999. Without limitation of the foregoing, SUPPLIER's representative will consult with NYNEX' or AFFILIATE's designated representative for century date change requirements, to ensure that such SYSTEMS will lose no functionality nor will they degrade in performance with respect to the introduction of records containing dates falling on or after January 1, 2000, and to use its best efforts to ensure that such SYSTEMS will be interoperable with other SYSTEMS used by NYNEX or its AFFILIATE which may deliver records to such SYSTEMS, receive records from such SYSTEMS, or interact with such SYSTEMS, in the course of processing data.

            Notwithstanding the foregoing, Supplier shall have no responsibility for any loss of functionality or degradation or failure to record, store, process or present calendar dates falling on or after January 1, 2000 caused by the failure to so perform of any software or systems, other than Supplier's, used by NYNEX or any of its Affiliates or any other supplier.

      13.9 ESCROW In order to protect the rights of NYNEX, SUPPLIER shall keep and maintain current a copy of the SOURCE CODE and Related Documentation for any SOFTWARE licensed by SUPPLIER to NYNEX in escrow with a commercial escrow agent selected by NYNEX, pursuant to an escrow agreement by and among SUPPLIER, NYNEX, and such agent. Such escrow agreement shall authorize the escrow agent to release such SOURCE CODE

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           Contract No. X134094D
October 16, 1996                                                   Page 50 of 77

and Related Documentation to NYNEX if and when NYNEX shall have a right thereto pursuant to this Agreement or if SUPPLIER fails to maintain the escrow as agreed herein.

The Source Code Escrow agreement shall include, but not be limited to, conditions defined as "Escrow Release Events" upon which source code shall be released to NYNEX, temporarily or permanently if one or more of, the following events occur:

a. permanently, if SUPPLIER becomes insolvent or admits insolvency or admits a general inability to pay debts as they become due;

b. permanently, if SUPPLIER files a petition for protection under the Bankruptcy code of the United States, or an involuntary petition is filed against the SUPPLIER and is not dismissed within sixty (60) days;

c. permanently, if control of SUPPLIER is acquired by a competitor of NYNEX and it is determined by NYNEX that there is a threat to its interest or inadequate safeguards exist resulting from the transfer of control;

d. temporarily, if SUPPLIER fails to provide technical support during any emergency or out-of-service condition. NYNEX shall only use source code released during this event for the purpose of placing the SYSTEM back into operation.

[ * ] shall pay all costs of providing and maintaining the SOURCE CODE in escrow, including the fees of the escrow agent. NYNEX shall have the right at any time to verify that the copy of the SOURCE CODE placed in escrow shall be reproduced and maintained on machine readable media compatible with SUPPLIER's Equipment and shall be accompanied by full documentation thereof. When a change is made to the SOURCE CODE by or on behalf of SUPPLIER during the term of the escrow agreement, the revised SOURCE CODE, including the change, shall be delivered to the escrow agent not later than [ * ] business days after the change is affected by or on behalf of SUPPLIER. Copies of the revised SOURCE CODE and the SOURCE CODE prior to the then-latest revision shall be maintained in escrow as provided hereunder.

      13.10 ILLICIT CODE SUPPLIER warrants (a) unless authorized in writing by NYNEX or (b) necessary to perform valid duties under this Agreement, any SOFTWARE provided to NYNEX by SUPPLIER for use by SUPPLIER or NYNEX shall: (a) contain no hidden files; (b) not replicate, transmit, or activate itself without control of a person operating computing equipment on which it resides; (c) not alter, damage, or erase any data or computer programs without control of a person operating the computing equipment on which it resides; (d) contain no encrypted imbedded key unknown to NYNEX, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data developed under this Agreement, based on residency on a specific hardware configuration, frequency of duration of use, or other limiting criteria ("Illicit Code") except, and to the extent, required by NYNEX as set forth in "Revised Section 14 Document". Should any program have any of the foregoing attributes, and notwithstanding anything elsewhere in this Agreement to the contrary, SUPPLIER shall be in default of this Agreement, and no cure period shall apply. In addition to any other remedies available to it under this Agreement, NYNEX reserves the right to pursue any civil and/or criminal penalties available to it against the SUPPLIER.

   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
October 16, 1996                                                   Page 51 of 77

      13.11 SERVICES SUPPLIER warrants to NYNEX and NYNEX AFFILIATES that SERVICES provided hereunder shall be expertly performed in a manner which meets or exceeds the highest prevailing standards in the industry, and in accordance with applicable SPECIFICATIONS. All warranties shall survive inspection, acceptance and payment.

      13.12 EMPLOYEES AND SUBCONTRACTORS BOUND Supplier represents that it has and will maintain an appropriate agreement(s) with its employees, or (without altering the restrictions against subcontracting set forth elsewhere in this Agreement) others whose services Supplier may require, sufficient to enable it to comply with all provisions of this Agreement, including, without limitation, the provisions relating to intellectual property. Upon request by NYNEX, Supplier shall make such agreements available for inspection by NYNEX. Supplier shall be in all aspects liable for any acts or omissions of its employees and subcontractors as well as any breaches of this Agreement arising from such acts or omissions.

      13.13 DISCLOSURE SUPPLIER represents that it has made its best efforts to disclose, and will continue to disclose, any issue, element, factor, cause of action, claim or event incident to its Proposal and the technology upon which the Proposal is based, which if disclosed would be likely to have a significant adverse impact upon NYNEX's decision to accept such Proposal or the technology upon which the Proposal is based.

                                   ARTICLE 14

                         COMPLIANCE WITH FEDERAL RULES

      14.1 RADIO FREQUENCY ENERGY STANDARDS MATERIAL furnished hereunder shall, at time of shipment, comply to the extent applicable with the requirements of Subpart J of Part 15 of the Federal Communications Commission's Rules and Regulations, as they may be amended from time to time, including those Sections concerning the labeling of such MATERIAL and the suppression of radio frequency and electro-magnetic radiation to the specified levels. Should the MATERIAL during use fail to meet relevant parts of the FCC Rules and Regulations for spurious emission and interference to radio communications, SUPPLIER shall provide to NYNEX information relating to methods of suppressing such interference. In the event such interference cannot reasonably be suppressed, then all remedies as provided by the clause entitled "WARRANTIES" shall apply.

      14.2 REGISTRATION When MATERIAL furnished under this AGREEMENT is subject to registration under Part 68 of the Federal Communications Commission's Rules and Regulations as they may be amended from time to time ("Part 68"), SUPPLIER warrants that such MATERIAL furnished under this AGREEMENT is registered under and complies with Part 68 including, but not limited to, all labeling and customer instruction requirements unless such MATERIAL is furnished as part of a technical field trial or unless the MATERIAL is provided for services not covered or exempt under Part 68. SUPPLIER agrees to defend and hold NYNEX and its AFFILIATES harmless from any liability, claim or demand (including the costs, expenses and reasonable attorney's fees on account thereof) that may arise out of SUPPLIER's non-compliance with Part 68. NYNEX agrees to promptly notify SUPPLIER of any liability, claim or demand against NYNEX or its AFFILIATES for which SUPPLIER is responsible under this clause and gives SUPPLIER full opportunity and authority to assume the defense, including appeals, and to settle such liability, claims and demands,

   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
October 16, 1996                                                   Page 52 of 77

provided that if NYNEX reasonably believes that SUPPLIER is not adequately handling such defense or settlement, NYNEX reserves the right to assume the defense or settlement.

                                   ARTICLE 15

                            CONTINUING AVAILABILITY

      SUPPLIER agrees to offer for sale functionally equivalent or superior maintenance, support, replacement and repair parts for MATERIAL ordered pursuant to this AGREEMENT for [ * ] commencing from SUPPLIER's last shipment of such MATERIAL to NYNEX or its AFFILIATES. In addition to SUPPLIER's obligation to offer MATERIAL support for [ * ] from SUPPLIER's last shipment of MATERIAL, SUPPLIER agrees to provide SOFTWARE support for maintenance, replacement or updates for [ * ] from SUPPLIER's last shipment of SOFTWARE listed in Appendix B hereof, as applicable. SUPPLIER agrees to support MATERIALS and/or SOFTWARE for [ * ] from SUPPLIER's last shipment. Under this Paragraph, SUPPLIER shall also give NYNEX [ * ] prior written notice of the discontinuance of the sale of maintenance, replacement and repair parts for MATERIAL. Charges for support SERVICES provided pursuant to this paragraph shall be mutually agreed upon at time of discontinuance notice.

      When SUPPLIER has given NYNEX such discontinuance notice, or if for any other reason SUPPLIER is unable to provide such MATERIAL, or SOFTWARE, SUPPLIER shall, if requested by NYNEX, endeavor to arrange for a third party to continue to furnish the discontinued maintenance, replacement and repair parts to NYNEX. In the event SUPPLIER is not requested or, if requested, is unable to find a third party to furnish such parts to NYNEX, SUPPLIER shall, upon request by NYNEX, to the extent SUPPLIER has such rights, provide NYNEX with existing technical information and rights, including SOURCE CODE and documentation, at no additional charge, sufficient for NYNEX to manufacture, or have manufactured, the discontinued parts. In no event shall the provision of such rights and technical information to a third party or to NYNEX be delayed beyond six (6) months after SUPPLIER's date of notice of discontinuance.

      SUPPLIER shall protect against the loss or damage of the existing technical information required for the manufacture of the discontinued parts with the same degree of care that SUPPLIER uses to protect its own valuable technical information. In addition, SUPPLIER shall advise NYNEX in writing at least six (6) months in advance of its decision to discontinue maintenance of any technical information, so that NYNEX may acquire such technical information in accordance with the provisions of this clause.

      The technical information includes, by example and not by way of limitation: (a) manufacturing drawings and specifications of raw materials and components comprising such parts; (b) manufacturing drawings and specifications covering special tooling and the operation thereof; and (c) a detailed list of all commercially available parts and components purchased by the SUPPLIER on the open market disclosing the part number, name, and location of the SUPPLIER and price lists for the purchase thereof, including SOURCE CODE and documentation.

   NOTICE: Not for use/disclosure outside NYNEX except by written agreement.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                           Contract No. X134094D
October 16, 1996                                                   Page 53 of 77

                                   ARTICLE 16

                             EXTRAORDINARY SUPPORT

      In addition to the provisions for repair or replacement or MATERIAL and/or SOFTWARE set forth in Article 13 hereof, entitled "WARRANTIES" and Section 12.9 hereof, entitled "REPAIRS AND REPLACEMENT," SUPPLIER agrees, in any event, if any natural or other disaster or emergency causes an out of service condition, SUPPLIER shall use extraordinary effort to locate or provide (i.e. procure or manufacture) and ship to NYNEX replacement MATERIAL or SOFTWARE, and make available necessary manpower within twenty four (24) hours of verbal notification by NYNEX or its AFFILIATES.

      Such emergency support shall be available twenty four (24) hours a day, seven (7) days a week during the term of this Agreement and for a period of twenty (20) years after the expiration of this Agreement.

      Charges for replacement MATERIAL, SOFTWARE, AND SERVICES shall be at the prices contained in Appendix C hereof, entitled PRICING, or Appendix D hereof, entitled CHANGES IN SCOPE, as applicable, for the term of this Agreement. This clause shall not be construed to required SUPPLIER to maintain any inventories whatsoever nor maintain any position of readiness to perform in the future nor require breach of SUPPLIER's contractual obligations to third parties.

                                   ARTICLE 17

                                   WORKAROUND

      In the event SUPPLIER fails to furnish any SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICES, or any combination thereof, that conform to approved SPECIFICATIONS by the agreed upon original delivery date, or an amended delivery or completion date, for reasons other than FORCE MAJEURE, or delays caused solely, directly and independently of all other causes by NYNEX or its AFFILIATES' failure to meet their obligations to SUPPLIER, and NYNEX determines that SUPPLIER's failure to meet its obligations will cause NYNEX or its AFFILIATES to incur additional costs to meet commitments to their customers, then NYNEX may notify SUPPLIER in writing, in accordance with Section 30.10 hereof, that a WORKAROUND condition exists. SUPPLIER shall then be granted a cure period as set forth in Section 10.8 hereof, entitled Performance Compensation Cure Period. In the event that the failure is not remedied to NYNEX's reasonable satisfaction prior to the expiration of the cure period, NYNEX may invoke SUPPLIER's liability under Section 10.7 hereof, entitled PERFORMANCE COMPENSATION PAYMENTS.

      In addition, SUPPLIER and NYNEX shall promptly participate in the joint preparation of a WORKAROUND plan to resolve the problem. NYNEX, however, shall have final approval of the WORKAROUND plan to be performed.

                                   ARTICLE 18

        SUPPLIER COMPREHENSIVE RESPONSIBILITIES FOR OVERALL PERFORMANCE

      18.1 Supplier represents, warrants and agrees that it has the full and final responsibility, duty and obligation to provide, perform, deliver and install, to the extent set forth in Appendix A hereof, entitled SCOPE OF WORK, the System, Products, Material, Software and

    NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

                                                           Contract No. X134094D
October 16, 1996                                                   Page 54 of 77

Services as well as any ancillary services, facilities, and equipment, set forth any Order(s) issued by NYNEX and accepted by Supplier pursuant to this Agreement and further Supplier agrees and acknowledges:

      (i) that it recognizes that the System(s), Products, Material, Software or Services which are to be provided under this Agreement are vital to NYNEX and must be delivered and installed without interruption, delay, cessation or limitation and in full compliance with the scheduled developmental dates, specifications and requirements set forth in the Order(s) and this Agreement; and that in the event of any conflict or contention of whatever type or character between a NYNEX or its Affiliate's Order(s) within the commitment schedule of agreed upon forecast for SYSTEM, PRODUCT, MATERIAL, SOFTWARE or SERVICES and any order by a third party, Supplier shall satisfy and fulfill, and shall take any lawful action necessary, to satisfy and fulfill, the NYNEX or its Affiliate's Order(s) before it satisfies such third party Order(s).

      (ii) that Supplier has and will maintain an organization staffed by optimally useful number(s) of qualified personnel, including "key personnel", with the knowledge, skill and resources optimally useful to perform and complete the work and that there are and will be, no impediments to, or commitments legal, contractual or otherwise which impede SUPPLIER's timely performance and completion of the work or its capacity or capability to do so;

      (iii) that should Supplier fail in its performance beyond the cures and remedies in this Agreement, the cost, and expense required to reprocure the System(s), and the time lost and the revenues income and profit jeopardized could be substantial and material;

      (iv) that any such failure in [ * ] under this Agreement may under the circumstances set forth in this Agreement constitute a Default by Supplier and give rise to an obligation to pay money damages and such other and additional relief or remedy as may be set forth in this Agreement or permitted at law or in equity, should any of the foregoing events occur.

                                   ARTICLE 19

                                  REPORT RATE

      Supplier, as and for an inducement to NYNEX to enter into this Agreement, agrees i) that in the event of any failure to achieve or maintain a [ * ] in accordance with, or otherwise fails to comply or perform in accordance with, the requirements set forth in Appendix B hereof, entitled PROJECT MANAGEMENT the amounts set forth therein constitute a fair and reasonable determination of the actual damages NYNEX would sustain as a result of a Supplier breach or default under this Article; and ii) that Supplier shall, as Principal therein,

    NOTICE: Not for use/disclosure outside NYNEX except by written agreement.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                           Contract No. X134094D
October 16, 1996                                                   Page 55 of 77

[ * ] of such damages, together with such other and additional damages set forth in Article 26 hereof, entitled INTELLECTUAL PROPERTY - GENERAL OBLIGATIONS, including without limitation those set forth in Section 26.1(D).

      NYNEX shall be entitled to damages pursuant to this Article whether or not NYNEX terminates the Agreement or cancels the applicable Order(s). The receipt of damages under this Article shall not preclude NYNEX or its AFFILIATE from any other rights and remedies to which they are entitled under the terms and conditions of this AGREEMENT at law or in equity. A breach under Article 19 shall be deemed to be cured on the date that remedial action is completed which results in performance in accordance with the requirements of this Agreement.

                                   ARTICLE 20

                             PERFORMANCE STANDARDS

     20.1 Performance Standards are set forth in Article 12 hereof, entitled Quality Assurance, together with those as shall be set forth in the applicable Order(s). Supplier shall meet or exceed such performance standards in all work performed or Material or Software provided under this Agreement or any Order(s). The utilization of such minimum performance standards and the identification of those damage elements which will be reimbursed as compensation for failure to satisfy the requirements of the minimum performance standards is not intended and should not be construed as sanctioning performance at or below such standards. The sole purpose of such compensation is to provide a mechanism within the context of the ongoing performance of the Agreement under which NYNEX would determine and receive compensation, should SUPPLIER fail in its performance, without immediate resort to Article 21 hereof, entitled DEFAULT. Accordingly, under normal circumstances resort to and utilization of the Performance Compensation Payments shall preclude the subsequent exercise of the Default provision for those specific performance events for which compensatory damages have been assessed and reimbursed. However, said specific performance events shall be counted in determining the cumulative failure of Supplier to meet the material performance requirements of this Agreement or any Order(s). Failure to meet material performance requirements shall occur, if Supplier
performs below the minimum performance requirements consistently over a   [ * ]
coincides with a calendar year. NYNEX shall have the option to invoke Default, should Supplier fail to meet the material performance requirements of this Agreement or any Order(s) issued pursuant to this Agreement.

    NOTICE: Not for use/disclosure outside NYNEX except by written agreement.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                           CONTRACT NO. X134094D
OCTOBER 16, 1996                                                   PAGE 56 OF 77

                                   ARTICLE 21

                                     DEFAULT

      21.1 Supplier shall be in default as defined in this Article, if Supplier fails to:

      (i) individually, or in the aggregate over time, in any material respect, make delivery of any Material or Software or to perform any Service(s) within the time specified herein or in any applicable Order(s), including without limitation development dates, or any extension thereof by change order or amendment; or

      (ii) individually, or in the aggregate over time, in any material respect, replace or correct defective Material or Software or other deliverable(s) or Service(s) in accordance with the provisions of
            Article 12 hereof, entitled QUALITY ASSURANCE, Article 13 hereof, entitled WARRANTIES, Article 18 hereof, entitled SUPPLIER COMPREHENSIVE RESPONSIBILITIES FOR OVERALL PERFORMANCE, Article 20 hereof, entitled PERFORMANCE STANDARDS, or Article 17 hereof, entitled WORKAROUND.

      (iii) perform any of its other material obligations under this Agreement;
            or

      (iv) make progress so as to endanger performance of this Agreement or any Order(s) in accordance with its terms; and, in any of the circumstances specified in this Article, Supplier cannot demonstrate that the Material, Software or other deliverable(s) or service(s) will conform to this Agreement or any Order(s) and satisfy the Acceptance Criteria, or that the SUPPLIER's employees as a group assigned to the work are not capable of producing Material or Software which will conform to this Agreement or any Order(s) and satisfy the Acceptance Criteria; NYNEX may give Supplier written notice citing the areas believed to be inadequate or deficient.

      21.2 In the event of any Supplier Default under Section 21.1 or other failure to perform any duty or obligation under this Agreement or any Order(s) issued pursuant to this Agreement ("Default"), NYNEX shall provide Supplier with written Notice thereof, in accordance with Section 30.10 hereof, and Supplier
shall have        [ * ]        from the mailing, or other issuance, of said
notice by NYNEX to cure the Default ("Cure Period"). Should an occasion(s) of Default arise which the parties agree is of such a nature that it cannot be remedied within the Cure Period through the application of Supplier's best efforts, Supplier shall present within such Cure Period a plan of action to remedy same, which plan shall have, in NYNEX's judgment, a reasonable
opportunity for success. If, at the end of the       [ * ]       period the
Default has not been remedied to the reasonable satisfaction of NYNEX, or a plan to remedy reasonably acceptable to NYNEX is not presented, as the case may be, then NYNEX may cause Supplier to be in Default

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                           CONTRACT NO. X134094D
OCTOBER 16,1996                                                    PAGE 57 of 77

hereunder by giving Supplier at least ten (10) business days prior written notice of the effective date of such Default.

      21.3 In the event of Default, then in addition to and independent of all other rights and remedies at law or in equity or as provided in this Agreement, NYNEX shall have the right to, and at its option may, terminate this Agreement or cancel any such Order(s) placed by NYNEX without any charge, obligation or liability whatsoever, except as to the payment for Material already installed and accepted in those instances where an Order(s) only is canceled, provided such Material was not the subject matter of the Default nor was its effectiveness affected by such Default. The effect of such termination shall be to terminate NYNEX's continuing obligation to make payments hereunder and to cause NYNEX's right, title, and interest to the Material, Software, Service(s) or other deliverable(s) including license rights under Article 5, to fully vest in NYNEX and Supplier hereby agrees to and does grant all such right, title, and interest to NYNEX, agrees to deliver such items to NYNEX, and agrees to take all steps necessary to cause such right, title and interest to vest in NYNEX including execution and filing of documents with the United States Patent Office, United States Copyright Office and other relevant governmental agencies; and

21.4 If this Agreement, or any Order(s), is terminated pursuant to this Article, NYNEX, in addition to any other rights provided in this Article, may require the Supplier to transfer title and deliver to NYNEX, in the manner and to the extent directed by NYNEX, (i) any completed Material or Software, and (ii) such partially completed Material or Software and developed Materials or Software as specified in this Agreement or any Order(s) (hereinafter called "Developed Materials") as the Supplier has specifically produced or acquired for the performance of such part of this Agreement as has been terminated; and Supplier shall, upon direction of NYNEX, protect and preserve such property, as enumerated in the paragraph, in the possession of the Supplier. Payment for completed contract Material delivered to and accepted by NYNEX shall be at the Agreement or Order price. Payment for developed materials delivered to and accepted by NYNEX and for the protection and preservation of property shall be in the amount agreed upon by the Supplier and NYNEX; however, SUPPLIER's obligation hereunder to carry out NYNEX's direction as to such shipment, protection and preservation shall not be contingent upon prior agreement of the parties as to such amount. NYNEX may withhold from amounts otherwise due the Supplier for such completed contract Work or developed materials, such sums as NYNEX determines to be necessary to protect NYNEX against loss. NYNEX shall continue to hold a perpetual, worldwide, royalty-free license to all Software previously delivered hereunder by Supplier, GI Information in accordance with and subject to the limitations of Section 26.3 hereof, entitled INTELLECTUAL PROPERTY RIGHTS, in accordance with Section 26.4 hereof, entitled RIGHTS TO INNOVATIONS pursuant to the terms of such license as set forth herein, and Supplier shall use its best commercial efforts to support such license as set forth herein; and

      21.5 NYNEX and Supplier will negotiate in good faith and in accordance with Article 31 hereof, entitled ALTERNATE DISPUTE RESOLUTION any appropriate and reasonable refunds due to, and other damages

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D

OCTOBER 16, 1996                                                   PAGE 58 OF 77

incurred by, NYNEX as a result of, or arising out of, such Default; such refunds and damages to be based upon, among other things, the nature of the Default resulting in such termination, the useful life to NYNEX of any Materials or Software which are the subject matter of such Default, initial installation costs, the excess costs of reprocurement and incremental costs, including installation. In the event that Supplier and NYNEX fail to arrive at a mutual agreement on the amount of refund and other damages to be received by NYNEX within the steps and time periods set forth in Article 31, NYNEX shall have the right to pursue such remedies as may be available at law or in equity or under this Agreement. Failure of NYNEX to enforce any right under this Article shall not be deemed a waiver of any right hereunder. The rights and remedies of NYNEX under this Article shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Agreement.

                                   ARTICLE 22

                        WORK PERFORMED ON NYNEX PREMISES

      22.1 CLEAN UP Upon completion of any work performed under this AGREEMENT or pursuant to Orders placed hereunder, SUPPLIER shall promptly remove all implements, surplus materials and debris.

      22.2 HARMONY SUPPLIER shall be entirely responsible for all persons furnished by it working in harmony with all others working on NYNEX premises or those of NYNEX's AFFILIATE.

      22.3 PLANT AND WORK RULES SUPPLIER's employees, agents and contractors shall, while on NYNEX or its AFFILIATES' premises, comply with all plant rules and regulations, including, where required by government regulations, submission of satisfactory clearance from the U.S. Department of Defense and other Federal authorities concerned.

      22.4 RIGHT OF ACCESS Each party shall permit access to the other's respective facilities as reasonably required in connection with work hereunder. No charge shall be made for such access. It is agreed that reasonable advance notice will be given when access is required.

      22.5 TOOLS AND EQUIPMENT Unless otherwise specifically provided in this AGREEMENT, SUPPLIER shall provide labor, tools and equipment necessary for performance pursuant to an Order under this AGREEMENT.

      22.6 WORK HEREUNDER It is understood that visits by SUPPLIER's representatives or SUPPLIER's contractor's representatives to perform SUPPLIER's obligations under this AGREEMENT shall for all purposes be deemed "work hereunder" and shall be at no charge to NYNEX and/or its AFFILIATES unless otherwise specifically provided in this AGREEMENT or in another writing signed or duly acknowledged by authorized representatives of both parties.

      SUPPLIER's employees, contractors, and/or agents shall all be considered SUPPLIER's employees, and SUPPLIER shall be solely responsible for work performed by its employees, agents, and/or contractors. SUPPLIER shall, upon notification from NYNEX of completion of work performed by others, upon whose completion SUPPLIER's own work depends, promptly inspect and advise NYNEX of any impediment that prevents the SUPPLIER's proper performance. SUPPLIER's silence shall

   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D

OCTOBER 16,1996                                                    PAGE 59 OF 77

constitute approval of such other work as fit, proper, and suitable for SUPPLIER's performance of work.

                                   ARTICLE 23

                             LIABILITY AND INSURANCE

      23.1 LIABILITY All work or SERVICES furnished by SUPPLIER or by persons furnished by SUPPLIER, including its subcontractors (if any) pursuant to this CONTRACT shall be performed in a proper and workmanlike manner and as an Independent Contractor and not as the agent of NYNEX. All persons furnished by SUPPLIER and its subcontractors (if any) shall be considered solely SUPPLIER's and its subcontractors' (if any) employees or agents, and SUPPLIER and its subcontractors (if any) shall be responsible for compliance with all laws, rules, and regulations including, but not limited to employment of labor, hours of labor, working conditions, worker's compensation payment of wages, and payment of taxes, such as unemployment, social security and other payroll taxes, including applicable contributions from such persons when required by law. SUPPLIER and its subcontractors (if any) shall indemnify, hold harmless, and defend NYNEX and its AFFILIATES from and against any claim or lawsuits arising out of SUPPLIER's and its subcontractors' (if any) failure to comply with any such laws, rules or regulations.

      SUPPLIER shall indemnify, hold harmless and defend NYNEX and its AFFILIATES from and against any loss, cost, liabilities, claims or demands (including the costs, expenses and attorney's fees) that may be made: (a) by anyone for injuries including death to persons or damage to property including theft, resulting from its acts or omissions or those of persons furnished by SUPPLIER; (b) by persons furnished by SUPPLIER and its subcontractors (if any) under Worker's Compensation or similar acts; (c) by anyone in connection with work, MATERIAL, SOFTWARE DOCUMENTATION, RELATED DOCUMENTATION or SERVICES provided by Supplier or contemplated by this AGREEMENT; and (d) under any federal securities laws or under any other statute, at common law or otherwise arising out of or in connection with the performance by Supplier contemplated by this AGREEMENT or any information obtained in connection with such performance; except, in each case, to the extent such losses are caused by the negligence or willful misconduct of NYNEX or its Affiliates; and SUPPLIER further agrees to bind its subcontractors (if any) to' similarly indemnify, hold harmless and defend NYNEX. Supplier shall not implead or bring any action against NYNEX and its NYNEX Affiliates, their respective directors, officers, employees, agents in connection with any action by any of SUPPLIER's employees for any personal injury (including death) or property damage that occurs in the course or scope of employment of such person except to the extent such personal injury or property damage is directly caused by the negligence of NYNEX and/or its Affiliates or their employees or agents. NYNEX and its AFFILIATES will notify SUPPLIER of any written claims or demands against it for which SUPPLIER is responsible hereunder.

      23.2 INSURANCE SUPPLIER and its subcontractors (if any) agree to purchase and maintain during the term hereof all insurance and/or bonds required by law or this AGREEMENT including without limitation: (a) Workers' Compensation and related insurance as prescribed by the law of the State in which the work is performed; (b) Employers Liability insurance with limits of not less than $2,000,000 per occurrence and the aggregate; (c) Commercial General Liability insurance, including PRODUCTS Liability and Completed Operation endorsements for a combine single limit of not less than $5,000,000 per occurrence and in the

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D

October 16, 1996                                                   PAGE 60 OF 77

aggregate; and (d) if the use of a motor vehicle is required, Automobile liability coverage for a combined single limit of $2,000,000. SUPPLIER shall furnish certificates of insurance evidencing placement of such insurance. NYNEX and NYNEX Corporation shall be named as Additional Insureds in the policies referred to in (c) above.

      Certificates furnished by SUPPLIER shall provide that NYNEX is to be notified in writing, in accordance with Section 30.10 hereof, at least twenty
(20) days prior to cancellation of, or any material change in the policy. SUPPLIER and its subcontractors (if any) shall assume responsibility for such notification being given to:

                  Manager, Customer Support
                  NYNEX
                  240 East 38th Street, 15th Floor
                  New York, New York 10016


                                   ARTICLE 24

                    IMPLEADER AND LIMITED LIABILITY OF NYNEX

      SUPPLIER shall not implead or bring any action against NYNEX or its AFFILIATES or the employees of either based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by NYNEX or its AFFILIATE for which a claim may be filed under the Worker's Compensation Act and that arises out of the business contemplated under this AGREEMENT except if such personal injury or death is caused by the gross negligence or willful misconduct of NYNEX. SUPPLIER also agrees that neither NYNEX nor its AFFILIATES shall be liable for any special, punitive or exemplary damages for any acts or failure to act under this AGREEMENT unless such act or failure to act is intentional or willful.

                                   ARTICLE 25

                        DOCUMENTATION AND RECORD KEEPING

      25.1 PERIODIC REPORTS SUPPLIER agrees to render at no charge to NYNEX on a monthly basis, unless otherwise mutually agreed upon, and in formats acceptable to NYNEX, the following reports (by way of-example and not limitation):

      a.    Material Back Order Report

      b.    Repair and Return Report

      c.    Outstanding Engineering Complaints Report

      d.    Outstanding Order Report

      e.    Volume Report

      f.    Monthly Product Development Reports

      9.    Monthly Production Schedule Reports

      h.    Monthly Billing Reports

      i.    Software Development Tracking Reports

      j. Quarterly reports listing sub-contractors and products/services provided under this Agreement.

      k.    Organization charts

      l.    Status reports for engineering and design documents

      m. Monthly Change Reports detailing Engineering and Design Statement of Work changes.

      n.    Weekly Impact/Issues Report

      o.    Monthly Quality Reports

      p. M/WBE (second tier) Reports identifying diversified sub-contractors used by SUPPLIER.

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D

OCTOBER 16, 1996                                                   PAGE 61 OF 77

      q.    Warranty Reports

      r.    NTF Summary Reports

      SUPPLIER agrees to render other periodic reports for service affecting conditions or other conditions that affect the operational and administrative procedures of NYNEX or its AFFILIATES, or as otherwise requested by NYNEX or its AFFILIATES.

      25.2 RECORDS AND AUDIT SUPPLIER shall maintain, in accordance with standard recognized accounting practices, accurate and complete records as are necessary to enable SUPPLIER to demonstrate full compliance with all of the Terms and Conditions of this AGREEMENT. SUPPLIER shall maintain such records for a period of ten (10) years from the date of termination of this AGREEMENT.

      SUPPLIER agrees to provide reasonable supporting documentation concerning any disputed amount(s) within twenty (20) days after NYNEX or its AFFILIATES provides written notification of the dispute to SUPPLIER.

      NYNEX and SUPPLIER shall mutually agree upon an independent auditor who, at NYNEX' option, shall audit SUPPLIER's records of SUPPLIER's transactions with its other commercial customers for verification of comparable pricing and other commercial elements in accordance with the clause hereof entitled "MOST FAVORED NATION"; provided that the identity of such other commercial customers shall not be disclosed to NYNEX. SUPPLIER shall be responsible for all audit/ verification expenses should the audit reveal or determine that there is a deficiency or violation of Section 8.2 hereof, entitled MOST FAVORED NATION. At NYNEX' request, the independent auditor shall have access to the SUPPLIER's records, for purposes of audit during normal business hours during the term of this AGREEMENT and during the respective periods in which SUPPLIER is required to maintain such records. The accuracy of SUPPLIER's billing shall be determined from the results of such audits.

                                   ARTICLE 26

                   INTELLECTUAL PROPERTY - GENERAL OBLIGATIONS

      26.1 INFRINGEMENT OF PATENTS, COPYRIGHTS, AND TRADEMARKS The following terms apply to any infringement, claim of infringement or other misappropriation of any patent, trademark, copyright, trade secret or other proprietary interest, breach of fiduciary relationship or breach of contract related to the existence of a fiduciary or employee relationship ("Claim") based on or arising out of the disclosure, development, manufacture, use, reproduction, possession, distribution, sale, transfer, resale, misuse or misappropriation of any SYSTEM, PRODUCT, MATERIAL, SOFTWARE or DOCUMENTATION, or part thereof, or SERVICES furnished, or the use of any Licensed Materials within the scope of the licenses granted to NYNEX under this AGREEMENT and provided such Licensed Materials are not being used in violation of an expressed restriction in such licenses.

      SUPPLIER shall indemnify, hold harmless and defend, NYNEX and its AFFILIATES, ("Indemnitees") from and against any loss, cost, damage, claim, expense, including without limitation court costs and reasonable attorney fees, or liability that may arise out of, or result by reason of, any such infringement or claim, including without limitation any claim or cause of action of whatever type or nature arising out of any

   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D

OCTOBER 16,1996                                                    PAGE 62 OF 77

claim, cause of action or litigation, between Supplier, any of its subsidiaries, affiliates or successors in interest and DSC Communications Corporation or DSC Technologies Corporation or any of its subsidiaries, affiliates or successors in interest ("DSC Litigation") whether currently pending or during the term of this Agreement. SUPPLIER shall defend or settle, at its own expense, any action, suit or proceeding against any Indemnitees arising in connection with a Claim, and shall pay any damages, costs or expenses awarded therein or payable in settlement; provided, however, that no such settlement shall compromise, impede or limit in any manner NYNEX's possession, use or distribution of the System, Product, Material, Software or other item subject to the Claim. NYNEX shall notify the SUPPLIER promptly, in accordance with Section 30.10 hereof, of any claim of infringement for which SUPPLIER is responsible, and shall cooperate with SUPPLIER in every reasonable way to facilitate the defense of any such claim.

      Without limitation of the foregoing, should NYNEX's or its AFFILIATES' use of, or full benefit from, the SYSTEM, PRODUCT, MATERIAL, SOFTWARE, DOCUMENTATION or Licensed Materials and/or SERVICES be impeded, prevented or limited by injunction or other court order arising out of any such infringement or other cause of action for which SUPPLIER is responsible, SUPPLIER shall, in addition to the above indemnity, at no expense, loss or damage to NYNEX or its AFFILIATES and, at SUPPLIER's option:

      A. replace such PRODUCT, SYSTEM, MATERIAL, DOCUMENTATION, LICENSED MATERIALS and/or SERVICES which SUPPLIER can demonstrate to NYNEX's reasonable satisfaction are equally suitable MATERIAL, DOCUMENTATION and LICENSED MATERIALS and/or SERVICES and which are free of any infringement; or

      B. modify such MATERIAL, DOCUMENTATION, LICENSED MATERIALS and/or SERVICES without reduction or loss of functionality so that it or they will be free of infringement; or

      C. by license or other release from claim of infringement, procure for NYNEX' or its AFFILIATES' benefit the right to use, install, sell, or resell such MATERIAL, DOCUMENTATION, LICENSED MATERIALS and/or SERVICES; or

      D. i) if none of the foregoing can be rapidly and effectively accomplished such that the NYNEX implementation schedules will be delayed by more than one hundred and twenty (120) days or such longer period as may be agreed to by the Parties; or ii) should an effect of the DSC litigation be to materially limit SUPPLIER's ability to sell the SYSTEM, PRODUCTS, MATERIAL or SOFTWARE, such that SUPPLIER fails to complete the sale of such Material or Products, on a generally available basis and in quantities comparable to the NYNEX sale, to at least two additional purchasers within twenty four (24) months of the date of the completion of Phase I of FOA by NYNEX; or iii) should SUPPLIER fail to use its best efforts to develop, support or market the Material or Products in a commercially reasonable manner; or iv) if SUPPLIER discontinues the development or manufacture, or otherwise exits the business of providing the SYSTEM, PRODUCT, MATERIAL, or SOFTWARE, or acts in such a way as to support a determination by NYNEX that SUPPLIER plans to so discontinue manufacture or exit the business, (provided, however, that the terms "discontinue" and "exit," as used in this
            Article 26.1D(iii) shall not include (a) advances by

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D

OCTOBER 16,1996                                                    PAGE 63 OF 77

            SUPPLIER in the technology of the SYSTEM, PRODUCT, MATERIAL, or SOFTWARE so long as such advances in technology are backward compatible with, and so long as SUPPLIER continues to support, the SYSTEM, PRODUCT, MATERIAL, and SOFTWARE; and (b) the sale or transfer of that part of SUPPLIER's business that includes the subject matter of this Agreement to a third party approved by NYNEX [which approval shall not be unreasonably withheld] who agrees to assume the obligations of this Agreement; and provided, further, that SUPPLIER's obligations under this Article 26.1D(iii) shall terminate (except for SUPPLIER's obligations to support the SYSTEM, PRODUCT, MATERIAL and SOFTWARE)(c) at such time that NYNEX discontinues ordering MATERIAL in accordance with its commitments under the Agreement, other than replacement parts for MATERIAL already installed; SUPPLIER shall, if directed by NYNEX, (1) remove the MATERIAL from the premises of NYNEX or its AFFILIATES, or such other location, and refund to NYNEX or its AFFILIATES the full SYSTEM, PRODUCT, MATERIAL purchase price and any non-recurring reasonable amount paid for the use of any associated SOFTWARE and the reasonable costs associated with removal thereof, and shall, at its own expense, restore the premises as nearly to their original condition as is reasonably possible, unless otherwise directed in
            writing by NYNEX or its AFFILIATE; (2)     [ * ]     an amount equal
            to    [ * ]     similar generally available SYSTEMS, PRODUCTS,
            MATERIAL, SOFTWARE and SERVICES from a      [ * ]      on an [ * ]
            , it being understood that  [ * ]    such systems, products,
            material, software and services will be net of the      [ * ]      ,
            (ii) to retrofit the NYNEX network and its infrastructure, including substantiated installation costs, whether any of the foregoing damages in items (i) and (ii) are general or special in nature; and NYNEX may terminate the Agreement without liability of any type or character to SUPPLER.

      If either NYNEX or SUPPLIER is directed by a court of competent jurisdiction, after all permissible appeals have been taken, to cease further use or deployment of, or remove the MATERIAL from the premises of NYNEX or its AFFILIATES, or such other location, then SUPPLIER shall (1) remove the MATERIAL from the premises of NYNEX or its AFFILIATES, or such other location, and refund to NYNEX or its AFFILIATES the full SYSTEM, PRODUCT, MATERIAL purchase price paid to date and any nonrecurring reasonable amount paid for the use of any associated SOFTWARE and the reasonable costs associated with removal thereof, and shall, at its own expense, restore the premises as nearly to their original condition as is reasonably possible, unless otherwise directed in writing by NYNEX or its AFFILIATE; (2) pay to NYNEX an amount equal to all reasonable charges, costs and expenses (i) to reprocure similar commercially available SYSTEMS, PRODUCTS, MATERIAL, SOFTWARE and SERVICES from a third party on an expedited basis, it being understood that any such costs associated with such SYSTEMS, PRODUCTS, MATERIAL, SOFTWARE and SERVICES will be net of the refund of the purchase price referred to above, (ii) to retrofit the NYNEX network and its infrastructure, including substantiated installation costs, and (iii) any assessments or penalties imposed by regulatory agencies as a consequence of such removal of MATERIAL, whether any of the foregoing damages in items (i) through
(iii) are general or special in nature; and NYNEX may terminate the Agreement without liability of any type or character to Supplier.

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                                           CONTRACT NO. X134094D

OCTOBER 16, 1996                                                   PAGE 64 OF 77

      26.2 Performance Bond or Irrevocable Letter of Credit SUPPLIER shall obtain and maintain, during the terms of this Agreement or any Order(s) issued pursuant to the Agreement and any extensions thereof, a Performance Bond ("Bond") or Irrevocable Letter of Credit ("LC") in the penal sum of One Hundred and Thirty Five Million Dollars ($135,000,000.00). SUPPLIER shall secure and procure the Bond(s) or LC(s) according to the following schedule:

      A) Within sixty (60) days of the execution of this Agreement by both parties, a Bond or LC in an initial amount of Fifty Million Dollars ($50,000,000);

      B) Commencing no later than January 31, 1998, the Bond or LC shall be increased by an additional Fifty Million Dollars ($50,000,000);

      C) Commencing no later than January 31, 1999, the Bond or LC shall be increased by an additional Thirty Five Million Dollars ($35,000,000) bringing the total value of the Bond or LC to One Hundred and Thirty Five Million Dollars ($135,000,000). The Bond or LC in the amount of One Hundred and Thirty Five Million Dollars ($135,000,000) shall remain in effect until i) the infrastructure implementation to the commitment level of eight hundred thousand (800,000) households passed is completed and achieved in accordance with the requirements of this Agreement; and ii) all DSC Litigation has been concluded and SUPPLIER has satisfied any and all obligations arising out of such DSC Litigation. Thereafter, and only upon satisfaction of conditions
            i) and ii) of this paragraph, SUPPLIER may be permitted to reduce the amount of the Bond or LC during the term of this Agreement, but only in the amounts listed herein and then only under the following conditions:

            1) by an amount of Sixty Five Million Dollars ($65,000,000), upon completion of the infrastructure implementation to the commitment level of eight hundred thousand (800,000) households passed in accordance with the requirements of this Agreement and provided that no default has occurred and no Performance Compensation Payments have been assessed by NYNEX against SUPPLIER; or

            2) by the amount of One Million Dollars ($1,000,000.00) for each one percent (1%) that NYNEX fails to meet the commitment level of households passed by the conclusion of the scheduled infrastructure implementation period, provided such failure is caused solely, directly and independently of all other causes by NYNEX; or

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D

OCTOBER 16, 1996                                                   PAGE 65 OF 77

            3) by an amount which reduces the Bond to the level of dollars actually paid by NYNEX to SUPPLIER or Twenty Five Million Dollars ($25,000,000), whichever is greater, should NYNEX terminate for convenience, except that no reduction shall occur in the event of a termination for convenience related to, based on, or arising out of the DSC Litigation; or

            4) the Bond or LC may be canceled in its entirety if, and only if, at the completion of the infrastructure implementation to the commitment level of eight hundred thousand (800,000)households passed in accordance with the requirements of this Agreement, i) no default has occurred and no Performance Compensation Payments have been assessed by NYNEX against SUPPLIER; and ii) Supplier provides proof satisfactory to NYNEX, in the form of financial statements, D&B ratings, and such other means identified by NYNEX in the Financial Accountability Requirement, that SUPPLIER's financial ability and assets adequately back and provide sufficient security against any further contingencies arising out of Article 19 hereof entitled REPORT RATE, Article 21 hereof, entitled DEFAULT and Article 26 hereof, entitled INTELLECTUAL PROPERTY - GENERAL OBLIGATIONS.

      Under said Bond or LC, the Principal and the Surety(ies) shall be firmly bound to NYNEX in the foregoing penal sum and shall promptly pay NYNEX in accordance with and pursuant to Article 19 hereof, entitled REPORT RATE, or
Article 21 hereof, entitled DEFAULT or, Article 26, entitled INTELLECTUAL PROPERTY - GENERAL OBLIGATIONS or Article 31 hereof, entitled ALTERNATE DISPUTE RESOLUTION, if it is determined, by the Mediator under Article 31 or by the Supreme Court of the State of New York or any United States District Court, that SUPPLIER has failed to perform or fulfill any of the undertakings, covenants, terms, conditions or requirements of this Agreement or any Order(s) issued pursuant to this Agreement or any extension or modification thereof; provided however, that any penal sums assessed in accordance with the terms of the Agreement shall be, in the first instance, the responsibility of General Instrument, acting as Principle, and it shall be at General Instrument's initial discretion as to whether such penal sums are paid to NYNEX through its own assets or from the Bond or LC; provided however that if such penal sums are not paid by General Instrument within 90 days of their assessment, NYNEX shall have the right to directly claim against the Bond or LC and invoke its right to prompt payment under the Bond or LC.

      In the event that liabilities occur and damage sums are assessed, those sums shall be limited only to the actual amounts arising out of the claim, and shall not be construed as a forfeiture of the entire

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D

OCTOBER 16,1996                                                    PAGE 66 OF 77

amount of the Bond or LC. Furthermore, prior to any claim by NYNEX against the Bond, the claim must have been submitted to General Instrument and all due process including those contained in Article 31 of this Agreement shall have been acted upon.

      The Surety(ies) for said Bond shall be a major insurance corporation or other major financial institution licensed to do business in the State of New York and with a Bests Rating of A10 or better, whose principal assets are located in the United States of America or shall appear on the Department of Treasury's list of approved sureties and must act within the limitations listed therein. The commercial bank providing an Irrevocable Letter of Credit shall be chartered or licensed by either the United States, or by New York State, shall be rated A- or better by Standard & Poor's, and shall have capital in excess of one billion dollars ($1,000,000,000.).

     26.3 INTELLECTUAL PROPERTY RIGHTS Supplier pursuant to this Agreement and the relationship created herein will provide Material, Software, and Services, including without limitation previously developed hardware and software, firmware, internal code, materials and services based upon or utilizing inventions, discoveries, know-how, techniques, data, reports, records, research, information, software, including source code and documentation developed, acquired or owned by Supplier, or to which Supplier holds a license, prior to and independent of this Agreement ("GI Information"); and furthermore Supplier may develop, acquire or obtain a license for additional material, data, records, research, information, software, firmware, including source code and documentation ("GI Information") which will be used or useful in the provision of Material, Software or Services pursuant to this Agreement, but which GI Information was not initially developed, acquired or licensed in order to perform or satisfy the requirements of this Agreement, a Work Order(s) or Statement(s) of Work issued under this Agreement. Supplier shall retain its right, title and ownership interest in all such GI Information; provided, however, that if, and to the extent that, such GI Information is conveyed to NYNEX or is fixed, imbedded, used or useful in, or incident to the use, execution, operation, maintenance or support of Material, Software or Services provided pursuant to this Agreement, Supplier hereby grants to NYNEX and its Affiliate(s) a perpetual, paid-up, non-cancelable, license and right ("License") to use execute, copy, reproduce, display, translate, perform, modify, correct, enhance, and create derivative works of or based upon, in whole or in part, the GI Information and the right to authorize others to do the same, provided such use by such non-affiliated third parties is solely for NYNEX or its Affiliated Company(s) use in the normal course of business.

      Supplier recognizes that NYNEX possesses superior knowledge and experience, incident to the construction, operation and management of a complex local exchange network, cable systems and other telecommunications networks ("NYNEX Networks") and that NYNEX has made substantial investments of time, personnel and money in the development of a broad range of technical information and expertise relating to the NYNEX Networks, and the hardware, equipment, facilities, and software used and useful in the construction, provision, operation and management of telecommunications services, including without limitation inventions, discoveries, know-how, techniques, data, reports, records, research, information, software, including source code and documentation developed, acquired or owned by NYNEX, or to which NYNEX holds a license, prior to and independent of this Agreement ("NYNEX

   NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

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OCTOBER 16,1996                                                    PAGE 67 OF 77

Information"); and furthermore NYNEX may develop, acquire or obtain a license for additional data, records, research, information, software, including source code and documentation ("NYNEX Information") which will be used or useful in the provision of telecommunications services, including without limitation Switched Digital Video services. NYNEX shall retain its right, title and ownership interest in all such NYNEX Information.

      26.4 RIGHTS TO INNOVATIONS Supplier and NYNEX acknowledge that new or proprietary or trade secret concepts, methods, techniques, processes, know-how, adaptations, ideas, inventions, discoveries, improvements, including without limitation patented or patentable concepts ("Innovations") may be conceived, first reduced to practice, made or developed, in the course of, or as a result of, or in preparation for, performance under this Agreement.

      Supplier and NYNEX agree that all such Innovations developed, or otherwise made, during the course of this Agreement by Supplier personnel or jointly by Supplier and NYNEX personnel can be used by either party in any way it may deem appropriate. Each Innovation shall be treated as follows: (a) if made by NYNEX personnel, it shall be the property of NYNEX, (b) if made by Supplier personnel, it shall be the property of Supplier and Supplier grants, and agrees to grant, to NYNEX a non-exclusive, irrevocable, unrestricted and royalty-free license throughout the world, including the right to grant sublicenses to its subsidiaries and, to its affiliated companies; (c) if made jointly by personnel of Supplier and NYNEX, it shall be jointly owned without accounting, distribution or sharing of revenues of any kind between Supplier and NYNEX. Except as expressly provided in this Article, nothing herein shall be construed as granting any license or rights under any statutory forms of protection. This Agreement shall not preclude Supplier or NYNEX from developing materials which are competitive, irrespective of their similarity, to materials which might be delivered to NYNEX pursuant to this Agreement.

      26.4.1 SUPPLIER and NYNEX further agrees that, each will sign and cause to be signed all papers and do and cause to be done all acts which may be necessary, desirable or convenient to enable the other, at the other's expense, to file and prosecute applications for jointly owned patents on such inventions, discoveries and improvements, and to maintain patents granted thereon. SUPPLIER shall have and acquire from SUPPLIER's and any subcontractor's employees, agents and contractors who perform services under this Agreement, such assignment and rights as to assure that NYNEX shall receive all of the rights provided for in this Agreement. SUPPLIER shall provide a copy of all documents to show that all Work PRODUCT and intellectual property developed by its and its subcontractor's employees, agents and contractors have been transferred to SUPPLIER.

      26.5 LICENSES except as set forth in Sections 26.3 and 26.4 no licenses, express or implied, under any patents, copyrights, trade secrets, trademarks or otherwise are granted by NYNEX or its AFFILIATES to SUPPLIER hereunder.

      26.6 IDENTIFICATION No NYNEX or its AFFILIATE's (including but not limited to NYT and NET), identification or simulation thereof, references to NYNEX or its AFFILIATE or references to their respective trademarks, service marks, codes, drawings, or specifications will be used in any of SUPPLIER's advertising or promotional efforts in reference to activities undertaken by SUPPLIER under this AGREEMENT without NYNEX' prior written permission. SUPPLIER shall remove any

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

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identification, trade names, trademarks, insignia, symbols or evidences of NYNEX inspection prior to any sale, use or disposition of material or equipment rejected or not purchased by NYNEX or its AFFILIATE. SUPPLIER agrees to indemnify NYNEX and its AFFILIATE against any claim arising out of SUPPLIER's failure to do so. This clause does not modify the USE OF INFORMATION clause.

      26.7 INSIGNIA Upon NYNEX' written request SUPPLIER shall, at mutually agreed to charges, properly affix to MATERIAL certain of NYNEX' or NYNEX' AFFILIATES' trademarks, trade names, insignia, symbols, decorative designs, (hereafter "Insignia") provided such insignia do not adversely affect the operation of the MATERIAL. MATERIAL rejected or not purchased by NYNEX which has been identified or marked with NYNEX' or its AFFILIATES' insignia or evidences of NYNEX inspection, shall have all such insignia and evidences of NYNEX inspection removed, mutilated, destroyed or disposed of or as otherwise agreed upon, prior to any sale, use or dispositions thereof. SUPPLIER agrees to indemnify and hold NYNEX and NYNEX' AFFILIATES harmless and if requested defend NYNEX and/or its AFFILIATES, from and against any claim, loss, damage or lawsuit arising out of SUPPLIER's failure to do so. This clause shall in no way modify the provisions hereof related to Use of Information.

      26.8 PUBLICITY Supplier agrees to submit to NYNEX all advertising, sales, and promotional materials, press releases and other publicity materials relating to the SYSTEM, MATERIAL, SOFTWARE to be furnished, or the SERVICES performed, by the SUPPLIER under this AGREEMENT wherein the name, marks, or the name or mark of the other is mentioned or containing language from which the connection of said names or marks may be inferred or implied; and the parties further agree not to publish or use such advertising, sales and promotional materials, press releases, or other publicity materials before receiving the prior written approval from the other party. Such approval shall not be unreasonably withheld.

      26.9 USE OF INFORMATION Any specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral or otherwise (all hereinafter designated "Information") which NYNEX furnished, or shall furnish, to SUPPLIER under this AGREEMENT or in contemplation of this AGREEMENT shall remain NYNEX' or its AFFILIATE's property. All copies of such Information in written, graphic or other tangible form shall be returned to NYNEX or its AFFILIATE upon request. Unless such Information was previously known to SUPPLIER free of any obligation to keep it confidential, or has been or is subsequently made public by NYNEX or a third party, it shall be kept confidential by SUPPLIER, shall be used only in performing under this AGREEMENT, and may not be used for other purposes except upon such terms as may be agreed upon in writing by NYNEX.

      26.10 SUPPLIER'S INFORMATION except as mutually agreed upon in writing and in advance of such information being provided by Supplier no specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral or otherwise, furnished by SUPPLIER to NYNEX or NYNEX' AFFILIATES under this AGREEMENT shall be considered by SUPPLIER to be confidential or proprietary.

      26.11 WAIVER OF CONFIDENTIALITY SUPPLIER hereby waives confidentiality in regard to specific technical information related to troubles and design defects in the SYSTEM, MATERIAL, and/or SOFTWARE

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

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OCTOBER 16, 1996                                                   PAGE 69 OF 77

purchased hereunder. The information as to which confidentiality is waived is specifically:

      A.    Operational Trouble Reports (OTR) and Summaries;

      B. Engineering Complaints, Final Reports, Maintenance Requests and Summaries;

      C. Call/Trouble Reports (including failure reports, maintenance requests and internal memorandum reports);

      D.    Circuit Pack Failure Rates and Failure Mode Data;

      E.    Outage/Downtime Data;

      F.    Equipment Failure Reports (EFR);

      This waiver shall permit NYNEX and its AFFILIATES to share the specified technical records, documents and information with other operating telephone companies, Bell Communications Research, and vendors performing services for NYNEX and its AFFILIATES.

                                   ARTICLE 27

                            ENVIRONMENTAL AND SAFETY

      27.1 ENVIRONMENTAL COMPLIANCE

      (A) SUPPLIER hereby warrants, represents and certifies that SUPPLIER's performance of this AGREEMENT, SUPPLIER's PRODUCTS and the result of SUPPLIER's SERVICES rendered hereunder conform to and shall conform and comply with all climatic, weather and environmental factors and requirements identified in Appendix A, entitled SCOPE OF WORK and shall comply in all material respects with all applicable Federal, State, County and Municipal laws, statutes, regulations, and codes which relate to environmental protection and employee protection including, but not limited to, the Atomic Energy Act, Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Federal Insecticide, Fungicide and Rodenticide Act, Hazardous Materials Transportation Act, Marine Protection, Research and Sanctuaries Act, National Environmental Policy Act, Noise Control Act, Occupational Safety and Health Act, Safe Drinking Water Act, Solid Waste Disposal Act, Toxic Substances Control Act, and any equivalent or similar state, county, or local law, regulation, statute, code, or ordinance.

      (B) "State" refers to the State of New York, the state where, or in which, SUPPLIER's Performance occurs and any other state or subdivision of a state asserting jurisdiction over SUPPLIER's performance hereunder.

      (C) "Performance" as used herein refers to SUPPLIER's installation, dismantling, segregation, staging, loading, removal, processing, transportation, disposal, treatment, reclamation or other handling methods used in performing under this AGREEMENT.

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

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      (D)   SUPPLIER further agrees to recertify compliance herewith at NYNEX's request. SUPPLIER will indemnify and save NYNEX and its CUSTOMER harmless from any violation or breach of this clause entitled "ENVIRONMENTAL COMPLIANCE."

      (E) SUPPLIER certifies that it shall obtain all licenses, permits, and authorizations necessary to perform this AGREEMENT from the appropriate State, Federal and Local governments and agencies prior to commencement (performance) of WORK hereunder.

      (F) SUPPLIER shall use its best efforts to exercise every reasonable safety precaution and best management practice, whether or not required by law, in dealing with the MATERIAL.

      (G) SUPPLIER shall notify NYNEX immediately if any permit, license, certificate or identification number required for working on the MATERIAL shall have been revoked, not been renewed, expired or been suspended.

      27.2 HAZARDOUS CHEMICAL INFORMATION SUPPLIER shall provide Material Safety Data Sheet(s) in the event that the MATERIAL, equipment, or PRODUCT (including electronic components) to be provided is or contains any substance designated:

      A. as a toxic/hazardous substance, as defined by the Occupational Safety and Health Administration, Environmental Protection Agency, and/or all state "Right to Know" laws; and/or

      B. as a carcinogen or potential carcinogen by the National Toxicology Program or the International Agency for Research on cancer; and/or

      C. a hazardous material as defined in the Hazardous Material Transportation Act; and/or

      D. a regulated PRODUCT under the Federal Insecticide, Fungicide and Rodenticide Act; and/or

      E. as a hazardous waste in the Resource Conservation and Recovery Act or the Superfund Amendment Reauthorization Act; and/or

      F.    as radioactive; and/or

      G.    under the Clean Air Act or Clean Water Act.

      A Material Safety Data Sheet must also be provided if the MATERIAL, equipment or PRODUCT (including components) could be a hazard to human health and/or the environment in a fire/combustion or spill situation.

      27.3 OCCUPATIONAL SAFETY AND HEALTH ACT (O.S.H.A.) SUPPLIER in performing work under this AGREEMENT will fully comply with the provisions of the Federal Occupational Safety and Health Act of 1970 and with any and all applicable rules and regulations issued pursuant to the Act.

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

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OCTOBER 16, 1996                                                   PAGE 71 OF 77

                                   ARTICLE 28

                                    TRAINING

      If requested by NYNEX and/or its AFFILIATES, SUPPLIER agrees to provide training in the courses referenced in APPENDICES F and X hereto, respectively entitled BUSINESS ISSUES and MODIFICATIONS TO APPENDICES and any changes thereto, training in any courses subsequently developed by SUPPLIER, and any training equipment and instructional documentation required in support of MATERIAL, SOFTWARE, and/or SERVICES to be furnished by SUPPLIER under this AGREEMENT.

      The training, training equipment and instructional documentation to be furnished by SUPPLIER under this AGREEMENT shall be suitable to train NYNEX and/or its AFFILIATES' personnel in the area of SYSTEMS planning, application engineering, practices, operation, installation, maintenance and repair, as well as marketing of SYSTEM features as required.

      Such training, training equipment and instructional documentation shall be configured to provide at NYNEX and/or its AFFILIATE's option, either/or both of the following:

      A. Instructors, training equipment and instructional DOCUMENTATION suitable to train NYNEX' and/or its AFFILIATE's personnel at either SUPPLIER's or NYNEX' and/or its AFFILIATE's location.

      B. Provide instructor training, training equipment and instructional DOCUMENTATION suitable to sufficiently train NYNEX' and/or its AFFILIATE's training staff, so that they, in turn, may conduct training programs related to the SYSTEM and qualify other NYNEX and/or its AFFILIATE personnel in the appropriate use, or application of the SYSTEM.

      The training, training equipment and instructional documentation furnished by SUPPLIER under this AGREEMENT, shall be developed and furnished in accordance with the requirements, formats and procedures set forth in APPENDICES F and X hereto this AGREEMENT, respectively entitled BUSINESS ISSUES and MODIFICATIONS TO APPENDICES.

                                   ARTICLE 29

                                   CONSULTING

      ENGAGEMENT NYNEX shall have the option to contract for specialized consulting assistance from SUPPLIER on a project basis to be described in documents specifying the consulting services and deliverables to be provided by SUPPLIER ("Statement(s) of Work"). Statements of Work will be executed from time to time, and upon acceptance by both parties will be incorporated into this Agreement by reference thus describing the specifications for each engagement ("Engagement"). If there are any terms or conditions specified in a Statement of Work that conflict with this Agreement, the terms and conditions of this Agreement will prevail unless those terms are expressly noted as overriding the terms and conditions of the Agreement and then only for that specific Statement of Work. SUPPLIER understands that time is of the essence and will endeavor to place the appropriate personnel on a timely basis.

    NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

                                                           CONTRACT NO. X134094D
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                                   ARTICLE 30

                               GENERAL PROVISIONS

     30.1 SEVERABILITY If any of the provisions of this AGREEMENT shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire AGREEMENT, but rather the entire AGREEMENT shall be construed as if not containing the particular invalid or unenforceable provision or provisions. If the invalid or unenforceable provision or provisions shall be considered an essential element of this AGREEMENT, the parties shall promptly attempt to negotiate a substitute therefor.

     30.2 CHOICE OF LAW The construction, interpretation and performance of this AGREEMENT shall be governed by and construed in accordance with the domestic laws of the State of New York, and all actions under this AGREEMENT shall be brought in a court of competent subject matter jurisdiction of the State of New York and both parties agree to accept and submit to the personal jurisdiction of such court. SUPPLIER also agrees to submit to the jurisdiction of any court in the United States wherein an action is commenced against NYNEX or its AFFILIATES based on a claim for which SUPPLIER has indemnified NYNEX and its AFFILIATES hereunder.

     30.3 COMPLIANCE WITH LAWS SUPPLIER and all persons furnished by SUPPLIER shall comply with the applicable EEO, Fair Labor Standards Act and all other federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in its or their performance under this AGREEMENT or an Order issued pursuant hereto.

     This AGREEMENT is subject to applicable laws and executive orders relating to equal opportunity and nondiscrimination in employment. SUPPLIER and all persons furnished by SUPPLIER shall not unlawfully discriminate in its employment practices against any person by reason of race, religion, color, sex, disability or national origin and agrees to comply with the provisions of said laws and orders to the extent applicable in the performance of this AGREEMENT and as set forth in the attached Non-Discrimination Compliance Undertaking.

     SUPPLIER agrees to indemnify and hold harmless NYNEX and/or its AFFILIATES for, from and against and defend NYNEX and/or its AFFILIATES against, any loss or damage sustained because of SUPPLIER'S noncompliance hereunder.

     30.4 MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES SUPPLIER agrees to provide equal opportunity to Minority and Women-Owned Business Enterprises (M/WBE) in accordance to requirements set forth in Appendix F hereto, entitled BUSINESS ISSUES.

     SUPPLIER's compliance with this clause shall be subject, at NYNEX's option to independent verification in accordance with the clause hereof entitled "Records and Audit."

     30.5   EXPORT CONTROL

     A. SUPPLIER hereby certifies to NYNEX that unless SUPPLIER has received the prior written authorization of the Office of Export Licensing of the U.S. Department of Commerce, Washington, D.C., SUPPLIER will not transmit, by any means,

NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

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OCTOBER 16, 1996                                                   PAGE 73 OF 77

            either directly or indirectly, any technical data or information in any form whatsoever (whether written, oral or otherwise) acquired from NYNEX, or any direct PRODUCT of such data or information, to any "Q," "S," "T," "V," "W," "Y" or "Z" country enumerated in the Export Control Regulations of the U.S. Department of Commerce or to Afghanistan or the People's Republic of China including Inner Mongolia, the provinces of Tsinghsi and Sikang, Sinkiang, Tibet and Manchuria (includes the former Kwantung Leased Territory, the present Port Arthur Naval Base Area, and Lianong Province), but excluding the Republic of China (Taiwan, also known as Formosa).

     B. SUPPLIER further covenants and agrees with NYNEX that in performing under this AGREEMENT SUPPLIER will, at all times, comply with The Export Administration Amendments Act of 1985 (P.L. 99-64); The Department of Defense Authorizations Act of 1984 (P.L. 98-94); The Arms Export Control Act (22 USC 1234 Sections 2751 et seq.); The Department of State International Traffic in Arms Regulations
            (22 CFR Sections 121 et seq.); The Department of Commerce
            Technical Data Regulations (15 CFR Pt. 179) and all Regulations promulgated under any of the foregoing Acts.

     30.6 TAXES NYNEX shall be liable for and shall reimburse SUPPLIER only for the following tax payments, including related charges, except for any related charges that may be imposed as a result of SUPPLIER's failure to timely file an accurate tax return required to be filed by it, with respect to transactions under this AGREEMENT: Federal manufacturers and retailers excise and New York state and local sales or use taxes, including any privilege or excise taxes in the nature of sales or use taxes, as applicable. Such taxes shall be billed to NYNEX as separate items on SUPPLIER's invoices, unless a valid exemption certificate is furnished by NYNEX to SUPPLIER. NYNEX shall have the right to have SUPPLIER cooperate with NYNEX in contesting with the imposing jurisdiction, at NYNEX' expense, any such taxes that NYNEX deems are improperly levied.

     30.7 REGULATORY ASSISTANCE If requested by NYNEX or its AFFILIATE, SUPPLIER shall, to the best of its ability, provide assistance by supplying an expert witness, if required, with regard to regulatory matters in connection with SYSTEMS, MATERIAL, SOFTWARE and/or SERVICES provided hereunder, provided that NYNEX or its AFFILIATE shall pay SUPPLIER for such assistance at a reasonable rate to be specified and shall reimburse SUPPLIER for all travel and per-diem living expenses reasonably incurred by the expert witness.

     30.8   SURVIVAL   All Right and obligations hereunder granted or incurred
prior to and which by their nature would continue beyond the cancellation, termination, or expiration of this AGREEMENT or any Order placed hereunder by NYNEX shall survive such cancellation, termination, or expiration.

     30.9 NON-WAIVER No course of dealing or failure of either party to strictly enforce any term, right or condition of this AGREEMENT shall be construed as a waiver of such term, right or condition.

     30.10 NOTICES Any Notice or demand which under the terms of this Agreement or under any statute shall be made by SUPPLIER or NYNEX in writing which may take the form of facsimile, electronic transfer, overnight courier or certified or registered mail, with return receipt

NOTICE: NOT FOR USE/DISCLOSURE OUTSIDE NYNEX EXCEPT BY WRITTEN AGREEMENT.

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OCTOBER 16,1996                                                    PAGE 74 of 77

requested, addressed to the respective parties. A Notice shall be deemed delivered upon record of transmission receipt or return receipt, as applicable, or one (1) day after shipment via overnight courier or three (3) days after mailing by certified or registered mail.

     Notices to NYNEX shall be addressed to the following (unless this AGREEMENT provides otherwise):

          NYNEX

          240 East 38th Street, 14th Floor
          New York, New York 10016
          Attn.:    James Henderson
                    Sourcing Process Leader
          Telecopier No.: 212-476-5245

with a copy to:

          NYNEX
          1095 Avenue of the Americas, 38th Floor
          New York, New York 10016
          Attn.:    Legal Department
          Telecopier No.: 212-840-1110

Notices to SUPPLIER shall be addressed to:

          Next Level Communications
          6153 State Farm Drive
          Rohnert Park, CA 94928
          Attn.:          Steve Klein
          Telephone No.: (707) 585-6550
          Telecopier No.: (707) 588-1338

with a copy to:

           General Instrument Corporation
           8770 West Bryn Mawr Avenue
           Chicago, IL 60631
           Attn.:    General Counsel
           Telephone No.: (773) 695-1000
           Telecopier No.: (773) 695-1021

     30.11  FORCE MAJEURE   Neither party shall be held responsible for any
delay or failure in performance of this AGREEMENT caused by fires, strikes, embargoes, requirements imposed by government regulations, civil or military authorities, acts of God, beyond the control of SUPPLIER or NYNEX and which could not have been avoided through the application of reasonable foresight or diligent effort, but excluding the effects of environmental factors identified in Appendix A, SCOPE OF WORK, on the performance or durability of Systems, Products, Material, Software or Services. If such contingency occurs, the party delayed or unable to perform shall provide notice to the other party and if the delaying causes continue for a period of fifteen (15) days, the party injured by the other's inability to perform may elect to:

     (a) terminate such order or part thereof as to MATERIAL and/or SOFTWARE not already shipped or SERVICES not already performed;

     (b) suspend such order for the duration of the delaying causes, buy or sell elsewhere MATERIAL and/or SOFTWARE to be bought or sold hereunder and deduct from any order commitment the

NOTICE. Not For Use/Disclosure outside NYNEX except by written agreement

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                                                           Contract No. X134094D
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          quantity bought or sold or for which such commitments have been made elsewhere; or

     (c) resume performance under such order once the delaying cause ceases with an option in the injured party to extend the delivery or performance date up to the length of time the contingency endures.

     Unless written notice is given no later than fifteen (15) days from when the injured party is notified, (b) shall be deemed selected.

     30.12 DISASTER RECOVERY If any SYSTEM or Component acquired hereunder is rendered inoperative as a result of a natural or other disaster or emergency (including major PRODUCT failure or breakdown and peak load conditions), SUPPLIER will make all reasonable efforts to supply or help locate back-up or replacement SYSTEMS, Components, and facilities for NYNEX's use, In such event, SUPPLIER agrees to waive any delivery schedule priorities, to the extent permitted by law, and to make the replacement SYSTEM or Component available from the manufacturing facility currently producing such equipment or from inventory. Subject to this Agreement, the price for any replacement PRODUCT provided by SUPPLIER will be in compliance with this Agreement, plus shipment costs; provided, however, that if the non-operation is due to the negligence or fault of SUPPLIER, replacement equipment will be provided and delivered at no cost to NYNEX. NYNEX shall retain the right to accept or reject any offer by SUPPLIER to supply any emergency or back-up PRODUCT or other equipment or service.

     30.13 RELEASES VOID Neither party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to their respective premises and no such releases or waivers shall be pleaded by SUPPLIER or NYNEX or its AFFILIATES in any action or proceeding.

     30.14 SECTION HEADINGS The headings of the sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this AGREEMENT.

                                   ARTICLE 31

                          ALTERNATE DISPUTE RESOLUTION

     31.1 REFERRAL Should any disagreement, dispute, disputed claim of breach, nonperformance, or repudiation arising from, related to or connected with this AGREEMENT or any of the terms or conditions hereof, or any transactions hereunder ("Dispute"), arise between NYNEX and SUPPLIER either during this AGREEMENT or after termination or expiration of this AGREEMENT, either party may give to the other notice of the Dispute, specifically referencing this provision and request resolution of the Dispute. At the expiration of ten (10) business days, unless it shall have been settled, either party may refer such Dispute to Alan Polansky, Director/Sourcing Process - NYNEX and Chuck Seebock SUPPLIER for resolution. If within an additional ten (10) business days such Dispute shall not have been settled, then either party may refer it to Leonard J. Garrambone, Vice-President/Corporate Sourcing -NYNEX and Charlie Dickson, CFO - SUPPLIER for resolution. The parties agree to exchange relevant information and cooperate in good faith to resolve the Dispute under this provision. If within an additional ten (10) business days, such dispute shall not have been settled, the parties agree to resort to the dispute mediation remedies set forth below. The parties


    NOTICE: Not for use/disclosure outside NYNEX except by written agreement

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will not be prohibited from seeking injunctive relief to preserve the status quo while the mediation is pending.

     31.2 MEDIATION A formal mediation procedure may be commenced by either party under the then current Public Resources ("CPR") Model Procedure for Mediation of Business Disputes by notice to CPR to select an experienced neutral mediator and a proposed time and date for mediation. All mediators shall be selected from the CPR Panel of Neutrals unless the parties mutually agree to a difference neutral mediator. All mediator fees shall be equally shared by the parties. Each party will pay its own costs and other expenses associated with the mediation, except that the reasonable travel expenses, as outlined in the NYNEX Travel Guidelines, incurred by the party, which is more distant from the site of the mediation, shall be shared equally by SUPPLIER and NYNEX. The parties shall participate in good faith in the mediation and if the parties reach a resolution of the Dispute, it shall be reduced to writing and shall be enforceable in accordance with its terms.

     If the procedures set forth above do not result in a resolution of the dispute satisfactory to both parties within thirty-one (31) calendar days of the first notice to CPR to select a mediator, either party may give notice in writing to the other party that the mediation procedure is terminated. Upon the issuance of such notice, either party shall have the right to pursue such remedies as may be available at law or in equity or under this Agreement.

     ALL DISCUSSIONS AND DOCUMENTS PREPARED PURSUANT TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE AGAINST A PARTY FOR ANY PURPOSE INCLUDING THE APPLICABILITY OF FEDERAL AND STATE COURT RULES.]

     31.3 INDEPENDENT OBLIGATION OF SUPPLIER TO CONTINUE PERFORMANCE Because of the critical importance of the obligations undertaken by SUPPLIER hereunder to the operations of NYNEX and the substantial expertise and manufacturing capability and capacity (not otherwise possessed by NYNEX) which SUPPLIER has represented it will utilize in connection with the fulfillment of its obligations and the reliance of NYNEX on such expertise, capability and capacity, SUPPLIER assumes an independent obligation to continue performance of its obligations hereunder in all respects regardless of any dispute which may arise between NYNEX and SUPPLIER in connection with any claims by SUPPLIER that NYNEX has materially breached its obligations hereunder. Such independent obligation shall continue for ninety (90) days from the date upon which NYNEX receives written notice of such alleged breach from SUPPLIER. SUPPLIER undertakes this independent obligation without prejudice to any rights or remedies it may otherwise have in connection with any dispute between SUPPLIER and NYNEX.

                                   ARTICLE 32

                                ENTIRE AGREEMENT

     This instrument, the Appendices and Schedules attached and the Order(s) attached hereto, or hereafter issued under this Agreement, constitute and embody the entire Agreement by and between the parties hereto and supersede all prior oral or written agreements or understandings, if any, between them with respect to the subject matter of this Agreement. In the event of a direct conflict between a specific term or condition of this Agreement and a specific term or condition in

    NOTICE: Not for use/disclosure outside NYNEX except by written agreement

242721

                                                           CONTRACT NO. X134094D
OCTOBER 16, 1996                                                   PAGE 77 OF 77

an Order, issued and accepted by the parties, the specific term or condition in the Order shall take precedence and control, but only for purposes of that individual Order. All Orders placed by NYNEX shall be deemed to incorporate the terms and conditions of this AGREEMENT as well as any supplemental terms and conditions agreed to by the parties in writing. No provisions or data in subordinated documents (such as shipping releases) or on any document unilaterally originated by either party shall be incorporated in this AGREEMENT unless the provisions or data merely supply information contemplated by this AGREEMENT.

     This AGREEMENT shall not be modified or amended except by a writing signed by authorized representatives of both parties.

     IN WITNESS WHEREOF, the parties have set their hand and seal intending to be legally bound this 16th day of October 1996.

GENERAL INSTRUMENT CORPORATION              TELESECTOR RESOURCES GROUP, INC.
OF DELAWARE                                 (A NYNEX COMPANY)

By    /S/ Richard S. Friedland              By    /S/ Richard A. Jalkut
      -------------------------                   -------------------------
Typed Name Richard S. Friedland             Typed Name
           --------------------                        --------------------
Title    Chairman and CEO                   Title
         ----------------------                     -----------------------
Date     October 16, 1996                   Date
         ----------------------                     -----------------------


NEXT LEVEL COMMUNICATION


By    /S/  Peter W. Keeler
      ------------------------
Typed Name   Peter W. Keeler
             -----------------
Title   President
        ----------------------
Date    October 16, 1996
        ----------------------

    NOTICE: Not for use/disclosure outside NYNEX except by written agreement.

242721

                                                         Agreement No. X-134094D
                                                                 Amendment No. 1
                                                                     Page 1 of 3

This Amendment No. 1 to Contract X-134094D dated October 6, 1996 ("Amendment") is entered into between Telesector Resources Group, Inc. d/b/a Bell Atlantic Network Services, a Delaware Corporation, having an office located at 240 East 38th Street, New York, New York 10016 (hereinafter "Bell Atlantic") on behalf of itself and for the benefit of its Affiliates, and General Instrument Corporation of Delaware, representing its financial interests in Next Level Communications in Contract X-134094D, and Next Level Communications, a Delaware Limited Partnership, having an office at 6085 State Farm Drive, Rohnert Park, CA 94928, (hereinafter collectively referred to as "Supplier").

NOW THEREFORE, the parties agree as follows:

1 . SCOPE OF AMENDMENT

Under this Amendment, Bell Atlantic and Supplier agree to modify the dollar amount of the Performance Bond or Irrevocable Letter of Credit and set SSU-2 hardware and functionality pricing.

2. PERFORMANCE BOND OR IRREVOCABLE LETTER OF CREDIT

Section 26.2 of the Agreement, entitled "Performance Bond or Irrevocable Letter of Credit," is hereby deleted in its entirety and replaced with the following:

SUPPLIER shall obtain and maintain, during the terms of this Agreement or any Order(s) issued pursuant to the Agreement and any extensions thereof, a performance bond ("Bond") or Irrevocable Letter of Credit ("LC") in the penal sum of Twenty Five Million Dollars ($25,000,000.00). SUPPLIER shall maintain the Bond(s) or LC(s) according to the following schedule:

A) Upon completion of the infrastructure implementation to the level of one hundred thousand (100,000) households passed, SUPPLIER shall increase the Bond or LC to an amount of Fifty Million Dollars ($50,000,000).

A) Upon completion of the infrastructure implementation to the level of one hundred and fifty thousand (150,000) households passed, SUPPLIER shall increase the Bond or LC to an amount of Seventy Five Million Dollars ($75,000,000).

The Bond or LC may be canceled in its entirety if, and only if the following conditions have been satisfied: i) no default has occurred and no Performance Compensation Payments have been assessed by Bell Atlantic against SUPPLIER; and
ii) Supplier provides proof satisfactory to Bell Atlantic, in the form of financial statements, D&B ratings, and such other means identified by Bell Atlantic in the Financial Accountability Requirement, that SUPPLIER's financial ability and assets adequately back and provide sufficient security against any further contingencies arising out of Article 19 hereof entitled REPORT RATE,
Article 21 hereof, entitled DEFAULT and Article 26 hereof, entitled INTELLECTUAL PROPERTY - GENERAL OBLIGATIONS.

Under said Bond or LC, the Principal and the Surety(ies) shall be firmly bound to Bell Atlantic in the foregoing penal sum and shall promptly pay Bell Atlantic in accordance with and pursuant to Article 19 hereof, entitled REPORT RATE, or
Article 21 hereof, entitled DEFAULT or Article 26, entitled INTELLECTUAL PROPERTY - GENERAL OBLIGATIONS or Article 31

                                                         Agreement No. X-134094D
                                                                 Amendment No. 1
                                                                     Page 2 of 3

hereof, entitled ALTERNATE DISPUTE RESOLUTION, if it is determined, by the Mediator under Article 31 or by the Supreme Court of the State of New York or any United States District Court, that SUPPLIER has failed to perform or fulfill any of the undertakings covenants, terms, conditions or requirements of this Agreement or any extension or modification thereof; provided however, that any penal sums assessed in accordance with the terms of the Agreement shall be, in the first instance, the responsibility of General Instrument, acting as Principle, and it shall be at General Instrument's initial discretion as to whether such penal sums are paid to Bell Atlantic through its own assets or from the Bond or LC; provided however that if such penal sums are not paid by General Instrument within 90 days of their assessment, Bell Atlantic shall have the right to directly claim against the Bond or LC and invoke its right to prompt payment under the Bond or LC.

In the event that liabilities occur and damage sums are assessed, those sums shall be limited only to the actual amounts arising out of the claim, and shall not be construed as a forfeiture of the entire amount of the Bond or LC. Furthermore, prior to any claim by Bell Atlantic against the Bond, the claim must have been submitted to General Instrument and all due process including those contained in Article 31 of the Agreement shall have been acted upon.

The Surety(ies) for said Bond shall be a major insurance corporation or other major financial institution licensed to do business in the State of New York and with a Bests Rating of A10 or better, whose principal assets are located in the United States of America or shall appear on the Departments of Treasury's list of approved sureties and must act within the limitations listed therein. The commercial bank providing the Irrevocable Letter of Credit shall be chartered or licensed by either the United States, or by New York State, shall be rated A- or better by Standard & Poor's, and shall have capital in excess of one billion dollars ($1,000,000,000.).

3. SSU HARDWARE AND FUNCTIONALITY

To ensure an economic, efficient and timely method of providing special services, Next Level Communications has agreed to provide to Bell Atlantic SSU-2 hardware and functionality at a price equal to that of the current FXTIU.

4. OTHER TERMS UNCHANGED

All other terms and conditions of the Agreement shall remain unchanged.

5. ENTIRE AMENDMENT

This Amendment constitutes and embodies the entire agreement by and between the parties hereto and supersede all prior oral or written agreements or understandings, if any, between them with respect to the subject matter of this Amendment.

                                                         Agreement No. X-134094D
                                                                 Amendment No. 1
                                                                     Page 3 of 3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date indicated.

NEXT LEVEL COMMUNICATIONS, LP                     TELESECTOR RESOURCES GROUP,
                                                  INC.
/s/ James T. Wandrey
---------------------                             ---------------------
Signature                                         Signature

James T. Wandrey
---------------------                             ---------------------
Name                                              Name

Sr. VP & CFO
---------------------                             ---------------------
Title                                             Title

8/19/99
---------------------                             ---------------------
Date                                              Date


GENERAL INSTRUMENT
CORPORATION

/s/ Richard C. Smith
---------------------
Signature

Richard C. Smith
---------------------
Name

Exec Vice President
---------------------
Title

8/19/99
---------------------
Date

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES

This document supplements previously exchanged documentation; in the event of conflict between the Terms of this document and previously exchanged documentation, this document shall control and take precedence.

1.      ATM & SONET

        SUPPLIER specifically represents and warrants that all SYSTEMS, PRODUCTS, MATERIAL, and SOFTWARE and to be supplied hereunder shall be fully compatible with all ATM and SONET related SYSTEMS, PRODUCTS, MATERIAL, and SOFTWARE and obtained by NYNEX and/or its AFFILIATES, irrespective of the manufacturer of such aforementioned ATM and SONET related items. SUPPLIER shall have the opportunity to review and comment upon NYNEX's and/or its AFFILIATES' Sonet and ATM technical requirement specifications contained in current and future NYNEX RFPs. SUPPLIER shall within ninety (90) days of notification by NYNEX and/or its AFFILIATES of the manufacturer selected by NYNEX, verify, test and perform such work as shall be necessary to ensure and guarantee that all SYSTEMS, PRODUCTS, MATERIAL, and SOFTWARE furnished under this Agreement shall be compatible with any and all ATM and SONET related SYSTEMS, PRODUCTS, MATERIAL, and SOFTWARE of the manufacturer identified by NYNEX and/or its AFFILIATES, SUPPLIER shall be responsible for any necessary changes to SYSTEMS, PRODUCTS, MATERIAL, and SOFTWARE that are ATM or SONET related or supplied hereunder due to inoperability resulting from a lack of compatibility. NYNEX and/or its AFFILIATES shall use its best effort to assist SUPPLIER in its efforts to secure the necessary cooperation from NYNEX's and/or its AFFILIATES' ATM and SONET related suppliers, provided, however, it is understood and agreed that NYNEX and/or its AFFILIATES shall act only as a mediator and to establish priorities in reference to issues of inoperability between such SONET suppliers, ATM suppliers and SUPPLIER hereunder. All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

2.      SPECIAL SERVICES

        SUPPLIER shall provide to NYNEX an economical, efficient and timely method of providing special services as outlined in section 4 of the RFP and
Section 3 of the RRP. SUPPLIER'S special service solution shall not result in any degradation to NYNEX's and/or its AFFILIATES' customers' existing service(s) nor necessitate re-wiring of the such customers' internal premises. NYNEX and SUPPLIER shall mutually agree upon a schedule which identifies the service/functionality and the service delivery architecture which shall be jointly developed by NYNEX and SUPPLIER. The costs for providing a special service over the SUPPLIER's architecture shall not necessitate an increase in the tariff pice for the service (as compared to current DLC/ODLC serving architectures). NYNEX shall, if requested by SUPPLIER, assist SUPPLIER in the identification of and the prioritizing of all special services as necessary. NYNEX shall continue to hold formal meetings to address the

  Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES

schedule, deployment and performance of all special services. NYNEX and SUPPLIER shall work jointly to define the customer interface for all special services. SUPPLIER and NYNEX and/or its AFFILIATES shall work on a joint task force to investigate, establish and resolve, in a cost effective manner, issues including those of technical and regulatory aspects and which are related to special services. SUPPLIER and NYNEX acknowledge that the first action of such joint task force is the determination of NYNEX's feature priority. As a result of the special services task force, SUPPLIER commits to provide special services in accordance with the "Next Level Communications Laboratory Trial 1.2 Feature Content Special Services" and the "Table of Services Available with N/Level3", stated below:

                           NEXT LEVEL COMMUNICATIONS
                      LABORATORY TRIAL 1.2 FEATURE CONTENT
                                SPECIAL SERVICES

--------------------------------------------------------------------------------
                              LAB.           F.O.A.              G.A.
--------------------------------------------------------------------------------
BNU Pots ISDN Hybrid           [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------
BNU Pots Coin Hybrid           [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ANID:
--------------------------------------------------------------------------------
     Pots (Single)             [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------
       Pots (Dual)             [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------
              Coin             [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------
              ISDN             [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sets: (a.k.a. PID)
--------------------------------------------------------------------------------
     Pots (Single)             [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------
       Pots (Dual)             [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------
              ISDN             [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BNU/SSU-8                      [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------
BNU/SSU-16                     [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BIU (single)                   [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------
BIU (dual)                     [ * ]         [ * ]               [ * ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         (End of month convention used)

--------------------------------------------------------------------------------
Channel
 Unit/                                         GI/NLC           F.O.
Service         Description         Code      Supplier    Lab    A.      G.A.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Single Party    SPOTS (2W Loop or             GI/NLC    [ * ]   [ * ]    [ * ]
--------------------------------------------------------------------------------

Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES


--------------------------------------------------------------------------------------------
            Ground Start) Dual                  developing          [ * ]
                                                POTS PID Q4
                                                1996
--------------------------------------------------------------------------------------------
  Coin      Dial Tone Coin First      ANID      GI to develop 1Q    [ * ]     [ * ]    [ * ]
--------------------------------------------------------------------------------------------
 2W UVG     DID DPO                   SSU-      Teltrend/NLC        [ * ]     [ * ]    [ * ]
 (Loop                                AUA5      developing
Reverse                                6
Battery)
--------------------------------------------------------------------------------------------
ISDN BRI    Basic Rate ISDN           SSU       Teltrend/NLC        [ * ]     [ * ]    [ * ]
                                                developing
--------------------------------------------------------------------------------------------
 Derived    Versus Alarm @            BNU/      GI/NLC POTS         [ * ]     [ * ]    [ * ]
            trademark by              TTU       interface will
            Pulsenet alarm                      have alarm
            service. Supports                   capability
            Derived Channel
            Multiplex Technology.
            Inband signaling
            plus 30Hz tone
--------------------------------------------------------------------------------------------
 Lottery    New England               SSU-      Teltrend/AT&T       [ * ]     [ * ]    [ * ]
 Circuit    lottery INC's UVDM        AUA2      /NLC
            linecard. Is a            32+
            proprietary TCM in        AUA1
            10KHz-112KHz               58
            similar to 56KHz
            DDS
--------------------------------------------------------------------------------------------
 Lottery    New York Lottery          SSU-      Teltrend/AT&T       [ * ]     [ * ]    [ * ]
 Circuit    Seiscor's Data Over       AUA2      /NLC
            Voice Linecard.           32+
            74KHz-200KHz FSK          AUA1
                                       58
--------------------------------------------------------------------------------------------
 DDS OCU    2,4,4,8,9,6,19,2,38,4,5   SSU-      Teltrend/NLC        [ * ]     [ * ]    [ * ]
 Dataport   6,64 & switched           AUA5
            56Kbs                      2
--------------------------------------------------------------------------------------------
 DDS DSO                              SSU-      Teltrend/NLC        [ * ]     [ * ]    [ * ]
 Dataport                             AUA
                                      34
--------------------------------------------------------------------------------------------
   DS1                                          GI/NLC to           [ * ]     [ * ]    [ * ]
                                                Develop Set &
                                                USAM
--------------------------------------------------------------------------------------------
2 Wire Non                            SSU-      Teltrend/NLC        [ * ]     [ * ]    [ * ]
 Switched                             AUA
 Special)                              43
--------------------------------------------------------------------------------------------

  Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  2996 NYNEX Corporation, All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES


--------------------------------------------------------------------------------------------
4 Wire Non                            SSU-      Teltrend/NLC        [ * ]     [ * ]    [ * ]
Switched                              AUA
Special)                               44
--------------------------------------------------------------------------------------------
2w FXO                                SSU-      Teltrend/NLC        [ * ]     [ * ]    [ * ]
                                      AUA
                                       42
--------------------------------------------------------------------------------------------
 2W FXS                               SSU-     Teltrend/NLC        [ * ]      [ * ]    [ * ]
                                      AUA
                                       43
--------------------------------------------------------------------------------------------
   4W                                 SSU-      Teltrend/NLC        [ * ]     [ * ]    [ * ]
(Switched                             AUA
 Special                               43
--------------------------------------------------------------------------------------------
   2W                                 SSU-      Teltrend/NLC        [ * ]     [ * ]    [ * ]
 RD/PLAR                              AUA
                                       45
--------------------------------------------------------------------------------------------
   4W
 RD/PLAR
--------------------------------------------------------------------------------------------
ISND PRI                                        GI/NLC to           [ * ]     [ * ]    [ * ]
                                                develop
                                                SET/USAM
--------------------------------------------------------------------------------------------
 Direct     Dual DID Card             SSU-      Teltrend            [ * ]     [ * ]    [ * ]
 Inward                               AUA       Channel/NLC
 (DID)                                56
--------------------------------------------------------------------------------------------
Switched    2W 56 (Datapath)          SSU       Teltrend            [ * ]     [ * ]    [ * ]
 56Kbs      Interfaces to Nortern               Channel/NLC
            Telecom DMS 100
            One Circuit/card
--------------------------------------------------------------------------------------------
P-Phone     EBS being evaluated
--------------------------------------------------------------------------------------------
Pots/ISDN   BNU-TIU e/w 5                       GI/NLC              [ * ]     [ * ]    [ * ]
 Hybrid     Pots & 1 ISDN
--------------------------------------------------------------------------------------------
Pots/Coin   BNU-TIU e/w 4                       GI/NLC              [ * ]     [ * ]    [ * ]
 Hybrid     Pots & 1 Coin
--------------------------------------------------------------------------------------------
  ANID,     GI/NLC                    NPM1      GI/NLC              [ * ]     [ * ]    [ * ]
 Single
POTS/UVG
--------------------------------------------------------------------------------------------
ANID, Dual  GI/NLC                    NPM2      GI/NLC              [ * ]     [ * ]    [ * ]
POTS/UVG
--------------------------------------------------------------------------------------------
  ANID,     GI/NLC                    NBM1      GI/NLC              [ * ]     [ * ]    [ * ]
Single iSDN
  U BRI
--------------------------------------------------------------------------------------------
  ANID,     GI/NLC                    NCM1      GI/NLC              [ * ]     [ * ]    [ * ]
Single Coin
--------------------------------------------------------------------------------------------
PID, Single GI/NLC                    PPM1      GI/NLC              [ * ]     [ * ]    [ * ]
POTS/UVG
--------------------------------------------------------------------------------------------

  Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES




Channel              Description        Code       CI/NLC        Lab       P.O.A.      G.A.
 Unit                                             Supplier
Service
----------------------------------------------------------------------------------------------
PID, DUAL              GI/NLC          PPM2        GI/NLC         [ * ]    [ * ]       [ * ]
POTS/UVG
----------------------------------------------------------------------------------------------
PID, ISDN              GI/NLC          PBM1        GI/NLC         [ * ]    [ * ]       [ * ]
U BRI
----------------------------------------------------------------------------------------------
SSU - 8-16                                        Teltrend        [ * ]    [ * ]       [ * ]
----------------------------------------------------------------------------------------------
PC ISDN               ISDN-NIC         PCBA                       [ * ]    [ * ]       [ * ]
 Card
----------------------------------------------------------------------------------------------
 PC Card              256 Kb/s        PCMA                        [ * ]    [ * ]       [ * ]
Multirate
 Adapter
----------------------------------------------------------------------------------------------
 MPEG-2                                                           [ * ]    [ * ]       [ * ]
Set-Top
 (DET)
includes
  NIM
----------------------------------------------------------------------------------------------
BIU Single            RF Modem At BNU                             [ * ]    [ * ]       [ * ]
----------------------------------------------------------------------------------------------
BIU Dual              RF Modem At BNU                             [ * ]    [ * ]       [ * ]
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

 3.  General System Document (GSD)

     SUPPLIER shall furnish NYNEX, within fourteen (14) days of execution of this AGREEMENT by both parties, a General System Document (GSD), which shall be defined as an integrated system design specification that reflects all system specifications which SUPPLIER has proposed to NYNEX throughout SUPPLIER's proposal to NYNEX's LRFP and RFP, as well as respective addendums thereto. All SUPPLIER activity under this Article shall be included in the [ * ]to NYNEX and/or its AFFILIATES.

 4.  Documentation Repository

     SUPPLIER and NYNEX shall jointly establish and maintain an electronic document depository and communications mechanism between each other. Furthermore; SUPPLIER and NYNEX shall each identify respective single points of contact in furtherance of such electronic document depository and communications mechanism. All SUPPLIER activity


     Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES

under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

5.   Hi-Rise

     NYNEX and/or its AFFILIATES and SUPPLIER shall continue to work toward an economical and efficient method of delivering telephony and broadband services in Hi-Rise environments where NYNEX and/or its affiliates have no access to coaxial riser facilities. This method may or may not use the architecture proposed in the RFP and RRP. SUPPLIER shall provide NYNEX and/or its AFFILIATES a mutually agreed upon Hi-Rise solution at the prices stated in RRP worksheet 2 under the following conditions: that the cable characteristics of the twisted pair meet the minimum industry specification. All alternatives shall be explored jointly by NYNEX and/or its AFFILIATES and SUPPLIER using technically feasible solutions available in the marketplace. SUPPLIER shall provide the mutually agreed to Hi-Rise solution at price equivalent to or less than those stated in the RRP worksheet 2 as follows:

-----------------------------------------------------------
Total Telephony and Video 1 Million HHP'd - [ * ] = [ * ]
-----------------------------------------------------------
@800,000 HHP'd Dense Urban and 200,000 HHP'd High
Rise
--------------------------------------------------

SUPPLIER shall offer to NYNEX and/or its AFFILIATES both an active and passive NT solution. The choice by NYNEX and/or its AFFILIATES between pursuing either an active or passive NT solution shall be based upon the characteristics of the wiring. All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES, unless wiring characteristics require an active NT at a price that will be mutually negotiated.

6.   Power

Supplier shall provide, at the prices included in this Agreement, a Remote Power supply (RPS) to NYNEX and its AFFILIATES which complies with the technical requirements and specifications of NYNEX and its AFFILIATES or exceeds those requirements which shall be designed for use with SUPPLIER platform. SUPPLIER may provide, upon acceptance by NYNEX and/or its AFFILIATES, a power system as substitute to the one originally proposed which shall meet the requirements and specifications of the RFP/RRP at the price quoted, as well as other options which offer a cost per line, ONU or home passed which is equal to or less than the costs of the originally proposed system, subject to acceptance of such alternative solutions by NYNEX and/or its AFFILIATES through the joint task force and in accordance with the terms for Change Order Management under this Agreement. SUPPLIER

     Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES

further agrees to provide any such alternative power systems to NYNEX and/or its AFFILIATES under the terms of this Agreement for lab evaluation and FOA.

SUPPLIER shall, at the request of NYNEX and/or its AFFILIATES, jointly work to evaluate proposed and other alternative power product line manufacturers to ensue compatibility with the SYSTEMS, PRODUCTS, MATERIALS, SOFTWARE, and COMPONENTS of those alternative power product line manufacturers to the extent indicated in the RFP/RRP specifications, and to the extend indicated in Article 12 (TR-909) requirements. SUPPLIES and NYNEX and/or its AFFILIATES agree that compatible manufacturers may be substituted at the discretion of NYNEX and/or its AFFILIATES under the terms for change order management under this Agreement, and such substitution shall not increase either a) the prices of the power system as provided by SUPPLIER in the RFP/RRP, or b) the cost for power as contained in the RFP/RRP responses in the cost allocation worksheets. SUPPLIER shall work with NYNEX and/or its AFFILIATES, as well as any third parties mutually agreed upon identified by NYNEX and/or its AFFILIATES, to develop alternative compatible power architectures for SUPPLIERS platform. SUPPLIER further agrees that, if an alternative power architecture is chosen by NYNEX and/or its AFFILIATES for a particular build, the power component shall not increase the prices for SUPPLIERS platform. Batteries supplied by SUPPLIER as a part of the remote power supplies (RPS) shall be based upon mutual agreement and acceptance by NYNEX and/or its AFFILIATES. The RPS furnished by SUPPLIER shall include all subsystems required to meet the specifications outlined in the original RFP.

SUPPLIER shall work with NYNEX and/or its AFFILIATES to provide RPS ancillary products or services that may be required to meet a variety of field conditions. This shall include, but not be limited to, pole mounting apparatus and underground battery burial compartments. SUPPLIER shall provide to NYNEX and/or its AFFILIATES adequate copies of the software needed for remote interfacing with the RPS, SUPPLIER shall provide to NYNEX a fully functional RPS (either
[ * ] or [ * ]) for use in NYNEX's lab simulation. SUPPLIER and its RPS supplier(s) shall provide setup and check-out assistance to NYNEX personnel on the RPS at the NYNEX selected lab. Should NYNEX decide to use the proposed [ * ] RPS, SUPPLIER shall make [ * ] and [ * ] style power supply cabinets available for locations requiring more than [ * ]. Furthermore, power specifications of, but not limited to, the BDTs, BNUs and active NIDs shall not deviate from specifications previously presented to NYNEX. All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

7.    Laboratory

      During the Laboratory evaluation, SUPPLIER shall provide NYNEX with full test documentation, results, third party testing methodology, and all pertinent compliance information. Detailed schedules shall be provided by SUPPLIER to NYNEX for all new equipment, equipment changes, and system configurations, including but not limited to,

Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   APPENDIX X:
                          MODIFICATIONS TO APPENDICES



software, hardware, functionality, methods and procedures and documentation. These schedules shall include dates for pre-production, laboratory, production, and general availability versions. All software upgrades, hardware upgrades and system upgrades shall be made available by SUPPLIER for testing at a designated NYNEX location with suitable lead-time to insure functionality prior to release into the NYNEX network. SUPPLIER shall have personnel on-site for a mutually agreeable specified time. If directed by NYNEX, SUPPLIER shall perform the installation and pre-packaging of the laboratory related equipment at no cost to NYNEX. SUPPLIER shall furnish NYNEX training for the laboratory personnel and associated documentation. SUPPLIER shall provide 3 laboratory systems for component, pair-wise, and integration testing. The respective systems are for OSP & Telephony, VSP integration testbed and a transportable. Supplier shall work to mutually define the configuration and functionality of the portable test unit.

        During the term of the lab evaluation, all equipment, Software, and materials provided by SUPPLIER to NYNEX shall remain SUPPLIER property and title will not pass to NYNEX and/or its AFFILIATES. The equipment, Software, and materials provided by SUPPLIER during the course of the evaluation period may be pre-production, prototype, or experimental in nature. Since title resides with SUPPLIER at all times, no warranties, expressed or implied, exist for trial equipment. During the course of the evaluation, NYNEX shall be responsible to insure that: a) access to SUPPLIER equipment is restricted to its employees or contractors who have need to access the equipment, b) NYNEX will take reasonable precautions to protect SUPPLIER equipment in its facility from access by other suppliers or personnel not employed by NYNEX, and c) NYNEX provides the same degree of security and protection to SUPPLIER equipment as it does its own equipment while in NYNEX possession. NYNEX agrees that NYNEX and its employees shall not directly, in reference to SUPPLIER equipment, Software and materials provided to NYNEX during the course of the evaluation, (i) sell, lease, sublicense or otherwise transfer, and furthermore, shall not (ii) decompile, dissemble, or otherwise analyze for reverse engineering purposes, including all trade secrets and confidential information therein. SUPPLIER shall periodically inform NYNEX of new enhancements, features, or product levels available for evaluation and, furthermore, shall request from NYNEX permission to perform any necessary upgrades or changes. NYNEX shall cooperate with SUPPLIER in scheduling and facilitating such activities. NYNEX shall assume responsibility for any damages, thefts, or other losses while SUPPLIER equipment is in their facility during the evaluation period. SUPPLIER shall provide adequate on-site, as well as remote (telephone "hotline") technical support, for the evaluation period. SUPPLIER shall, upon request to NYNEX, be provided reasonable access to the lab and its equipment, and a dial-in modem line may be provided, upon mutual agreement, for remote diagnostic and trouble shooting support directly into SUPPLIER equipment. During the evaluation period, all Software License Programs, as well as third party licenses, are offered on loan, with no grant of license. NYNEX may not adapt, modify, copy or convert any Software License Programs or sub-license programs at any time. NYNEX shall install and use Software License Programs only on those workstations and operating systems provided by SUPPLIERS or identified in SUPPLIER specifications and such Software License Programs shall be operated by NYNEX with reasonable network security from external access. Upon expiration of the evaluation period, all Software License



  Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

                    APPENDIX X: MODIFICATIONS TO APPENDICES

Programs shall promptly be returned intact and in their original format, with all records or copies deleted by NYNEX from NYNEX databases. Property loaned to NYNEX by SUPPLIER under this AGREEMENT shall be returned to SUPPLIER within ten
(10) days of expiration of the Evaluation Period and termination of the Lab Evaluation. Property shall be returned in its original carton and packaging, or in carton and packaging provided by or specified by SUPPLIER. Either party to this AGREEMENT may, with thirty (30) days written notice, terminate the Lab Evaluation without obligation or penalty, provided the terms of this AGREEMENT are fulfilled. All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

8. Training

     SUPPLIER shall furnish three (3) training systems to NYNEX. SUPPLIER shall train thirty (30) NYNEX trainers. Each of these trainers shall be trained to teach all four (4) parts of SUPPLIER's complete training package (estimated to be a seven to ten day training effort). Each trainer trained shall be Certified by SUPPLIER. Furthermore, SUPPLIER agrees that additional personnel of NYNEX and/or its AFFILIATES shall have the opportunity to attend the thirty (30) two week "train-the-trainer" classes for the thirty (30) identified trainers at no cost to NYNEX and/or its AFFILIATES. The number of personnel of NYNEX and/or its AFFILIATES to attend each class is at NYNEX's and/or its AFFILIATES' discretion. NYNEX understands that SUPPLIER will not guarantee or supply any Certification for those additional NYNEX and/or its AFFILIATES personnel or the trainer in a session if: a) an individual attends for less than the entire "train-the-trainer" course (SUPPLIER will not track or speak for their competence) or if: b) more than nine individuals are designated by NYNEX and/or its AFFILIATES to attend the "train-the-trainer" class. NYNEX shall receive from SUPPLIER a minimum of thirty (30) original sets of documentation for the NYNEX trainers and NYNEX shall have unlimited rights to duplicate such documentation. The additional personnel that attend the "train-the-trainer" class shall each receive a complete set of original training documentation. SUPPLIER shall train fifty (50) people, to be designated by NYNEX, for the FOA within the areas of engineering and operations and shall also supply corresponding training documentation for each trainee. SUPPLIER shall furnish training for the laboratory personnel along with associated training documentation. SUPPLIER shall hire one additional "floating" trainer to act at the discretion of NYNEX and/or its AFFILIATES. If NYNEX and/or its AFFILIATES identify or require additional training, up to and beyond what was negotiated, SUPPLIER shall adhere to the following guidelines:

A) Hire additional personnel for training to meet NYNEX's and/or its AFFILIATES' additional requirements;
B) Submit travel and expense costs to NYNEX and/or its AFFILIATES for up to, but not exceeding, thirty (30) trips for which NYNEX and/or its AFFILIATES shall reimburse SUPPLIER; and
C)   SUPPLIER shall prorate these costs.

Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES


NYNEX and SUPPLIER shall, at the appropriate time, jointly produce and fully develop the remaining training details.

All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES up to the amount negotiated.

 9.  NIM

     SUPPLIER shall provide interface specifications sufficient for CPE vendors, identified by NYNEX, to design and build CPE compatible with SUPPLIER system and having the capability to work with SUPPLIER system on the NYNEX network. Within thirty (30) days following SUPPLIER execution of this AGREEMENT, formal specifications shall be made available by SUPPLIER, upon request, to such CPE vendors. Any subsequent changes applicable to SUPPLIER specifications shall be incorporated by SUPPLIER into the specifications and SUPPLIER shall retransmit the then modified specifications to previously requesting CPE vendors. Due to SUPPLIER integration effort with NYNEX identified CPE vendors, SUPPLIER AND NYNEX shall mutually agree upon a reasonable license fee/royalty that is based on the rates commercially available in the market place. SUPPLIER shall provide timely technical assistance, which shall consist of the integration effort and which would be provided under the license fee to such CPE vendors, as would be helpful in the design and manufacture of CPE.

10.  OSS

     SUPPLIER shall provide to NYNEX, if so directed by NYNEX, a DCE/RPC interface from the EMS to the VIP Gateway, for a cost to NYNEX which shall be mutually agreed upon and not to exceed [ * ].

11.  Asset Inventory Management

     SUPPLIER shall, during the First Office Application (FOA), maintain sufficient provisions of spares so as to supply NYNEX for unforeseen failures within twenty four (24) hours from the request of NYNEX SUPPLIER agrees that, during such FOA period, it shall maintain at [ * ] spare levels all inventory supplied to NYNEX. Furthermore, within ninety (90) days of the completion of negotiations between SUPPLIER and NYNEX, SUPPLIER and NYNEX shall mutually agree upon an appropriate level of spares so as to allow NYNEX a reasonable response, that being within twenty four (24) hours, to an unforeseen service related failure of the NYNEX SDV network deployed at any given time. NYNEX reserves the right to review and recommend adjustments to the level of appropriate spares at any point in time, based on the actual performance of the NYNEX SDV network. All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

     Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES


12.  Supplier Key Personnel

     Rick Freidland, or his successor(s), shall be the designated individual appointed by SUPPLIER to possess full oversight responsibilities as to SUPPLIER for purposes of this AGREEMENT.

     Bill Weeks, or his successor(s) in that position or responsibility, shall be [ * ] to the project hereunder this AGREEMENT.

     SUPPLIER, subject to NYNEX's right of review, approval and change, shall appoint for purposes of this AGREEMENT, a Vice-President of Technology, an Overall Program Director, a New England District Director and a New York District Director.

All SUPPLIER activity under this Article shall be included in the [ * ] per HHP cost structure to NYNEX and/or its AFFILIATES.

13.  Schedule & Deployment

The terms and conditions of the contract are scaleable up to 5 million households passed (HHP).

SUPPLIER and NYNEX shall jointly establish a mutually agreeable 12 month rolling and a multi-year forecast window for the implementation of the backbone.

NYNEX and SUPPLIER agree to the following two options for deployment of the infrastructure hereunder.

Option 1: A four year time frame to deploy the infrastructure with that time frame commencing at the acceptance of the FOA telephony.

The project is defined to be:

     Infrastructure of 800,000 HHP
     832,000 pots lines over the life (12 years)
     60,160 video lines over the life (12 years)

     Year-to-year Infrastructure deployment:
     1997 numbers include FOA numbers.
     1997: 50,000 HHP with 10% flexibility
     1998: 250,000 HHP with 10% flexibility
     1999: 250,000 HHP with 10% flexibility
     2000: 250,000 HHP

Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                    APPENDIX X: MODIFICATIONS TO APPENDICES

Telephony Lines:
1997:   3,000 lines with 10% flexibility
1998:  54,400 lines with 10% flexibility
1999: 102,200 lines with 10% flexibility
2000:  88,000 lines with 10% flexibility
2001:  73,500 lines with 10% flexibility
2002:  73,500 lines with 10% flexibility
2003:  73,500 lines with 10% flexibility
2004:  73,500 lines with 10% flexibility
2005:  73,500 lines with 10% flexibility
2006:  73,500 lines with 10% flexibility
2007:  73,500 lines with 10% flexibility
2008:  56,200 lines with 10% flexibility
2009:  14,500 lines

Video Lines:
1997: 0 lines
1998: 1,680 lines with 10% flexibility
1999: 4,880 lines with 10% flexibility
2000: 7,440 lines with 10% flexibility
2001: 5,520 lines with 10% flexibility
2002: 6,480 lines with 10% flexibility
2003: 4,880 lines with 10% flexibility
2004: 6,480 lines with 10% flexibility
2005: 4,880 lines with 10% flexibility
2006: 4,880 lines with 10% flexibility
2007: 4,880 lines with 10% flexibility
2008: 4,880 lines with 10% flexibility
2009: 3,280 lines

Option 2: A five year time frame to deploy the infrastructure with that time frame commencing at the acceptance of the FOA telephony.

The project is defined to be:

      Infrastructure of 800,000 HHP
      893,000 pots lines over the life (12 years)

      Year-to-year Infrastructure deployment:
      1997:  30,000 HHP (numbers include FOA numbers)
      1998: 100,000 HHP
      1999: 250,000 HHP
      2000: 250,000 HHP
      2001: 170,000 HHP

 Notice: Note for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES

     TELEPHONE LINES:
     1997:  20,000 lines
     1998:  80,000 lines
     1999: 200,000 lines
     2000: 200,000 lines
     2001: 200,000 lines
     2002:  50,000 lines
     2003:  50,000 lines
     2004:  50,000 lines
     2005:  25,000 lines
     2006:  25,000 lines
     2007:  20,000 lines
     2008:  13,000 lines
     2009:  10,000 lines

On July 1, 1997, SUPPLER shall request a response from NYNEX as to which of the above options NYNEX shall pursue.

All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

14.  Options.

     SUPPLIER shall submit a proposal to NYNEX in reference to the purchase of the OSP Design Tool by NYNEX. NYNEX shall make a decision on whether to purchase the OSP Design Tool after the ability to evaluate several alternatives. Such an evaluation and purchase is purely an option to NYNEX and no obligation exists on NYNEX to execute that option to any degree.

SUPPLIER and NYNEX shall negotiate a mutual agreeable business arrangement regarding NYNEX's Level 1 Gateway.

15.  VSP Architecture & Control

     15.1 Requirements and Architecture Documents

     The documents listed below are the complete set of requirements, architecture and specification documents relevant to the NYNEX Video Services Platform for Release 1. These supersede any VSP related documents which may have previously been delivered to SUPPLIER, or may have been referred to in the Letter of Intent.

     1.   VDT Service Requirements, Version 2.1 (Annotated) TM95-0027, March
1996
     2. VSP System Requirement Specifications, Version 1.4, TM95-0034, October 13, 1995

Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES



     3.   Addendum to VSP SRS v1.4, TM96-0054, Version 1.0 - Draft, June 6, 1996

     4. VSP Access Subsystem Controller (ASC) Generic External Interface and Core to SDV Implementation Document, Version 1.0, TM96-0049, May 15, 1996

     5.   VSP System Design Specifications for SDV Based Platforms, Version 2.1
          - Draft, TM95-076, October 2, 1996

     6. Full Service Network High Speed Data Requirements, Version 1.0, January 1996

     7. BSP System Requirements Specification, Version 1.7 - Draft, TM96-0066, August 1, 1996

Any changes to these requirements shall be communicated to SUPPLIER by NYNEX through appropriate updates to these documents, using the change management process indicated in this AGREEMENT. SUPPLIER has indicated in writing that SUPPLIER system is in compliance with these documents except as indicated in a letter (contained in Appendix H) dated October 7, 1996 from Matthew Nguyen of SUPPLIER to Christopher J. Carey NYNEX.

     15.2 Schedule for Software Development by SUPPLIER

     The following schedule defines SUPPLIER's delivery obligations for developing the Access Specific Part of the Access Subsystem Controller (ASC). This schedule leads to the ASC being available, for QA & integration testing, seven months after the development starts.


============================================================================================
ITEM             PROJECT PLAN ASSUMPTION              RESPONSIBILITY          DUE DATE
--------------------------------------------------------------------------------------------
  1      Approval of GI/NLC software development          NYNEX                 start
         project
--------------------------------------------------------------------------------------------
  2      Agree on internal (core to GI/SDV Message       NYNEX &           start + 1 month
         set) interfaces TM95-0049 v2.0                   GI/NLC
         (modification of current document v1.0)
--------------------------------------------------------------------------------------------
  3      GI/SDV Broadcast and Interactive component       GI/NLC           start + 6 months
         available for ASC Component Development
         Testing
--------------------------------------------------------------------------------------------
  4      Test Plans for the GI/SDV component delivered    GI/NLC           start + 6 months
--------------------------------------------------------------------------------------------
  5      Design Specification for the GI/SDV component    GI/NLC           start + 6 months
         delivered
--------------------------------------------------------------------------------------------
  6      GI on site, at the Work Location specified in      GI                  7th month
         testing section of SOW, during ASC Component
         Development Testing
--------------------------------------------------------------------------------------------
  7      ASC available for QA & integration with rest     NYNEX            start + 7 months
         of VSP
============================================================================================

Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  APPENDIX X:
                          MODIFICATIONS TO APPENDICES


        15.3.   Plan to Address Bandwidth Limitations of BDT

        SUPPLIER and NYNEX acknowledge that the current design of SUPPLIER system specifies two OC-12c interfaces at the HDT for Broadcast Services and one OC-12c interface for Interactive Services as well as that NYNEX marketing requirements (as indicated in the RFP and RRP) exceed these capacities. SUPPLIER shall pursue and propose to NYNEX viable cost effective capacity upgrade strategies that shall, at a minimum, provide one additional OC-12c interface for NYNEX Broadband Services. This upgrade on the part of SUPPLIER shall be accomplished without excessive down time for existing system retrofits (backwards compatibility). The cost to NYNEX for this additional capacity shall not exceed the cost for the initial OC-12c capability on a per bandwidth unit basis. The upgrade requirements, specifications and costs shall be negotiated between SUPPLIER and NYNEX within the parameters of the change of scope section of this AGREEMENT. SUPPLIER shall provide NYNEX, by March 1, 1997, a proposal outlining the technical approach to such capacity upgrade, the implications on service to perform the upgrade, and budgetary pricing for development. SUPPLIER shall simultaneously provide to NYNEX a development schedule with an intent of a trial unit being available by [ * ].


        15.4.  Independence of Telephony and Video Engineering Guidelines

        SUPPLIER asserts that if NYNEX chooses to design a telephony first network, there will be no re-engineering necessary to incorporate video at a future date as SUPPLIER system shall be video capable.

ALL SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

16.     EMS

        The EMS cost to NYNEX shall be [ * ] for one million households passed
(HHP). NYNEX shall pay a fixed incremental portion of this for every BHDT deployed. Upon attaining the [ * ] threshold, this cost shall be removed from the BHDT cost. Beyond one million HHP, SUPPLIER shall grant a perpetual RTU to NYNEX and/or its AFFILIATES without limitation or restriction to quantity of HHP. This is a single fee of [ * ]. This fee shall also entitle NYNEX to all upgrade and new generic releases for the life of this AGREEMENT.

17.     Travel & Expenses

        NYNEX's and/or its AFFILIATES' travel and expense guidelines may apply, at the discretion of NYNEX and/or its AFFILIATES, to SUPPLIER personnel during and only for



  Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES

their active support this AGREEMENT. Furthermore, SUPPLIER personnel shall be required, at the discretion of NYNEX and/or its AFFILIATES, to complete and submit a written report of such travels and expenses, in a mode and deliverable to a location, as indicated by and acceptable to NYNEX and/or its AFFILIATES. SUPPLIER shall not disclose any NYNEX proprietary information to which SUPPLIER gains knowledge of within its compliance with this Article.

18. Payment for termination for convenience

     In the event of termination for convenience by NYNEX, NYNEX shall purchase and SUPPLIER shall furnish an equivalent number of telephony cards so as to outfit/service the respective HHP infrastructure that was complete at the time of termination and not yet equipped for telephony service.

For the period of October 17, 1996 through February 1, 1997, NYNEX shall be limited, in accordance with Article 7, Section 7.2 (entitled Termination for Convenience) of this AGREEMENT to a maximum of [ * ] for Orders placed for the FOA Project and for any other obligation or liability arising out of this AGREEMENT. SUPPLIER shall not be liable to make delivery of any Orders placed by NYNEX in excess of [ * ] until such time as this limit has been removed or amended by NYNEX and SUPPLIER and NYNEX have established a mutually agreeable twelve (12) month rolling and a multi-year forecast window for the implementation of the backbone.

All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

19.  Material & Apparatus

     SUPPLIER shall include third party lab testing to Bellcore Specifications for ONU cabinets including certification to: TA-NWT-000487, Generic Requirements for Electronic Equipment Cabinets and GR-1089-CORE, Electronmagnetic Compatibility and Electrical Safety - Generic Criteria for Network Telecommunication Equipment, Section 3 Electromagnetic Interference (EMI). All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

20.  Software Related Documentation

     In addition to what is also stated within this AGREEMENT, related documentation shall mean DOCUMENTATION as to SOFTWARE hereunder this AGREEMENT pertaining to, but not limited to, the manufacturer, type/model, configuration and engineering change level of the specific development processor used to code/develop and compile/interpret the

Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES



source code. Additionally all host/server/workstation environment information shall include, but not be limited to, specific operating system versions/releases, all corrective service applied, all system configurations/generations and parameters/information, all compiler information and specific parameters used at the time of source code development and subsequent object code generation. Furthermore, all such information shall include relevant file management/relational database management systems and all other application programs, application program modules, LOADABLE MODULES, OBJECT CODE, DLLs' and file management systems that the source code and subsequent object code reference and link/bind in order to produce the executable code delivered to NYNEX and/or its AFFILIATES. All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

21.  Source Code

     OBJECT CODE/DYNAMIC LINK LIBRARIES (DLLs') shall mean a computer program in the form of machine language that has been generated as the output of processing SOURCE CODE through a compiler/interpreter transforming the SOURCE CODE instructions into lower level machine language instructions suitable for execution when all internal references have been resolved relative to all file management/relational database pointers and all control system/operating system/network management/requisite application program pointers. A LOADABLE MODULE shall mean output of a process that has input OBJECT CODE into a linking/ binding process which has resolved/established all internal pointers such that the output code, once loaded into a system, can be executed without further processing. All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES.

22.  Custom Development or Modification

     In the event NYNEX and/or its AFFILIATES submits to the SUPPLIER a specification for custom development or for changes in existing SOFTWARE, SUPPLIER shall provide, upon request from NYNEX and/or its AFFILIATES, in a timely and appropriate manner and within a format mutually agreed upon and acceptable to NYNEX and/or its AFFILIATES or its designated third party, the interface specification to relevant SUPPLIER furnished systems. If applicable, SUPPLIER and NYNEX shall negotiate and mutually agree upon appropriate license fees or royalties. SUPPLIER shall provide interface information related to those interfaces to NYNEX systems or other network elements operating with and to the SOFTWARE in a form such that NYNEX or a NYNEX designated third party shall be able to design and code such custom development or changes. Such information shall include, at a minimum, file layouts, message codes, processing flows, alarm criteria/error handling routines and all relevant DOCUMENTATION. All custom development efforts or modifications to existing SUPPLIER SOFTWARE, requested by NYNEX and/or its

Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES


AFFILIATES and performed by SUPPLIER, shall be priced by SUPPLIER in accordance with the pricing guidelines established by this AGREEMENT and shall be submitted with a detailed project implementation plan for the custom development/modification. The project plan shall include, at a minimum, the identification of all personnel to be assigned to the project, their specific functions relative to the project, their resumes, and a complete cost rollup of each project members' costs within an appropriate and reasonable time interval (day/week/month/year) period and such shall be a reimbursable expense to the project. NYNEX reserves the right to approve all such project plans and costs. NYNEX and SUPPLIER shall jointly review and agree to any proposed staff assigned to such projects. SUPPLIER agrees to make a best effort to accommodate NYNEX as to its requested response date for any and all such project plans and, if applicable, implementation/deliverable dates. SUPPLIER shall fully cooperate and support the testing and integration of all such custom developments/modifications even if done by a third party in order to achieve the objectives of NYNEX and/or its AFFILIATES in undertaking such custom development/modification project(s). Any costs associated with required changes to SUPPLIER SOFTWARE and SUPPLIER provided system/electronic interfaces which were precipitated by omissions to the interface specifications provided by SUPPLIER, and subsequently used to cost out the project, shall be borne by SUPPLIER. SUPPLIER agrees that once such a project is undertaken by NYNEX and/or its AFFILIATES to implement such custom development/modification, any interface specifications and subsequent enablement of such an interface shall not be altered by SUPPLIER unless specifically approved in writing by NYNEX.

23.  Illicit Code

     SUPPLIER shall possess and institute an auditable quality control and inspection procedure in order to verify that all machine readable medium is free of ILLICIT CODE prior to being used to transfer code to NYNEX and/or its AFFILIATES. In addition, SUPPLIER shall possess and institute a secure process to assure that all code transmitted to and received by NYNEX and/or its AFFILIATES via EDI methods is free of ILLICIT CODE. All SUPPLIER activity under this Article shall be included in the [ * ] to NYNEX and/or its AFFILIATES

24.  ASC Pricing

     SUPPLIER and NYNEX shall jointly develop the access interface portion of the Access System Controller (ASC) subject to acceptance by SUPPLIER of the NYNEX specification and a mutually agreed upon scope of work. Such joint development by SUPPLIER and NYNEX shall be governed by the following terms:

A.) SUPPLIER licensed product or NYNEX licensed product with grant back license to SUPPLIER:



     Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                          APPENDIX X: MODIFICATIONS TO
                                   APPENDICES

A one-time Non-Recurring Engineering fee (NRE) of [ * ] payable by NYNEX to SUPPLIER, upon NYNEX'S acceptance of the scope of work and issuance by NYNEX of an Order and either, at the option of NYNEX, a payment by NYNEX to SUPPLIER of an unlimited license fee of [ * ] . For licenses required by NYNEX and/or its AFFILIATES beyond one million HHP, a fee of [ * ] shall be payable by NYNEX and/or its AFFILIATES to SUPPLIER and shall entitle NYNEX and/or its AFFILIATES to a perpetual and unlimited use license for ASC. The warranty provided by SUPPLIER to NYNEX and/or its AFFILIATES shall be for a term of [ * ] as provided under Article 13 of this AGREEMENT.

B.)  NYNEX owned license (Work made for hire)

A Non-Recurring Engineering fee (NRE) of [ * ] shall be paid by NYNEX to SUPPLIER upon acceptance by NYNEX of the scope of work and issuance of an Order. Upon acceptance by NYNEX of Software hereunder, NYNEX shall pay to SUPPLIER a lump sum fee of [ * ] in exchange for which SUPPLIER shall transfer to NYNEX license, title and ownership of said Software and all rights therein, including all related Source Code and technical documentation. Upon transfer of license, title and ownership to Software, all obligations of warranty and technical support by SUPPLIER under Article 13, section 13.2 of this AGREEMENT shall be deemed fulfilled. SUPPLIER shall in no way be prevented or precluded in its subsequent development of similar or comparable or functionally equivalent interfaces based upon published or recognized industry standards as may be contained in the ASC.

25.  Future Features Development Payment Methodology

     SUPPLIER shall price future changes in scope of work (custom, feature, enhancements to SOFTWARE) to NYNEX and/or its AFFILIATES as follows:

A.) A one-time payment upon acceptance by NYNEX and/or its AFFILIATES if total cost for the scope of work is less than [ * ].

B.) If total cost for the scope of work is [ * ] or greater, a price mutually agreed upon by SUPPLIER and NYNEX and/or its AFFILIATES shall be allocated on a per BDT basis. The price allocated shall be based upon the total cost of the number of BDTs committed in the [ * ] passed (HHP) or one thousand (1000) BDTs, NYNEX agrees that, depending on the timing involved, this allocation shall include both BDTs installed and those remaining within the commitment.

C.) SUPPLIER shall offer NYNEX a one-time unlimited perpetual license beyond [ * ] passed (HHP).



  Notice: Not for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
          2996 NYNEX Corporation. All rights reserved.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                    APPENDIX X: MODIFICATIONS TO APPENDICES

In the event NYNEX elects to own license and title to a SUPPLIER developed Software product as work made for hire, payment to SUPPLIER by NYNEX shall be required upon NYNEX acceptance of said Software. SUPPLIER and NYNEX shall have the ability to negotiate interim payments, such as, but not limited to, progressive payments, in the event the work effort is a.) of a large volume, and b.) over an extended development and test period.

SUPPLIER and NYNEX agree to negotiate any and all reasonable payment methodology so as to provide NYNEX a "pay as you go" method over the project term within the restriction that such a methodology shall have the ability to be tracked by SUPPLIER's customer support database for warranty, possesses the ability to be tied to an identifiable "trigger" and meets the requirements of both SUPPLIER and NYNEX and/or its AFFILIATES for purchase order/invoice administration.

26. ONU Production

General Instrument will work with NYNEX to develop a plan to address this issue that is satisfactory to NYNEX.

27. Methods & Procedures

General Instrument will work with NYNEX to develop a plan to address this issue that is satisfactory to NYNEX.

28. Engineering & Design

General Instrument will work with NYNEX to develop a plan to address this issue that is satisfactory to NYNEX.

29. Engineering Guidelines

General Instrument will work with NYNEX to develop a plan to address this issue that is satisfactory to NYNEX.

30. FOA Schedule & Delivery

General Instrument will work with NYNEX to develop a plan to address this issue that is satisfactory to NYNEX.



Notice: Note for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.

                    APPENDIX X: MODIFICATIONS TO APPENDICES

31. TECHNICAL AND PRODUCT SUPPORT

General Instrument will work with NYNEX to develop a plan to address this issue that is satisfactory to NYNEX.


Notice: Note for use or disclosure outside of the NYNEX Corporation or any of its subsidiaries except under written agreement.
                  1996 NYNEX Corporation. All rights reserved.